UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
AMB PROPERTY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 26, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of AMB PROPERTY CORPORATION. The Annual Meeting will be held on May 10, 2007, at 1:00 p.m., Pacific time, at AMB Property Corporation’s global headquarters, which are located at Pier 1, Bay 1, San Francisco, California 94111. Information about the Annual Meeting and the matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement that follow. Also included is a proxy card and return envelope.

It is important that your shares be represented at the meeting. Whether or not you plan to attend, please complete and return your proxy card in the enclosed envelope as promptly as possible. You may also vote your proxy via the Internet or by telephone. Returning your proxy does not deprive you of your right to attend the meeting and vote your shares in person.

AMB’s 2006 Annual Report is also enclosed. We encourage you to read our Annual Report and hope you will find its message interesting and useful. Thank you for your continued interest in AMB.

Sincerely,

HAMID R. MOGHADAM
Chairman and CEO

This proxy statement and accompanying form of proxy are first being mailed to you on or about March 26, 2007.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 10, 2007
PROXY STATEMENT
QUESTIONS AND ANSWERS
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF BUSINESS CONDUCT
STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS
AVAILABLE INFORMATION
PROPOSAL 3: APPROVAL OF AMENDED AND RESTATED 2002 STOCK OPTION AND INCENTIVE PLAN
STOCKHOLDER PROPOSAL
OTHER MATTERS
APPENDIX A
THE AMENDED AND RESTATED 2002 STOCK OPTION AND INCENTIVE PLAN
APPENDIX B
Compensation Committee Charter

AMB PROPERTY CORPORATION
Pier 1, Bay 1
San Francisco, California 94111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 10, 2007

To the Stockholders of AMB Property Corporation:

TIME	1:00 p.m., Pacific time, on May 10, 2007

PLACE	AMB Property Corporation Pier 1, Bay 1 San Francisco, California 94111

ITEMS OF BUSINESS	1. To elect nine directors to our Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

3. To approve the Amended and Restated 2002 Stock Option and Incentive Plan.

4. To vote on a stockholder proposal, if properly presented at the Annual Meeting.

5. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

RECORD DATE	Holders of shares of our common stock of record at the close of business on March 6, 2007 are entitled to notice of and to vote at the Annual Meeting.

ANNUAL REPORT	Our 2006 Annual Report is enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by one of the following methods: vote by proxy over the Internet, by telephone or by mail using the instructions on the enclosed proxy card. Any proxy may be revoked in the manner described in the accompanying proxy statement at any time prior to its exercise at the Annual Meeting.

By Order of the Board of Directors,

TAMRA D. BROWNE
Senior Vice President, General Counsel
and Secretary

March 26, 2007
San Francisco, California

AMB PROPERTY CORPORATION
Pier 1, Bay 1
San Francisco, California 94111

ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 10, 2007

PROXY STATEMENT

INFORMATION CONCERNING THE PROXY MATERIALS AND THE ANNUAL MEETING

Our Board of Directors is soliciting proxies to be voted at the 2007 Annual Meeting of Stockholders and at any adjournment(s) or postponement(s) thereof. You are invited to attend our Annual Meeting of Stockholders to be held on May 10, 2007 at our global headquarters, which are located at Pier 1, Bay 1, San Francisco, California 94111, beginning at 1:00 p.m., Pacific time (the “Annual Meeting”).

Your vote is very important. For this reason, our Board of Directors is requesting that you permit your common stock to be represented at the meeting by the proxies named on the enclosed proxy card. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Voting materials, which include this proxy statement, the proxy card and our 2006 Annual Report to Stockholders were mailed to stockholders on or about March 26, 2007. Our global headquarters are located at Pier 1, Bay 1, San Francisco, California 94111, telephone (415) 394-9000. References herein to “we,” “us,” “our,” the “company” and “AMB” refer to AMB Property Corporation and its subsidiaries, unless the context otherwise requires.

QUESTIONS AND ANSWERS

Q:	Who may vote at the Annual Meeting?

A:	Holders of record of AMB Property Corporation common stock at the close of business on the record date, March 6, 2007, are entitled to notice of and to vote at the Annual Meeting. As of March 6, 2007, there were 98,952,696 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Q:	What proposals will be voted on at the Annual Meeting?

A:	At the Annual Meeting, you will be asked to consider and vote upon four items of business.

1. The election of nine directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007;

3. To approve the Amended and Restated 2002 Stock Option and Incentive Plan; and

4. To vote on a stockholder proposal, if properly presented at the Annual Meeting.

We will also consider other business that may properly come before the Annual Meeting.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote:

• “FOR” each of the nominees to the Board;

• “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007;

• “FOR” approval of our Amended and Restated 2002 Stock Option and Incentive Plan; and

• “AGAINST” the stockholder proposal regarding pay-for-superior-performance.

Q:	What is the vote required to approve each of the proposals?

A:	The following table sets forth the voting requirement with respect to each of the proposals:

Proposal 1	Election of Directors	Each director must be elected by a majority of the votes cast, assuming that the number of nominees equals the number of available director positions. Accordingly, to elect a particular director nominee, the number of votes cast ‘‘FOR” a director nominee by the holders of shares entitled to vote on the election of directors and represented in person or by proxy at the Annual Meeting must exceed the number of such votes cast ‘‘AGAINST” that director nominee. In the event that there are more nominees than the number of available director positions, directors are elected by a plurality of the votes cast. Please see the section entitled ‘‘Adoption of Majority Vote Standard for Election of Directors” for a more detailed description of the majority voting procedures in our Bylaws and Corporate Governance Principles.
Proposal 2	Ratification of appointment of independent registered public accounting firm	To be approved by stockholders, this proposal must receive the affirmative ‘‘FOR” vote of a majority of votes cast on this proposal at the Annual Meeting.
Proposal 3	Approval of AMB’s Amended and Restated 2002 Stock Option and Incentive Plan	To be approved by stockholders, this proposal must receive the affirmative ‘‘FOR” vote of a majority of votes cast on this proposal at the Annual Meeting, and the total vote cast on the proposal must represent over 50% of the shares of our common stock entitled to vote on the proposal.
Proposal 4	Stockholder proposal regarding pay-for-superior performance	To be approved by stockholders, this proposal must receive the affirmative ‘‘FOR” vote of a majority of votes cast on this proposal at the Annual Meeting.

For the election of directors, abstentions and, if applicable, broker non-votes are not counted as votes cast and will have no effect on the result of the vote. Abstentions and, if applicable, broker non-votes will have no effect on the proposal to ratify the selection of our independent registered public accounting firm or the stockholder proposal. Under the New York Stock Exchange rules, for purposes of the vote to approve the Amended and Restated 2002 Stock Option and Incentive Plan, an abstention constitutes a vote cast, and a broker non-vote does not. If holders of more than 50% of all securities entitled to vote on the proposal cast votes, a broker non-vote will not have any effect on the result of the vote, while an abstention will have the same effect as a vote against the proposal.

Q:	What is the quorum requirement for the meeting?

A:	A majority of the shares of common stock outstanding as of the record date must be represented, in person or by proxy, at the Annual Meeting in order to hold the meeting and transact business. This is called a quorum.

Your shares are counted as present at the meeting if you:

• are present and entitled to vote in person at the meeting; or

• have properly submitted a proxy card or voted by telephone or by using the Internet.

If you are present at the meeting in person or by proxy, but you abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote.

Broker “non-votes” are also counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares of our common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Your vote is important. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the proxy materials and proxy card are being sent directly to you by AMB. As the stockholder of record, you have the right to vote in person at the meeting. If you choose to vote in person at the meeting, you can bring the enclosed proxy card or vote using the ballot provided at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Most of our stockholders hold their shares in street name through a stockbroker, bank or other nominee rather than directly in their own name. In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, which will give you the right to vote the shares at the meeting. You will need to contact your broker, trustee or nominee to obtain a legal proxy, and you will need to bring it to the meeting in order to vote in person.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy, or, for shares held in street name, by submitting voting instructions to your stockbroker, trustee or nominee. In most cases, you will be able to do this by telephone, by using the Internet or by mail. Please refer to the summary instructions included with your proxy materials and on your proxy card. For shares held in street name, the voting instruction card will be included by your stockbroker, trustee or nominee.

By Telephone or the Internet — If you have telephone or Internet access, you may submit your proxy by following the instructions included with your proxy materials and on your proxy card.

By Mail — You may submit your proxy by mail by signing your proxy card, or, for shares held in street name, by following the voting instruction card included by your stockbroker, trustee or nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

The Internet and telephone proxy voting facilities for stockholders of record will close at 10:59 p.m., Pacific time, on May 9, 2007.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, trustee or nominee. Therefore, we recommend that you follow the voting instructions in the materials you received.

If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

The Internet and telephone proxy voting procedures are designed to authenticate stockholders by use of a control number and to allow stockholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.

Q:	How can I change my vote after I return my proxy card?

A:	You may revoke your proxy at any time and change your vote at any time before the final vote at the Annual Meeting. You may do this by signing and submitting a written notice to Tamra D. Browne, Secretary of the Company, a new proxy card with a later date, voting by telephone or by using the Internet (your latest telephone or Internet proxy is counted) or by attending and voting by ballot at the Annual Meeting. Merely attending the Annual Meeting will not revoke a proxy unless you specifically request your proxy to be revoked.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

Q:	What happens if I do not give specific voting instructions?

A:	If you hold your shares directly in your name, and you sign and return a proxy card without giving specific voting instructions, the shares of common stock represented by that proxy will be voted as recommended by the Board of Directors.

If you hold your shares in street name through a broker, bank, trustee or other nominee and do not provide your broker with specific voting instructions, under the rules that govern brokers in such circumstances, your broker will have discretion to vote such shares on routine matters, but not on non-routine matters. As a result,

• Your broker will have the authority to exercise discretion to vote your shares with respect to Proposal 1 (election of directors) (assuming the number of nominees equals the number of director positions) and Proposal 2 (ratification of independent registered public accounting firm), because each involves matters that are considered routine.

• Your broker will not have the authority to exercise discretion to vote your shares with respect to Proposal 3 (approval of AMB’s Amended and Restated 2002 Stock Option and Incentive Plan) or Proposal 4 (the stockholder proposal), because each involves matters that are considered non-routine.

Because the proposals to be acted upon at the Annual Meeting include both routine and non-routine matters, even if no voting instructions are received from you, your broker will turn in a proxy card for shares held in street name, indicating a “FOR” vote on the routine matters, but stating also that the broker is not voting on the remaining proposals, including Proposal 3 (AMB’s Amended and Restated 2002 Stock Option Plan) and Proposal 4 (the stockholder proposal). The votes with respect to the remaining proposals in this case are referred to as broker non-votes. When tabulating the votes, broker non-votes will be treated as described above.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the four items of business described in this proxy statement, at the time this proxy statement went to press, we did not anticipate that any other matters would be raised at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies and acting thereunder will have discretion to vote on those matters for you.

Q:	Who will pay for the cost of this proxy solicitation?

A:	We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, facsimile or other electronic means. These people will not be specially compensated for their solicitation of proxies. We have also engaged Georgeson Inc. as our proxy solicitor to help us solicit proxies from brokers, banks, trustees and nominees for a fee of $17,500, plus reasonable out-of-pocket expenses, and for a fee of $5.00 per phone call, plus reasonable expenses.

In accordance with the regulations of the U.S. Securities and Exchange Commission and the New York Stock Exchange, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares of our common stock.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AMB PROPERTY CORPORATION SINCE THE DATE OF THIS PROXY STATEMENT.

Q:	What is the deadline to propose actions for consideration at the 2008 Annual Meeting or to nominate individuals to serves as directors?

A:	You may submit proposals, including director nominations, for consideration at our next annual meeting as follows:

Deadline for Submitting Stockholder Proposals for Inclusion in Our 2008 Proxy Statement. Rule 14a-8 of the Securities Exchange Act of 1934 provides that certain stockholder proposals must be included in the proxy statement for our Annual Meeting. For a stockholder proposal to be considered for inclusion in the 2008 proxy statement for our 2008 Annual Meeting of Stockholders, our Secretary, Tamra D. Browne, must receive the proposal at our principal executive offices no later than November 27, 2007. The proposal must comply with the Securities and Exchange Commission regulations under Rule 14a-8 of the Securities Exchange Act of 1934 regarding the inclusion of stockholder proposals in our proxy materials.

Deadline for Submitting Stockholder Proposals not to be Included in Our 2008 Proxy Statement. If you intend to present a proposal at our 2008 Annual Meeting, but you do not intend to have it included in our 2008 proxy statement, your proposal must be delivered to and received by our Secretary no earlier than February 22, 2008 and no later than March 19, 2008. If, however, less than 65 days’ notice or prior public disclosure of the date of the 2008 Annual Meeting is given to our stockholders, our Secretary must receive a stockholder’s notice no later than the close of business on the 15th day following the day which notice of the 2008 Annual Meeting date was mailed or disclosed.

As set forth in our Bylaws, such notice must contain, with respect to each proposed matter: a brief description of the business and the reasons for conducting such business at the Annual Meeting; your name; your record address; and the class, series and number of shares you beneficially hold. Please review our Bylaws for more information regarding requirements to submit a stockholder proposal outside of Rule 14a-8.

Deadline for Submitting Nominations for Directors. Under our Bylaws, nominations for director may be made only pursuant to the notice of the meeting, by the Board or a committee of the Board, or by a stockholder entitled to vote who delivered notice to us in accordance with our Bylaws. If you want to nominate an individual for election to our Board at the 2008 Annual Meeting, you must deliver a written notice to our Secretary which is received no earlier than February 22, 2008 and no later than March 19, 2008. If, however, less than 65 days’ notice or prior public disclosure of the date of the 2008 Annual Meeting is given to our stockholders, our Secretary must receive a stockholder’s notice no later than the close of business on the 15th day following the day which notice of the 2008 Annual Meeting date was mailed or disclosed.

As set forth in our Bylaws, such notice must contain, with respect to each proposed nominee: the name, age, business address and residence address of the proposed nominee; the principal occupation or employment of the proposed nominee; the class, series and number of shares beneficially held by the proposed nominee; any other information relating to the proposed nominee that is required to be disclosed under Regulation 14A of the Securities Exchange Act of 1934; your name and record address; and the class, series and number of shares you beneficially hold. We may require a proposed nominee to furnish other information to determine the eligibility of such proposed nominee to serve as a one of our directors, as well as the other items set forth under the “Nominating and Governance Committee” section below.

Copy of Bylaws. A copy of the full text of our Bylaws may be obtained by writing to our Secretary at Pier 1, Bay 1, San Francisco, California 94111.

The date of this proxy statement is March 26, 2007.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine directors. A majority of the Board must be independent directors as defined by the New York Stock Exchange listing standards. Our Board has adopted the New York Stock Exchange listing standards of director independence. In general, an independent director is a director who the Board affirmatively determines has no material relationship with us. Under the New York Stock Exchange’s rules, the following relationships are considered material and will cause a director to be deemed not independent:

(i) a director who is, or within the past three years was, our employee, or who has an immediate family member who is, or within the past three years has been, one of our executive officers;

(ii) a director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii) a director who is (or has an immediate family member who is) a current partner or employee of our internal or external auditor;

(iv) a director who has an immediate family member who is a current employee of our internal or external auditor and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice;

(v) a director who was (or has an immediate family member who was) within the last three years a partner or employee of our internal or external auditor and personally worked on our audit within that time;

(vi) a director who is or has been (or has an immediate family member who is or has been) within the last three years, employed as an executive officer of another company where any of our present executive officers simultaneously serve or served on that company’s compensation committee; and

(vii) a director who is a current employee (or has an immediate family member who is a current executive officer) of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Our Board of Directors has affirmatively determined that eight out of nine presently elected directors (specifically, Afsaneh M. Beschloss, T. Robert Burke, David A. Cole, Lydia H. Kennard, J. Michael Losh, Frederick W. Reid, Jeffrey L. Skelton and Thomas W. Tusher) are independent directors in accordance with the New York Stock Exchange listing standards, our corporate governance principles and our Bylaws. In determining the independence of the members of the Board of Directors, the Board considered Ms. Kennard’s former position as the executive director of Los Angeles World Airports (LAWA), an entity which has groundleases with AMB and may engage in potential real property transactions with AMB, and Mr. Burke’s prior relationship with AMB as a co-founder and as an employee until 2000, and determined that none of these relationships affected the independence determination with respect to such directors.

For J. Michael Losh, a majority of our Board, including the chair of our Nominating and Governance Committee, waived the limitation contained in our Corporate Governance Principles that no director may serve on the boards of more than five other public companies because the Board believes that Mr. Losh’s substantial ability, experience and expertise in public company financial reporting and management while serving as Chief Financial Officer of General Motors, a Fortune 100 company, among other similar positions, significantly benefits the Board and the company. The Board also determined that Mr. Losh’s service on other public company boards did not hinder his service to the company as he is currently retired and not serving in an executive officer capacity for another company. All members of the Board serve a one-year term, which expires at the following annual meeting of stockholders when their successors are duly elected and qualified.

The shares represented by the enclosed proxy will be voted for the election of each of the nominees named below, unless you indicate in the proxy that your vote should be cast against any or all of them or that you abstain. Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified, or until the earliest of his or her resignation, retirement or death.

Nominees For Director

The Board of Directors has proposed the following nominees for election as directors at the Annual Meeting: Hamid R. Moghadam, Afsaneh M. Beschloss, T. Robert Burke, David A. Cole, Lydia H. Kennard, J. Michael Losh, Frederick W. Reid, Jeffrey L. Skelton and Thomas W. Tusher. Each of the nominees is currently serving as a director of AMB Property Corporation.

The Board of Directors recommends a vote FOR the election of each of the nominees as directors.

Each of the nominees has consented to be named in this proxy statement and to serve as a director if elected. The principal occupation and certain other information regarding the nominees are set forth below as of the record date. Information about each nominee’s share ownership is set forth under the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Hamid R. Moghadam

Age:	50

Director since:	1997

AMB Board Committees:	Member, Executive Committee

Recent business and educational experience:	One of the founders (in 1983) of the predecessor to AMB Property Corporation, Mr. Moghadam has over 25 years of experience in real estate. He is currently our Chairman and Chief Executive Officer. Mr. Moghadam holds bachelor’s and master’s degrees in engineering from the Massachusetts Institute of Technology and an M.B.A. degree from the Graduate School of Business at Stanford University.

Directorships and other memberships:	Mr. Moghadam is a member of the board of trustees of Leland Stanford Junior University, is a member of the board of directors of Stanford Management Company, and is a member of the Stanford Business School Advisory Council and its Campaign Steering Committee. He is a former Chair of the Executive Committee and the Board of Governors of the National Association of Real Estate Investment Trusts, the Real Estate Investment Trust Political Action Committee and the Northern California Chapter of the Young Presidents’ Organization, is a former member of the board of directors of Plum Creek Timber Company, is a founding member of the Real Estate Roundtable, is a former member of the advisory board of the Wine Group and has served on various committees of the Massachusetts Institute of Technology.

Afsaneh M. Beschloss

Age:	51

Director since:	2005

AMB Board Committees:	Member, Nominating and Governance Committee

Recent business and educational experience:	Ms. Beschloss serves as President and Chief Executive Officer of The Rock Creek Group, an investment company formerly called the Carlyle Asset Management Group. From 1996 until 2001 when she founded The Rock Creek Group, Ms. Beschloss held a number of positions at the World Bank, serving as Director of Investments and Chief Investment Officer of the World Bank and later as Treasurer. Prior to these positions, she served as Senior Manager for the Energy Sector Management Program at the World Bank and Investment Officer of

the World Bank’s Investment Management Department. Ms. Beschloss also worked at J.P. Morgan, an investment bank, at Shell International, an oil and gas company, and also taught international trade at Oxford University. She holds an M.Phil. (Honors) in economics from Oxford University.

Directorships and other memberships:	Ms. Beschloss is a member of the board of directors of Temple-Inland, Inc., a corrugated packaging, forest products and financial products company. Ms. Beschloss is also a member of the Board of Trustees of the Ford Foundation, a private philanthropic foundation, and is Chairman of its Investment Committee, a member of the Board of Trustees of the Colonial Williamsburg Foundation, a private historical foundation, a member of the Sesame Workshop, a non-profit educational organization, a member of the Investment Committee at the Rockefeller Brothers Fund, a private philanthropic fund, a member of the Board of Trustees of the Urban Institute, a member of the Investment Committee of the Smithsonian Institution and a member of the Investment Committee of the United Nations.

T. Robert Burke

Age:	64

Director since:	1997

AMB Board Committees:	Chair, Executive Committee

Recent business and educational experience:	Mr. Burke is one of the founders (in 1983) of the predecessor to AMB Property Corporation. From November 1997 to December 1999, Mr. Burke was our Chairman of the Board. He was formerly a senior real estate partner with Morrison & Foerster LLP and, for two years, served as that firm’s Managing Partner for Operations. Mr. Burke graduated from Stanford University and holds a J.D. degree from Stanford Law School.

Directorships and other memberships:	Mr. Burke is a former member of the Board of Governors of the National Association of Real Estate Investment Trusts, and is a former Trustee of Stanford University. Mr. Burke is also the former Chairman of the Board of Directors of the Pension Real Estate Association.

David A. Cole

Age:	64

Director since:	2000

AMB Board Committees:	Chair, Compensation Committee; Member, Nominating and Governance Committee

Recent business and educational experience:	Mr. Cole was named Chairman of the Board and Chief Executive Officer of Kurt Salmon Associates in January 1988. He retired as Chief Executive Officer in December 1998 and continued to serve as Chairman of the Board until January 2001. Mr. Cole holds a bachelor’s degree in engineering from Auburn University and has successfully completed the Advanced Management Program at Harvard Business School.

Directorships and other memberships:	Mr. Cole is Chairman Emeritus of Kurt Salmon Associates, Inc., a global management consulting firm, and is a member of the Board of Directors of PRG-Schultz International, Inc., a publicly traded provider of audit recovery services, is Chairman of its governance and nominating committee and serves on its compensation committee. He is also a member of the Advisory Board of Goizueza Business School at Emory University.

Lydia H. Kennard

Age:	52

Director since:	2004

AMB Board Committees:	Chair, Nominating and Governance Committee; Member, Audit Committee

Recent business and educational experience:	From 1999 to 2003 and again from October 2005 to February 2007, Ms. Kennard served as Executive Director of Los Angeles World Airports, a system of airports comprising Los Angeles International, Palmdale Regional and Van Nuys General Aviation Airports. She is currently a Special Advisor to the Los Angeles Board of Airport Commissioners. She served as Deputy Executive for Design and Construction for Los Angeles World Airports from 1994 to 1999. Ms. Kennard holds a juris doctorate from Harvard Law School, a master’s degree in city planning from the Massachusetts Institute of Technology, and a bachelor’s degree in urban planning and management from Stanford University.

Directorships and other memberships:	Ms. Kennard is a director of IndyMac Bank, a member of the UniHealth Foundation Board, a member of the California Air Resources Board, a trustee for the University of Southern California and is a former director of Intermec, Inc., an industrial technologies company.

J. Michael Losh

Age:	60

Director since:	2003

AMB Board Committees:	Chair, Audit Committee

Recent business and educational experience:	From July 2004 to his retirement in 2005, Mr. Losh served as interim chief financial officer of Cardinal Health, Inc., a health care products and services company. Mr. Losh spent 36 years with General Motors Corporation, most recently as Executive Vice President and Chief Financial Officer of General Motors from July 1994 through August 2000 and as chairman of GMAC, General Motor’s financial services group, from July 1994 until April 1999. He oversaw major capacity expansion programs and integrated finance functions when he served as finance director of General Motors de Brazil from 1979 to 1982 and as managing director of General Motors de Mexico from 1982 to 1984. Mr. Losh was elected Vice President of General Motors and General Manager of the Pontiac Division in July 1984, and in June 1989 was named Vice President and General Manager of the Oldsmobile Division. From 1992 to 1994, Mr. Losh served as Group Vice President in charge of North American Vehicle Sales, Service and Marketing. Mr. Losh holds a B.S. degree in Mechanical Engineering from Kettering University and an M.B.A. from Harvard University.

Directorships and other memberships:	Mr. Losh currently serves on the boards of Cardinal Health, Inc., where he serves on the audit committee; AON Corporation, an insurance and risk management company, where he serves on the governance and nominating, investment and compensation committees; Masco Corporation, a home improvement and building products company, where he serves on the audit committee, the pricing committee and the compensation committee; H.B. Fuller Company, a chemical manufacturer, where he serves on the audit committee; TRW Automotive Inc., an automotive product company, where he serves on the audit committee; and Metaldyne Corporation, a privately-held metal-based product company acquired by a division of Asahi Inc., where he serves on the audit and compensation committees.

Frederick W. Reid

Age:	56

Director since:	2003

AMB Board Committees:	Member, Compensation Committee; Member, Nominating and Governance Committee

Recent business and educational experience:	Mr. Reid is the Chief Executive Officer of Virgin America, a startup airline project currently in the process of formation. Mr. Reid joined Virgin America in April 2004. Previously, Mr. Reid served as President and Chief Operating Officer of Delta Airlines from May 2001 to April 2004 and served as Executive Vice President and Chief Marketing Officer of Delta from July 1998 to May 2001. Before joining Delta Airlines, Mr. Reid served as President and Chief Operating Officer of Lufthansa German Airlines from April 1997 to June 1998, as Executive Vice President from 1996 to March 1997 and as Senior Vice President, The Americas from 1991 to 1996. Between 1976 and 1991, Mr. Reid held various management positions at Pan American World Airways and American Airlines, based in Western Europe, the Middle East and South Asia. Mr. Reid holds a B.A. degree in Asian Studies from the University of California at Berkeley.

Directorships and other memberships:	He is a member of the Advisory Board for the Taub Institute for Research on Alzheimer’s Disease and the Aging Brain.

Jeffrey L. Skelton

Age:	57

Director since:	1997

AMB Board Committees:	Member, Audit Committee; Member, Executive Committee

Recent business and educational experience:	Mr. Skelton is currently President and Chief Executive Officer of Symphony Asset Management, a subsidiary of Nuveen Investments, Inc., an investment management firm. Prior to founding Symphony Asset Management in 1994, he was with Wells Fargo Nikko Investment Advisors from January 1984 to December 1993, where he served in a variety of capacities, including Chief Research Officer, Vice Chairman, Co-Chief Investment Officer and Chief Executive of Wells Fargo Nikko Investment Advisors Limited in London. Dr. Skelton has a Ph.D. in Mathematical Economics and Finance and an M.B.A. degree from the University of Chicago, and was an Assistant Professor of Finance at the University of California at Berkeley, Walter A. Haas School of Business.

Directorships and other memberships:	None.

Thomas W. Tusher

Age:	65

Director since:	1997

AMB Board Committees:	Member, Compensation Committee

Recent business and educational experience:	Mr. Tusher was President and Chief Operating Officer of Levi Strauss & Co. from 1984 through 1996, when he retired. Previously, he was President of Levi Strauss International from 1976 to 1984. Mr. Tusher began his career at Levi Strauss in 1969. He was a director of the publicly-held Levi Strauss & Co. from 1978 to 1985, and was named a director of the privately-controlled Levi Strauss & Co. in 1989, a position he held until his retirement at the end of 1996. Prior to joining Levi Strauss & Co., Mr. Tusher was with Colgate Palmolive from 1965 to 1969. Mr. Tusher has a bachelor’s degree from the University of California at Berkeley and an M.B.A. degree from the Graduate School of Business at Stanford University.

Directorships and other memberships:	Mr. Tusher is a director of Amisfield Wine Company in New Zealand. He is a former director of Dash America (Pearl Izumi), Cakebread Cellars, Great Western Financial Corporation and the San Francisco Chamber of Commerce. He is also Chairman Emeritus and a member of the advisory board of the Walter A. Haas School of Business at the University of California at Berkeley. Mr. Tusher is also a director of the World Wildlife Fund, a member of the Board of Trustees of the California Academy of Sciences and a former director of the Advisory Council of Stanford University’s Graduate School of Business.

Board of Directors Meetings and Attendance

Pursuant to the Maryland General Corporation Law and our Bylaws, our business, property and affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed of our business through discussions with the Chairman of the Board and our officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

During 2006, the Board held four meetings and did not act by unanimous written consent. Each incumbent director attended 75% or more of the total number of meetings of the Board and the committees of the Board on which such directors served. Six directors attended the 2006 Annual Meeting of Stockholders. We do not currently have a policy with regard to Board members’ attendance at annual meetings.

The Nominating and Governance Committee selects a lead director from the independent directors with at least one year of service. The lead director’s duties include chairing executive sessions of the independent directors, facilitating communications and resolving conflicts, if any, between the independent directors, other members of the Board and the management of the company, and consulting with and providing counsel to the company’s Chief Executive Officer as needed or requested. Jeffrey L. Skelton served as lead director for the 2006 fiscal year and will continue to serve as lead director for the 2007 fiscal year.

Board Committees

Our Board of Directors has an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating and Governance Committee. Current committee charters are available on our website at http://www.amb.com, and in print to be sent to any of our stockholders upon request. Requests for such copies should be addressed to: AMB Property Corporation, Pier 1, Bay 1, San Francisco, California 94111, Attn: Investor Relations, telephone (415) 394-9000.

Audit Committee.  Our Board of Directors has a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee currently consists of three independent directors, as defined by the New York Stock Exchange’s listing standards: Mr. Losh, the chair, Dr. Skelton and Ms. Kennard. Our Board of Directors has determined that we have at least one audit committee financial expert, J. Michael Losh, serving on our Audit Committee. Our Board has determined that Mr. Losh is independent as this term is defined by the New York Stock Exchange’s listing standards. Our Board has determined that Mr. Losh’s simultaneous service on the audit committees of more than two other public companies would not impair his ability to effectively serve on the Audit Committee of our Board of Directors. In reaching this determination, the Board considered that Mr. Losh’s substantial ability, experience and expertise in public financial reporting and management while serving as Chief Financial Officer of General Motors, a Fortune 100 company, among other similar positions, significantly benefits the Board and the company. The Board also determined that Mr. Losh’s service on other public company boards did not hinder his ability to serve on the Audit Committee as he is currently retired and not serving in an executive officer capacity for another company. The purposes of the Audit Committee are to (a) assist the Board in the oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) our internal control environment and risk management, including our Code of Business Conduct, and (v) the performance of the independent registered public accounting firm and our internal audit function, and (b) prepare the report of the Audit Committee, which is included in this proxy statement. The Audit Committee held ten meetings during 2006.

Compensation Committee.  The Compensation Committee currently consists of three independent directors, as defined by the New York Stock Exchange’s listing standards: Mr. Cole, the chair, Mr. Tusher and Mr. Reid. Our Board of Directors determines the Committee’s membership and has determined that each of the members of the Compensation Committee meets the independence and experience requirements of our Bylaws, as well as the rules and regulations of the New York Stock Exchange and the U.S. Securities and Exchange Commission, as currently applicable to us. The function of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of our directors and executive officers. The Compensation Committee operates under a written charter adopted by the Board of Directors, which was amended on December 6, 2006. The Committee and the

Board periodically review and revise the charter. During 2006, the Compensation Committee held eight meetings and acted once by unanimous written consent.

The Compensation Committee has overall responsibility for approving and evaluating our director and employee compensation plans, policies and programs, including our Third Amended and Restated 1997 Stock Option and Incentive Plan, as amended, our 2002 Stock Option and Incentive Plan, as amended, our 401(k) plan, the Amended and Restated AMB Nonqualified Deferred Compensation Plan, the AMB 2005 Nonqualified Deferred Compensation Plan and any other incentive programs, and recommending to the Board compensation programs for our non-employee directors. For more details regarding director compensation, please see the section entitled “Compensation of Directors” below. With respect to our executive management compensation, the Compensation Committee’s role is to oversee AMB’s compensation plans and policies, annually review and determine all executive officers’ compensation, and administer AMB’s equity incentive plans (including reviewing and approving grants to AMB’s executive officers). The Compensation Committee meets at scheduled times during the year, and it also considers and takes action by written consent. The Compensation Committee Chairman reports on committee actions and recommendations at Board meetings. As part of its function, the Compensation Committee has established policies governing the compensation and benefits of all our executives. The Compensation Committee approves the compensation of our executive officers, approves the bonus plan measures and goals, and reviews an annual evaluation of our CEO to determine the CEO’s compensation. In addition, the Compensation Committee reviews and makes recommendations concerning proposals by our management with respect to compensation, bonuses, long-term incentive awards, agreements and other benefits and policies respecting such matters for our employees, including our executive officers.

The Compensation Committee also directly engages an outside compensation consulting firm, Towers Perrin, to assist the committee in its review of compensation for the executive officers. On an annual basis, Towers Perrin reviews our executive compensation program with the Compensation Committee and assesses the competitiveness of compensation levels for the executive officers to ensure that the compensation is aligned with AMB’s executive compensation philosophy. Towers Perrin provides the Compensation Committee with a compensation analysis of our peer group (as determined by the committee) using information found in current proxy data and values each component of compensation awarded including base salary, bonus, equity awards and perquisites. The Compensation Committee considers this analysis along with company business strategies and objectives when setting annual compensation values for each component of total remuneration for the executives.

The Compensation Committee administers the Third Amended and Restated 1997 Stock Option and Incentive Plan, as amended, and the 2002 Stock Option and Incentive Plan, as amended, under which grants of stock options, share appreciation rights, shares of restricted stock and other awards may be made to our employees, including our executive officers. In order to facilitate the day-to-day management and administration of the 2002 Stock Option and Incentive Plan, the Compensation Committee also typically authorizes and approves a general grant or award of up to an annual aggregate of 250,000 shares of common stock which may be either incentive stock options, non-qualified stock options or shares of restricted stock to be made available to new employees and officers (excluding Section 16 officers) of the company or its affiliates, and with the identity of the recipients and the number of shares covered by the award to be subsequently determined by our Chairman and Chief Executive Officer (or his two designees), provided that no one individual can receive more than 50,000 shares or options to purchase shares of common stock, and provided further that his designees may not authorize the award of more than 5,000 shares or options to purchase shares of our common stock per individual. These same procedures will apply to the Amended and Restated 2002 Stock Option and Incentive Plan following stockholder approval of Proposal 3.

The Compensation Committee also administers the Section 401(k) Savings and Retirement Plan, the Amended and Restated AMB Nonqualified Deferred Compensation Plan and the AMB 2005 Nonqualified Deferred Compensation Plan. The Compensation Committee formed the following subcommittees to administer the day to day operations of these plans:

•	AMB Property, L.P. Savings and Retirement Plan Committee to administer the 401(k) Savings and Retirement Plan, whose members currently include: the Chief Financial Officer; Senior Vice President, Human Resources; Director of Human Resources and the Benefits and Payroll Manager; and

•	Deferred Compensation Committee to administer the Amended and Restated AMB Nonqualified Deferred Compensation Plan and the AMB 2005 Nonqualified Deferred Compensation Plan, whose members currently include: the Chief Financial Officer; Senior Vice President, General Counsel; and Senior Vice President, Human Resources.

Executive Committee.  The Executive Committee currently consists of Mr. Burke, the chair, Mr. Moghadam and Dr. Skelton. The Executive Committee has the authority, within certain parameters, to acquire, dispose of and finance investments for us (including the issuance by AMB Property, L.P. of additional limited partnership units or other equity interests) and approve the execution of contracts and agreements including those related to the borrowing of money by us and generally exercise all other powers of the Board, except as prohibited by law. During 2006, the Executive Committee held one meeting and acted twice by unanimous written consent.

Nominating and Governance Committee.  The Nominating and Governance Committee currently consists of four independent directors, as defined by the New York Stock Exchange’s listing standards: Ms. Kennard, the chair, Mr. Cole, Mr. Reid and Ms. Beschloss. The purposes of the Nominating and Governance Committee are (a) to assist the Board by identifying individuals qualified to become Board members and to recommend to the Board nominees for the next annual meeting of stockholders, (b) to recommend to the Board the corporate governance principles applicable to us, (c) to lead the Board in its annual review of its performance, and (d) to recommend to the Board members and chairpersons of each committee. The Nominating and Governance Committee met one time during 2006.

To identify potential nominees for the Board, the Nominating and Governance Committee first evaluates the current members of the Board willing to continue in service. Current members of the Board are considered for re-nomination, balancing the value of their continued service with that of obtaining new perspectives and in view of our developing needs. If necessary, the Nominating and Governance Committee then solicits ideas for possible candidates from a number of sources, which can include other Board members, senior management, individuals personally known to members of the Board and research. The Nominating and Governance Committee may also retain a third party to assist it in identifying potential nominees, however, the committee has not done so in the past. The Nominating and Governance Committee will also consider nominees to our Board recommended by stockholders with respect to elections to be held at an annual meeting if notice of the nomination is timely delivered in writing to our Secretary prior to the meeting. To be timely, the notice must be delivered within the time permitted for submission of a stockholder proposal as described under “Deadline for Submitting Nominations for Directors” in the Q&A section of this proxy. The notice must include:

•	information regarding the stockholder making the nomination, including name, address, and the number of shares of our stock beneficially owned by the stockholder;

•	a representation that the stockholder is entitled to vote at the annual meeting at which directors will be elected, and that the stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice;

•	the name and address of the person(s) being nominated and such other information regarding each nominee that would be required in a proxy statement filed pursuant to the U.S. Securities and Exchange Commission’s proxy rules if the person had been nominated for election by the Board of Directors;

•	a description of any arrangements or understandings between the stockholder and such nominee and any other persons (including their names), pursuant to which the nomination is made;

•	the consent of each such nominee to serve as a director if elected; and

•	to facilitate procedures for majority voting for directors, a statement as to whether such person will, if elected, tender his or her resignation from the Board to be effective if not subsequently re-elected by the requisite vote.

The Nominating and Governance Committee will evaluate nominees recommended by stockholders against the same criteria that it uses to evaluate other nominees. These criteria include the candidate’s skills, experience and personal qualities, as well as the other factors discussed in the Nominating and Governance Committee charter, which are evaluated in the context of the perceived needs of the Board at any given point in time.

Adoption of Majority Vote Standard for Election of Directors

In February 2007, the Board approved an amendment to our Bylaws, which changed the vote standard for election of directors from a plurality standard to a “majority vote of the votes cast” standard in uncontested elections of directors. Accordingly, directors are required to be elected by the majority of votes cast by the shares present in person or represented by proxy with respect to such director in uncontested elections. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes “against” (or, if applicable, withheld from) that director. In a contested election (where the number of director nominees exceeds the number of directors to be elected at a meeting), the vote standard will be a plurality of the votes cast with respect to such director. In the event of a contested election where the plurality vote standard applies, votes cast “for” a director nominee will be counted for such nominee, and votes cast “against” or which “abstain” in respect of a director nominee, will be counted as “withheld” from such nominee.

If a nominee who is serving as a director is not elected at the Annual Meeting, under Maryland law, such director would continue to serve as a “holdover director.” Under our Bylaws, any director who fails to be elected shall tender his or her resignation to the Board, subject to acceptance. The Nominating and Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will then act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. In accordance with our Corporate Governance Principles, if the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is elected and qualified. The director who tenders his or her resignation will not participate in the Board’s decision. Non-incumbent directors who are not elected at the Annual Meeting would not become directors and would not serve on the Board as a “holdover director.” In 2007, all nominees for the election of directors are currently serving on the Board.

Compensation of Directors

The following table details compensation earned or paid to and equity accrued toward vesting for our independent directors in the year ended December 31, 2006. Our employee directors did not receive additional compensation for their service on the Board.

Director Compensation Table

	Fees Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name	($)	($)(1)(2)(3)	($)(1)(4)(5)	($)(6)	($)

Afsaneh M. Beschloss	10,000	96,874	29,867	—	136,741
T. Robert Burke	16,250	61,483	71,070	—	148,803
David A. Cole	36,500	69,736	55,480	—	161,716
Lydia H. Kennard	41,000	61,483	71,070	—	173,553
J. Michael Losh	41,500	61,483	71,070	—	174,053
Frederick W. Reid	21,000	102,496	—	—	123,496
Jeffrey L. Skelton	39,500	61,483	71,070	—	172,053
Thomas W. Tusher	23,500	61,483	71,070	—	156,053

(1)	Measured as value of compensation expense recognized by the company for financial statement reporting purposes in fiscal-year 2006, computed pursuant to Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (“FAS 123R”).

(2)	The grant date fair value of each restricted stock award included in the Director Compensation Table, estimated using the closing sales price of our common stock on the date of each grant, is as follows:

For Ms. Beschloss’ grant of:

• 1,000 shares on September 22, 2005 valued at $43.13 per share, the grant date fair value was $43,130, and $14,377 of this grant was expensed in 2006, and

• 2,179 shares on May 11, 2006 valued at $50.48 per share, the grant date fair value was $109,996, and $82,497 of this grant was expensed in 2006.

For Mr. Burke’s grant of:

• 1,206 shares on May 12, 2005 valued at $39.80 per share, the grant date fair value was $47,999, and $12,000 of this grant was expensed in 2006, and

• 1,307 shares on May 11, 2006 valued at $50.48 per share, the grant date fair value was $65,977, and $49,483 of this grant was expensed in 2006.

For Mr. Cole’s grant of:

• 1,206 shares on May 12, 2005 valued at $39.80 per share, the grant date fair value was $47,999, and $12,000 of this grant was expensed in 2006, and

• 1,525 shares on May 11, 2006 valued at $50.48 per share, the grant date fair value was $76,982, and $57,736 of this grant was expensed in 2006.

For Ms. Kennard’s grant of:

• 1,206 shares on May 12, 2005 valued at $39.80 per share, the grant date fair value was $47,999, and $12,000 of this grant was expensed in 2006, and

• 1,307 shares on May 11, 2006 valued at $50.48 per share, the grant date fair value was $65,977, and $49,483 of this grant was expensed in 2006.

For Mr. Losh’s grant of:

• 1,206 shares on May 12, 2005 valued at $39.80 per share, the grant date fair value was $47,999, and $12,000 of this grant was expensed in 2006, and

• 1,307 shares on May 11, 2006 valued at $50.48 per share, the grant date fair value was $65,977, and $49,483 of this grant was expensed in 2006.

For Mr. Reid’s grant of:

• 2,010 shares on May 12, 2005 valued at $39.80 per share, the grant date fair value was $79,998, and $19,999 of this grant was expensed in 2006, and

• 2,179 shares on May 11, 2006 valued at $50.48 per share, the grant date fair value was $109,996, and $82,497 of this grant was expensed in 2006.

For Mr. Skelton’s grant of:

• 1,206 shares on May 12, 2005 valued at $39.80 per share, the grant date fair value was $47,999, and $12,000 of this grant was expensed in 2006, and

• 1,307 shares on May 11, 2006 valued at $50.48 per share, the grant date fair value was $65,977, and $49,483 of this grant was expensed in 2006.

For Mr. Tusher’s grant of:

• 1,206 shares on May 12, 2005 valued at $39.80 per share, the grant date fair value was $47,999, and $12,000 of this grant was expensed in 2006, and

• 1,307 shares on May 11, 2006 valued at $50.48 per share, the grant date fair value was $65,977, and $49,483 of this grant was expensed in 2006.

The compensation expense for each of these grants was amortized over the vesting period, and consequently, a portion of each of these grants was recognized as compensation expense in fiscal year 2006 in accordance with FAS 123R.

(3)	As of December 31, 2006, Ms. Beschloss held 2,179 shares of our restricted stock, Mr. Burke held 1,307 shares of our restricted stock, Mr. Cole held 1,525 shares of our restricted stock, Ms. Kennard held 1,307 shares of our restricted stock, Mr. Losh held 1,307 shares of our restricted stock, Mr. Reid held 2,179 shares of our restricted stock, Mr. Skelton held 1,307 shares of our restricted stock, and Mr. Tusher held 1,307 shares of our restricted stock. All of our restricted stock grants to our directors vest annually on the anniversary of grant assuming continued service.

(4)	The grant date fair value of each option grant award included in the Director Compensation Table is as follows: Ms. Beschloss’ grant date fair value for the options to purchase 20,000 shares of our common stock awarded on August 8, 2005 as her initial grant upon appointment and vesting May 11, 2006 was $89,600. The grant date fair value for the options to purchase 7,766 shares of common stock awarded to each of Messrs. Burke, Cole, Losh, Skelton, Tusher and Ms. Kennard on May 12, 2005 and vesting May 11, 2006 was $34,792. The grant date fair value for the options to purchase 9,738 shares of common stock awarded to each of Messrs. Burke, Losh, Skelton, Tusher and Ms. Kennard on May 11, 2006 and vesting May 10, 2007 was $83,163, and for the options to purchase 7,304 shares of common stock awarded to Mr. Cole on May 11, 2006 and vesting May 10, 2007 was $62,376. The compensation expense for each of these grants was amortized over the vesting period, and consequently, a portion of each of these grants was recognized as compensation expense in fiscal year 2006 in accordance with FAS 123R.

2005 Grants: The amounts for the 2005 option grants are based on the fair value of each option grant, $4.48 per share, which was estimated using the Black-Scholes option pricing model with the following assumptions: dividend yield of 4.5%; expected volatility of 17.5%; risk-free interest rate of 3.8%; and expected life of seven years. See Part IV, Item 15: Note 12 of the “Notes to Consolidated Financial Statements” in our annual report filed on Form 10-K for the fiscal year ended December 31, 2005 for more detailed information regarding these assumptions. The impact of such stock option grants on our total compensation expense was based on this value using the Black-Scholes option pricing model. However, the number of stock options granted to each director in 2005, for 2004 performance, that vested in 2006 — 7,766 to each of Messrs. Burke, Cole, Losh, Skelton and Tusher and Ms. Kennard, was based on a value of $4.12 per share. This value was determined by our independent compensation consultant, Towers Perrin, using a discounted binomial methodology, based on a standardized set of assumptions so that our compensation was comparable to, and remained competitive with, that of our peer companies.

2006 Grants: The amounts for the 2006 option grants are based on the fair value of each option grant, $8.54 per share, which was estimated using the Black-Scholes option pricing model with the following assumptions: dividend yield of 3.5%; expected volatility of 17.9%; risk-free interest rate of 4.6%; and expected life of six years. See Part IV, Item 15: Note 12 of the “Notes to Consolidated Financial Statements” in our annual report filed on Form 10-K for the fiscal year ended December 31, 2006 for more detailed information regarding these assumptions. The impact of such stock option grants on our total compensation expense as well as the number of stock options granted to each director in 2006, for 2005 performance, that vest in 2007, was based on this value using the Black-Scholes option pricing model.

The compensation expense for each of these grants was amortized over the vesting period, and consequently, a portion of each of these grants was recognized as compensation expense in fiscal year 2006 in accordance with FAS 123R, as follows.

For Ms. Beschloss’ grant of options to purchase:

• 20,000 shares of our common stock on August 8, 2005 valued at $4.48 per share, $29,867 was expensed in 2006.

For Mr. Burke’s grant of options to purchase:

• 7,766 shares of our common stock on May 12, 2005 valued at $4.48 per share, $8,698 was expensed in 2006, and

• 9,738 shares of our common stock on May 11, 2006 valued at $8.54 per share, $62,372 was expensed in 2006.

For Mr. Cole’s grant of options to purchase:

• 7,766 shares of our common stock on May 12, 2005 valued at $4.48 per share, $8,698 was expensed in 2006, and

• 7,304 shares of our common stock on May 11, 2006 valued at $8.54 per share, $46,782 was expensed in 2006.

For Ms. Kennard’s grant of options to purchase:

• 7,766 shares of our common stock on May 12, 2005 valued at $4.48 per share, $8,698 was expensed in 2006, and

• 9,738 shares of our common stock on May 11, 2006 valued at $8.54 per share, $62,372 was expensed in 2006.

For Mr. Losh’s grant of options to purchase:

• 7,766 shares of our common stock on May 12, 2005 valued at $4.48 per share, $8,698 was expensed in 2006, and

• 9,738 shares of our common stock on May 11, 2006 valued at $8.54 per share, $62,372 was expensed in 2006.

For Mr. Skelton’s grant of options to purchase:

• 7,766 shares of our common stock on May 12, 2005 valued at $4.48 per share, $8,698 was expensed in 2006, and

• 9,738 shares of our common stock on May 11, 2006 valued at $8.54 per share, $62,372 was expensed in 2006.

For Mr. Tusher’s grant of options to purchase:

• 7,766 shares of our common stock on May 12, 2005 valued at $4.48 per share, $8,698 was expensed in 2006, and

• 9,738 shares of our common stock on May 11, 2006 valued at $8.54 per share, $62,372 was expensed in 2006.

(5)	As of December 31, 2006, Ms. Beschloss held options to purchase 20,000 shares of our common stock, Mr. Burke held options to purchase 141,423 shares of our common stock, Mr. Cole held options to purchase 78,588 shares of our common stock, Ms. Kennard held options to purchase 37,504 shares of our common stock, Mr. Losh held options to purchase 64,731 shares of our common stock, Mr. Reid held options to purchase 20,000 shares of our common stock, Mr. Skelton held options to purchase 84,353 shares of our common stock, and Mr. Tusher held options to purchase 152,673 shares of our common stock. All of our option grants to our directors vest annually on the anniversary of grant assuming continued service.

(6)	Dividends were paid on the unvested restricted stock granted to our directors, executive officers and other employees. Their value is not included in this column because the amounts are factored into the grant date fair value of the award. For the fiscal year 2006, the dividend rate was $0.46 per share and was not preferential. During the fiscal year 2006, Ms. Beschloss earned $2,905 of dividends on her shares of unvested restricted stock, Mr. Burke earned $2,288 of dividends on his shares of unvested restricted stock, Mr. Cole earned $2,488 of dividends on his shares of unvested restricted stock, Ms. Kennard earned $2,288 of dividends on her shares of unvested restricted stock, Mr. Losh earned $2,288 of dividends on his shares of unvested restricted stock, Mr. Reid earned $3,814 of dividends on his shares of unvested restricted stock, Mr. Skelton earned $2,288 of dividends on his shares of unvested restricted stock, and Mr. Tusher earned $2,288 of dividends on his shares of unvested restricted stock. The spouses of certain of the directors accompanied the director to certain business functions and events during the year, however, travel expenses for the spouses were not paid by the company except for miscellaneous incidental expenses. We believe the incremental cost to the company for the costs of such incidental travel and entertainment expenses were less than $10,000 per each director, therefore, such amounts are not reflected in this column.

The Board’s overall compensation philosophy in connection with our non-employee directors is to provide a mix of cash and equity-based compensation with a total compensation level targeted at the 50th percentile of general industry companies with market capitalization similar to AMB’s and at or above the 75th percentile of our peer companies within the constraints of the 90th percentile relative to directors at real estate investment trust, or REIT, peers based on an analysis performed by our compensation consultant, Towers Perrin. Officers who may also serve as a member of our Board of Directors are not paid any director’s fees nor granted equity as directors in addition to their regular employee compensation.

For meetings held during 2006, each non-employee director received $2,000 for each meeting of the Board of Directors and $1,500 for each meeting of a committee of the Board of Directors attended, and, for their service during 2006, the chairs of the Compensation Committee and the Nominating & Governance Committee received an additional $8,000, the chair of the Audit Committee received an additional $12,000, and the chair of the Executive Committee received an additional $5,000. In addition, Dr. Skelton received an additional $8,000 for services performed as lead director. Each non-employee director is also reimbursed for reasonable expenses incurred to attend Board and committee meetings and educational programs.

Upon initial election to the Board, each non-employee director automatically receives an initial stock option grant under our 2002 Stock Option and Incentive Plan, as amended, to purchase 20,000 shares of our common stock. This initial stock option grant fully vests on the date of the next annual meeting of stockholders and has a term of ten years within which it can be exercised.

In addition to the directors’ automatic initial stock option grants, we grant stock options and/or restricted common stock to our non-employee directors on a discretionary basis under our 2002 Stock Option and Incentive Plan. Such stock option grants are granted at an exercise price equal to the fair market value of our common stock on the date of grant. The Board of Directors determines the amount of stock options and/or restricted stock to be granted to non-employee directors on an annual basis. In making this determination, the Board of Directors considers analyses of our compensation consultant to determine competitive director compensation practices of publicly traded real estate investment trusts and of publicly traded companies in general industry having total market capitalizations comparable to us. We expect that non-employee directors re-elected at each annual meeting of stockholders will be granted additional stock options and/or restricted stock by the Board of Directors.

During 2006, upon re-election, each non-employee director received a subsequent grant of restricted common stock, stock options or any combination of both, at their option, valued in the aggregate at $110,000 (so long as the restricted stock portion equaled at least 60% of the value of their election).

Vote Required

Under the majority vote standard for the election of directors, a majority of the votes cast at a meeting at which a quorum is present, either in person or by proxy, is required for the election of directors of each director nominee (i.e., the number of shares voted “for” a director nominee must exceed the number of votes “against” that director nominee for such nominee to be elected). Abstentions and broker “non-votes” are not counted for purposes of the election of directors and do not have any effect on the result of the vote for the election of directors.

The Board recommends a vote FOR the election of each of the nine director nominees to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, our Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since May 8, 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire and to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our stockholders.

Fees Paid to Our Independent Registered Public Accounting Firm

During 2005 and 2006, we retained PricewaterhouseCoopers LLP as our independent registered public accounting firm to provide services in the following categories and amounts:

	Fiscal 2005	Fiscal 2006

Audit Fees(1)	$1,486,807	$1,746,602
Audit-Related Fees(2)	172,371	404,500
Tax Fees(3)	535,274	1,746,334
All Other Fees(4)	2,000	0

Total Fees	$2,196,452	$3,897,436

(1)	Audit Fees include amounts related to professional services rendered in connection with the audits of our annual financial statements and those of our subsidiaries, the reviews of our quarterly financial statements, the audit of internal control over financial reporting and other services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees include amounts billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements but are not reported under “Audit Fees.” These amounts primarily related to acquisition due diligence, consultations on financial accounting and reporting standards and the audit of our 401(k) plan.

(3)	Tax Fees include amounts billed for professional services rendered in connection with tax compliance, tax advice and tax planning. These amounts primarily relate to certain tax services, including tax advisory and consulting services and tax advice relating to development, acquisition and disposition activities.

(4)	All Other Fees include amounts related to technical research tools.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. Pre-approval is generally provided for up to one year and is detailed as to the particular services or category of services. The Audit Committee has delegated pre-approval authority to its chair for instances when approval outside of the scope of services previously approved is necessary prior to an Audit Committee meeting. Our independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval authority, and the fees for the services performed to such date. In the years ended December 31, 2006 and 2005, the Audit Committee or its chair approved all of the fees paid to the independent registered public accounting firm under the categories Audit-Related, Tax and All Other Fees described above prior to the rendering of such services.

The Audit Committee has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining their independence, and determined it was so.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present, either in person or by proxy, is required to approve this proposal. Abstentions and broker “non-votes” are not counted for purposes of the ratification of the selection of the independent registered public accounting firm and do not have an effect on the result of the vote for this proposal.

The Board recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

The following is a biographical summary of the experience of our executive officers as of March 6, 2007:

Hamid R. Moghadam

Age:	50

Position(s):	Mr. Moghadam has served as our Chief Executive Officer since November 1997, our president under our bylaws and Maryland corporate law since February 2007 and as Chairman of the Board since January 2000.

Biographical information:	Biographical information regarding Mr. Moghadam is set forth under “Proposal 1: Election of Directors — Nominees For Director.”

Thomas S. Olinger

Age:	40

Position(s):	Chief Financial Officer

Biographical information:	Mr. Olinger joined us on February 23, 2007 and became our Chief Financial Officer on March 1, 2007. From 2002 until February 2007, Mr. Olinger was the vice president and corporate controller of Oracle Corporation, a software and technology company, where he was responsible for global corporate accounting, external reporting, technical accounting, global revenue recognition, Sarbanes-Oxley compliance and finance merger and acquisition integration, among other duties. At Oracle, Mr. Olinger also oversaw global controllership operations in Dublin, Ireland, Bangalore, India, Sydney, Australia and Rocklin, California. Prior to his employment with Oracle, Mr. Olinger was an accountant and partner at Arthur Andersen LLP. At Arthur Andersen, Mr. Olinger served as the lead audit partner on our account from 1999 to 2002. He also worked with a number of other real estate investment trusts in Arthur Andersen’s real estate practice group and technology companies in Arthur Andersen’s software practice group. Mr. Olinger graduated in 1988 from Indiana University with a B.S. degree in finance with distinction.

Michael A. Coke

Age:	39

Position(s):	Executive Vice President and Former Chief Financial Officer

Biographical information:	Mr. Coke joined us in 1997 and was our Chief Financial Officer from January 1999 until March 1, 2007. Pursuant to his separation agreement and release with us, Mr. Coke will be retiring from employment with us during the third quarter of 2007. Mr. Coke served in a variety of officer positions in our Financial Management and Reporting Department prior to becoming our Chief Financial Officer in January 1999. Prior to joining us, Mr. Coke spent seven years with Arthur Andersen LLP, where he most recently served as an audit manager. At Arthur Andersen, he primarily served public and private real estate companies, including several public real estate investment trusts, and specialized in real estate auditing and accounting, mergers, initial public offerings and business acquisition due diligence. Mr. Coke received a bachelor’s degree in business administration and accounting from California State University at Hayward. He is a Certified Public Accountant.

Guy F. Jaquier

Age:	48

Position(s):	President, Europe & Asia

Biographical information:	Mr. Jaquier joined us in June 2000 and served as our Executive Vice President, Chief Investment Officer from June 2000 to December 31, 2005. He served as Vice Chairman of AMB Capital Partners, LLC, one of our subsidiaries from January 2001 to December 2005, and currently serves as an officer or director of a number of our other subsidiaries, including AMB Mexico Holdings, LLC. He also serves on the board of directors of Grupo Acción, S.A. de C.V., a leading real estate development firm in Mexico and an affiliate of ours, as well as the Runstad Center Advisory Board for the University of Washington real estate program. Mr. Jaquier has over 20 years of experience in real estate finance and investments. Between 1998 and June 2000, Mr. Jaquier served as Senior Investment Officer for real estate at the California Public Employees’ Retirement System, where his responsibilities included managing a $12 billion real estate portfolio. Prior to that, Mr. Jaquier spent 15 years at Lend Lease Real Estate Investments and its predecessor, Equitable Real Estate, where he held various transactions and management positions. He holds a B.S. in Building Construction Management from the University of Washington and an M.B.A. from the Harvard Graduate School of Business Administration.

Eugene F. Reilly

Age:	45

Position(s):	President, North America

Biographical information:	Mr. Reilly joined us in October 2003 and has over 20 years of experience in real estate development, acquisition, disposition, financing and leasing throughout the United States. Prior to joining us, Mr. Reilly served as Chief Investment Officer at Cabot Properties, Inc. Mr. Reilly was a founding partner of Cabot Properties, and his tenure there, including its predecessor companies, spanned from 1992 to 2003. From 1985 to 1992, Mr. Reilly served in a variety of capacities at National Development Corporation, ultimately serving as Senior Vice President. He serves on the board of directors of Grupo Acción, S.A. de C.V.. Mr. Reilly holds an A.B. in Economics from Harvard College and is a member of the National Association of Industrial and Office Parks (NAIOP) where he has served on the National Industrial Education Committee and is a former member of the board of directors of the Massachusetts chapter.

John T. Roberts, Jr.

Age:	43

Position(s):	President, Private Capital; President of AMB Capital Partners, LLC

Biographical information:	Mr. Roberts has over 17 years of experience in real estate finance and investment. Mr. Roberts joined us in 1997 and has served in a variety of officer positions in our Capital Markets Department and our Private Capital group. Prior to joining us, Mr. Roberts spent six years at Ameritech Pension Trust, where he held the position of Director, Real Estate Investments. His responsibilities included managing a $1.6 billion real estate portfolio and developing and implementing the trust’s real estate program. Prior to that, he worked for Richard Ellis, Inc. and has experience in leasing and sales. Mr. Roberts received a bachelor’s degree from Tulane University in New Orleans and an M.B.A. degree in finance and accounting from the Graduate School of Business at the University of Chicago.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Overview

Our compensation program is founded on the strong principle of pay-for-performance that is tied to stockholder value creation. The objectives of our compensation program are two-fold: (1) to reward and incentivize superior corporate, group and individual performance and (2) to attract talent and retain employees. Accordingly, annual compensation for most employees is comprised of a combination of salary and variable bonus and incentive pay.

Compensation for all employees includes an annual salary and the opportunity to earn an annual bonus, which is targeted as a percentage of annual salary. The target bonus is earned only when performance meets predetermined corporate, group and individual goals and objectives. Therefore, a portion of each employee’s compensation is “at risk” and earned only when performance meets or exceeds such goals and objectives. In addition, certain employees who are outstanding performers are eligible to participate in the long-term incentive program in which such employees can earn grants of stock options or restricted stock. Such equity grants align our employees interests with that of our stockholders and encourage retention because (1) stock options have value to our employees only to the extent our stock price increases and (2) such equity incentive awards generally vest over a period of 3 to 5 years, thus, employees must generally remain with the company in order to receive the full benefit of such awards.

As an employee becomes more senior and his/her responsibilities grow broader in scope, an increasingly greater portion of his/her total annual compensation consists of variable bonus and incentive pay and a larger portion of his/her annual compensation is delivered in the form of equity to align his/her interests with that of our stockholders. Therefore, the portion of compensation that is “at risk” increases as the role of an employee expands.

Corporate performance is determined based on certain pre-established performance objectives, which are established by the Compensation Committee at the beginning of each year. Specifically, corporate performance objectives used in evaluating annual bonus payments are set forth in the annual business plan approved by the Board of Directors each December preceding the annual bonus plan year. Generally, the company’s business plan details the key performance measures and outlines the financial, capital deployment and operational goals, as well as, strategic initiatives for the year. The business plan sets forth goals and objectives that measure absolute performance or relative performance against our peers depending upon the goal to be achieved. After the Board approves the business plan, the Compensation Committee approves the key performance measures for the annual bonus program utilizing the Board-approved corporate performance objectives. In contrast, corporate performance objectives used in evaluating long-term equity incentive payments for our executives are based on our total stockholder return relative to our peers over a three-year period. More detail on the specific corporate performance objectives used in determining 2006 annual bonus and long-term incentive payments follows in the “Executive Compensation Program — Annual Bonus Program” and “ — Long-Term Equity Incentive Program” sections below.

Group and individual performance is measured on the basis of quantitative and qualitative performance objectives that gauge a group and an individual’s contribution to our success. Once the business plan is approved by the Board, group performance goals are allocated to each executive by the Chairman and CEO. The business plan is distributed to group heads and managers who in turn use the plan to develop individual goals and objectives for the employees in their groups. We strongly believe that by providing a pay-for-performance compensation program, we will establish and maintain a performance and achievement-oriented environment throughout the organization and will attract and retain exceptional talent.

The following discussion and analysis provides a more detailed description of how each element of total compensation is determined for the executive team.

Executive Compensation Program

Consistent with our compensation philosophy and program for all employees, our executive compensation program offers three main elements of compensation: base salary, annual bonus and long-term equity incentive awards. The current executive compensation program targets cash compensation (salary and annual bonus) at the 50th percentile of compensation for executive officers in our peer group and total remuneration (salary, annual bonus and longer term equity incentives) between the 50th and 60th percentile of compensation for executive officers in our peer group. Our peer group is established by the Compensation Committee and currently consists of companies that comprise the Cohen & Steers Realty Majors. Generally, in determining each component of target compensation we benchmark our top executives with the named executive officers of our peer group companies.

The Compensation Committee has retained Towers Perrin as its independent compensation consultant to assist with the formulation and administration of the executive compensation program at the company. Towers Perrin does not provide any other services to the company. On an annual basis, Towers Perrin reviews the executive compensation program with the Compensation Committee and assesses the competitiveness of compensation levels for the executive officers to ensure that the compensation is aligned with AMB’s executive compensation philosophy. Towers Perrin provides the Compensation Committee with a compensation analysis of our peer group using information found in current proxy data and values each component of compensation awarded including base salary, bonus, equity awards and perquisites. Towers Perrin also shares with the Compensation Committee its observations on competitive market trends. The Compensation Committee considers this analysis along with company business strategies and objectives when setting annual compensation values for each component of total remuneration for the executives. Because our philosophy is to align the interests of our executives with the interests of our stockholders by (1) providing a substantial portion of our executives’ total compensation based on meeting or exceeding target performance objectives, (2) rewarding executives for performance that increases our stock price over the long term and (3) increasing the retention of our executives through vesting periods for our equity awards, we set base pay to comprise a smaller portion of our executives’ total compensation. In 2006, the base salary of our executives as a percentage of total target compensation (including base salary, target annual bonus and target long-term incentive amount) ranged from 17.7% to 25.3% of total target compensation.

We also offer a limited amount of perquisite benefits described in more detail below, as well as the opportunity to participate in health, welfare and benefit programs available to all of our employees, including medical, dental, vision benefit programs, life and disability insurance and 401(k) plan. In addition, along with our other U.S.-based officers, we offer executives the opportunity to participate in our nonqualified deferred compensation program as discussed further below in this proxy statement. We also provide certain benefits upon termination of an executive’s employment in the event of death, disability or change in control of the company under change in control and non-competition agreements, which is discussed more fully under “Executive Compensation — Change in Control and Noncompetition Agreements” below.

Base Salary

Base salary is intended to be competitive in the market for the scope and responsibilities of the job performed and are targeted at the median level of compensation in the market for similar positions. The base salaries for our executive officers are reviewed annually by the Compensation Committee and adjustments may be made based on the executive’s experience, responsibilities, individual performance and company affordability.

Annual Bonus Program

Our annual bonus program is a formal organization-wide incentive program that is intended to encourage teamwork and innovation, focus attention on specific business objectives and award the achievement of these objectives. It is intended to provide incentives to create value for our stockholders and to establish and maintain a performance and achievement-oriented environment throughout the organization.

Under our annual bonus program, executives are eligible to receive an annual bonus calculated as a percentage of their salary. Annual bonuses provide executives with the opportunity to earn cash compensation in excess of their annual target compensation level, but only in the event that corporate, group and/or individual goals have been exceeded. Conversely, if corporate, group and/or individual performance do not meet the pre-established objectives annual bonuses will be reduced below the target level.

In addition, the annual bonuses for executives are weighted between corporate, group and individual performance objectives. Generally, the bonuses of the Chairman and CEO are weighted more heavily toward the achievement of corporate performance levels while the bonuses of other executives, officers and employees are weighted more heavily toward the achievement of group and individual performance levels. The following table provides the target bonus percentages and weightings between corporate, group and individual performance for executive management for fiscal year 2006:

Weighting
	Corporate v. Group/	Bonus as a % of
	Individual	Base Salary
Position	Performance	(Minimum-Target-Maximum)

Chairman and CEO	80% v. 20%	0% - 150% - 300%
President	60% v. 40%	0% - 125% - 250%
President, Europe & Asia	50% v. 50%	0% - 100% - 200%
President, North America	50% v. 50%	0% - 100% - 200%
EVP, CFO	50% v. 50%	0% - 100% - 200%
President, Capital Partners	50% v. 50%	0% - 100% - 200%

The corporate performance objectives used in evaluating the executives’ annual bonuses were set forth in the 2006 annual business plan approved by the Board of Directors in December 2005. Our 2006 business plan detailed the key performance measures for the annual bonus program and outlined the financial, capital deployment and operational goals, as well as strategic initiatives for the year. The business plan set forth goals and objectives that measured absolute performance or relative performance against the peer group depending upon the goal to be achieved. After the Board of Directors approved the 2006 business plan, the Compensation Committee approved the key performance measures for the annual bonus program. For 2006, the Compensation Committee approved the measurement of the company’s performance on the achievement of the following five key performance measures as set forth in our 2006 business plan:

Performance Measure	Weighting

Overall FFO(1)	50%
Operations	12.5%
Capital deployment	12.5%
Development	12.5%
Private Capital	12.5%

We set performance targets based on historical results, market expectations and peer performance. In general, we set target goals that are more likely to be achieved than not achieved. Over the last five years, the company has performed below target in two years, at target in one year and exceeded target in two years. We assigned significantly more weight to the FFO (or funds from operations) performance measure relative to the other performance measures as we believe FFO provides the best assessment of our operating performance for the company as a whole. FFO(1) is a non-GAAP financial measure created by the National Association of Real Estate Investment Trusts as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income as defined by GAAP. Our FFO results are set forth on page 38 of our annual report on Form 10-K for the fiscal year ended December 31, 2006, Item 6, “Selected Company Financial and Other Data” and the calculation of FFO reconciled from net income is set forth beginning on page 63, “Supplemental Earnings Measures” of our annual report on Form 10-K for the fiscal year ended December 31, 2006.

(1)	FFO is defined as net income, calculated in accordance with GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive the company’s pro rata share of FFO of consolidated and unconsolidated joint ventures. Further, the company does not adjust FFO to eliminate the effects of non-recurring charges. See pages 63-64 of our annual report on Form 10-K for the fiscal year ended December 31, 2006, Item 6, “Supplemental Earnings Measures” for a more detailed discussion regarding FFO.

Annual bonuses are paid once a year, after assessing our financial, operational and strategic performance and the employee’s individual performance. At the end of the fiscal year, our Chairman and CEO assessed our achievement of the 2006 business plan and key performance measures and recommended a corporate rating to the Compensation Committee for approval. Because we exceeded our corporate performance objectives and key performance measures for 2006, the Compensation Committee approved a corporate rating above target. Once approved by the Compensation Committee the corporate performance rating determines the company’s bonus pool and that rating is used to calculate the corporate performance portion of the executives’ bonus payment.

To determine how the bonus pool is distributed, the Chairman and CEO assesses the performance of each group against the goals and objectives in the 2006 business plan and awards a rating to each group. When taken in aggregate, the ratings for all the groups should approximately equal the overall corporate performance rating. Within each group, each supervisor evaluates individual performance on the basis of the individual’s goals and objectives and contribution to the group’s performance. In general, the average of all of the individual ratings within a group approximately equals the group’s overall performance. As a result, individual bonuses for non-executive employees reflect not only individual contributions; they are also weighted by the group score and the overall company performance; however, the group and individual portion of executive bonuses generally reflect a level at or below that of their group rating.

The Compensation Committee evaluates the individual performance of the Chairman and CEO and determines his aggregate annual bonus. The Chairman and CEO does not participate in or influence the decisions of the Compensation Committee with respect to his annual bonus. Based on recommendations by the Chairman and CEO, the Compensation Committee determines the annual bonus of the other executive officers. At the direction of the Compensation Committee, Towers Perrin reviews the bonus calculations for the Chairman and CEO as well as the other executive officers and confirms that the bonuses have been calculated in accordance with the terms and conditions of the annual bonus program.

Our executives may choose to receive all or a portion of their annual bonuses in cash, shares of restricted stock (valued at 125% of the cash bonus, with three year vesting), stock options (valued at 150% of the cash bonus, with three year vesting on the portion attributable to the value above 100% of the cash bonus and immediate vesting on the portion attributable to the 100% value of the cash bonus), or any combination of the foregoing, subject to certain limits on the aggregate number of options elected. In 2006, we set the limit so that no more than a total of 800,000 shares can be distributed under this program and no individual may receive more than 50% of the pool of shares. While this program may result in additional compensation for our executives, it gives our executives an opportunity to increase their ownership in the company by exchanging their cash compensation into equity. This feature is designed to further align the interests of our executives with the interests of our stockholders and to increase the retention of our executives through vesting periods of three years.

Long-Term Equity Incentive Program

The long-term equity incentive program is intended to provide our executives with incentives to maximize our long-term performance and to promote the interests of our stockholders by providing the opportunity for our executives to receive, in addition to annual bonuses, grants of stock options, restricted stock or other equity-based awards upon approval of the Compensation Committee. Consequently, long-term equity comprises a significant portion of total compensation for our executives.

In determining whether to award executive officers any long-term equity incentive grants for the prior year’s performance, the Compensation Committee reviews and analyzes several factors. First, the Compensation Committee reviews the company’s three-year total stockholder return (TSR) relative to a peer group comprised 60% of the Cohen & Steers Realty Majors and 40% of our other industrial peers, including Prologis, Duke Realty,

First Industrial and East Group. The Compensation Committee has set the following measures to determine the value of the awards:

Performance Measure	Weighting

Exceed Target	Greater than 200 bps above the weighted three-year average TSR of the combined peer group
Target	Within 200 bps of the weighted three-year average TSR of the combined peer group
Below Target	Greater than 200 bps below the weighted three-year average TSR of the combined peer group

Second, the Compensation Committee considers each executive’s individual performance and may modify by reducing or increasing the final awards based on his/her group and individual performance.

The Compensation Committee evaluates the individual performance of the Chairman and CEO and determines his long-term equity award. The Chairman and CEO does not participate in or influence the decisions of the Compensation Committee with respect to the Chairman and CEO’s long-term equity award. Based on recommendations by the Chairman and CEO, the Compensation Committee determines the value of the long-term equity award of the other executive officers. At the direction of the Compensation Committee, Towers Perrin reviews the value of the long-term equity awards for the Chairman and CEO and other executive officers to ensure compliance with the goals and objectives of the long-term equity incentive program. Members of executive management receiving a long-term equity incentive award may choose to receive stock options, restricted stock or a combination of both with the restriction that no more than 40% of the award is in the form of stock options.

All shares of restricted stock granted with respect to the long-term equity incentive program generally vest over a period of five years, at a rate of one-fifth of such grant, on January 1st or February 1st of each year, thereby encouraging the retention of our executives. Stock options awarded under the long-term equity incentive program are granted with an exercise price set at the fair market value of our common stock on the date of the grant and generally vest over a period of three years, at a rate of one-third of such grant, on January 1st or February 1st and each option has a term of ten years, thereby encouraging the retention of our executives. Stock option grants will only be of value to our executives if our stock price increases over time. The Compensation Committee uses the Black-Scholes methodology to calculate the number of underlying shares of stock in a stock option grant that an individual would receive under either the annual bonus and/or long-term equity incentive program. For 2007, our Black-Scholes value was $11.90 per share. We utilized the following assumptions to determine our Black-Scholes valuation:

•	Market price on date of grant

•	Exercise price — same as market price on date of grant

•	Assume average outstanding term of six years

(while stock options have a term of ten years, we assume a shorter term to reflect the historical forecasted average length of time that employees hold the options until exercise)

•	Risk-free rate, six-year US Treasury

•	Volatility — six-year historical volatility

•	Dividend rate — annual dividend of $2.00

Perquisites

Each executive officer is provided company-paid parking. Executive officers also are eligible to receive financial planning assistance. Each executive is required to pay 30% of the financial planning fee. Not all executives elect to receive the financial planning perquisite. See the tables below for a more detailed description of the value of each perquisite. AMB’s health care, insurance and other welfare programs are the same for all eligible employees. AMB has no outstanding loans to its executive officers, and since our initial public offering in 1997, has not made any loans to its executive officers. In addition, we will continue to comply with federal laws enacted in 2002 which prohibit the company from making any new loans to its executive officers.

Impact of Accounting and Tax Treatment

We expense our base salary cash compensation in the year it is earned or paid. We expense our annual bonus cash compensation in the year it is earned. In accordance with FAS 123R, we expense our stock options and restricted stock awarded as part of our annual bonus exchange program and long-term equity incentive program over the vesting period.

2006 Chairman and Chief Executive Officer and Other Named Executive Officers’ Compensation

The Chairman and CEO and the other named executive officers’ compensation for 2006 were determined using the framework discussed under “Compensation Philosophy and Overview” and “Executive Compensation Program” above. Specifically, to determine the executives’ annual bonuses, the Compensation Committee evaluated their performance measured against our 2006 business plan, their achievement of individual pre-established goals and relative pay versus that of our competitors’ similarly held positions. The Compensation Committee considered the company’s following achievements for the year under the team’s leadership including:

The company:

•	Produced FFO per share results with an increase of 13.5% to $3.12, a record for the company, from $2.75 for 2005;

•	Achieved record total capital deployment of $1.7 billion, which was balanced between domestic and international acquisitions and development starts, up from $1.1 billion in 2005;

•	Achieved a 24% margin on approximately $700 million of sales and contributions of development projects;

•	Achieved, at year end, a development pipeline at $1.3 billion;

•	Ended the year at 96.1% occupancy up year-over-year and delivered same store growth of 2.6%;

•	Expanded international market penetration to include Milan and Dusseldorf and opened offices in Beijing and Paris;

•	Accomplished these results as AMB continued to grow the team significantly in size, scope and capabilities.

To determine the executives’ long-term incentive awards the Compensation Committee acknowledged that the company’s three-year annualized stockholder return of 26.25% was within the +/− 200 bps target range of the peer group three-year annualized total stockholder return of 27.90%.

As described previously, our executives may choose to receive all or a portion of their annual bonuses in cash, shares of restricted stock, stock options or any combination of the foregoing, subject to certain limits on the aggregate number of options elected. Additionally, executive officers receiving a long-term equity incentive award may choose to receive stock options, restricted stock or a combination of both with the restriction that no more than 40% of the award is in the form of stock options. On February 15, 2007, the date of grant by Compensation Committee of the annual bonus and long-term incentive awards, the shares of restricted stock were valued at $64.18 per share and stock options were valued at $11.90.

Based upon such results, compensation, annual cash incentive awards to Messrs. Moghadam, Coke, Jaquier, Reilly and Roberts were awarded at above-target levels, pursuant to achievement of individual, group and corporate performance objectives for 2006 as described above. In addition, these executives were granted long-term incentive awards to reflect our performance with that of our peer group with respect to total stockholder return and to reflect the executive’s individual performance.

The summary compensation table on page 34 details total annual compensation as required by SEC rules. Please note, however, that the total compensation discussed in this section differs from that disclosed in the summary compensation table because we include (i) the value of the bonus amount awarded to the Named Executive Officers for 2006 performance and exchanged into equity as part of our annual bonus exchange program and (ii) long-term equity incentive awards, and we exclude the value of equity awards accrued toward vesting and expensed in 2006 under FAS 123R that were awarded in prior years. The following provides a more detailed description for the annual bonus and long-term incentive equity awards and other compensation awarded to our Named Executive Officers for performance in 2006.

2006 Annual Salary, Bonus and Incentive Compensation

	Annual		Long-Term Equity
Executive	Base Pay	Annual Bonus(6)	Incentive Value	Total

Hamid R. Moghadam,	$627,500	Actual: $1,550,391	Actual: $2,000,000	$4,565,479
Chairman and Chief		After Bonus Exchange:
Executive Officer(1)		$1,937,979
Michael A. Coke,	$375,000	Actual: $575,000	Actual: $760,000	$1,710,000
Executive Vice		After Bonus Exchange:
President and Former		$575,000
Chief Financial
Officer(2)
Guy A. Jaquier,	$375,000	Actual: $625,000	Actual: $875,000	$1,956,195
President, Europe		After Bonus Exchange:
and Asia(3)		$706,195
Eugene F. Reilly,	$375,000	Actual: $600,000	Actual: $825,000	$1,800,000
President, North		After Bonus Exchange:
America(4)		$600,000
John T. Roberts,	$375,000	Actual: $575,000	Actual: $760,000	$1,710,000
President, Capital		After Bonus Exchange:
Partners(5)		$575,000

(1)	Mr. Moghadam elected to receive his annual bonus entirely in restricted stock and was awarded 30,196 shares of restricted stock which included a 25% exchange premium equal to 6,039 shares, which vests over 3 years. Mr. Moghadam elected to receive his long-term incentive award entirely in restricted stock and was awarded 31,162 shares of restricted stock, which vests over 5 years.

(2)	In accordance with Mr. Coke’s Separation and Release Agreement filed on November 20, 2006 he received 100% of his 2006 bonus and 100% of his 2006 long-term incentive award in cash.

(3)	Mr. Jaquier elected to exchange the amount over $300,000 of his annual bonus award into restricted stock and was awarded 6,329 shares of restricted stock which included a 25% exchange premium equal to 1,265 shares, which vests over 3 years. He elected to receive his long-term incentive award 80% in restricted stock and was awarded 10,906 shares of restricted stock, which vests over 5 years, and the remainder in stock options and was awarded 14,705 stock options, which vests over 3 years.

(4)	Mr. Reilly elected to receive his long-term incentive award entirely in restricted stock and was awarded 12,854 shares of restricted stock, which vests over 5 years.

(5)	Mr. Roberts elected to receive his long-term incentive award entirely in restricted stock and was awarded 11,841 shares of restricted stock, which vests over 5 years.

(6)	The amounts included for the bonus exchange value listed above for participating officers are based on the closing sales price of our common stock on February 15, 2007, $64.18 per share, the date the bonuses and shares were awarded.

Note: W. Blake Baird resigned from AMB effective December 1, 2006. In connection with his separation, Mr. Baird received a payment of $2,038,750, and the vesting date for 60,757 shares of restricted stock and 51,293 stock options was accelerated to December 1, 2006. In 2006, Mr. Baird also received base salary earnings of $413,750 through December 1, 2006 and the perquisites and other compensation listed in the tables below.

2006 Perquisites and Other Compensation

	Perquisites		Other Compensation
			Dividends on
			Unvested	401(k)		Tax Gross up
	Financial		Restricted	Company	Life	on Financial
Executive	Planning	Parking	Stock	Match	Insurance	Planning	Total

Hamid R. Moghadam	$33,600	$7,200	$257,439	$6,150	$576	$28,336	$333,301
Michael A. Coke	$7,500	$4,740	$80,097	$6,600	$576	$6,325	$105,838
W. Blake Baird	$7,500	$6,600	$167,924	$6,600	$576	$6,325	$195,525
Guy A. Jaquier	$7,500	$4,740	$74,833	$6,600	$576	$6,325	$100,574
Eugene F. Reilly	0	$5,160	$54,456	$6,600	$576	0	$66,792
John T. Roberts	$7,500	$4,740	$108,751	$6,600	$576	$6,325	$134,492

2006 Total Compensation for Named Executive Officers

	Salary and
	Incentive		Other
Executive	Compensation	Perquisites	Compensation	Grand Total

Hamid R. Moghadam	$4,565,479	$40,800	$292,501	$4,898,780
Michael A. Coke	$1,710,000	$12,240	$93,598	$1,815,838
W. Blake Baird(1)	$413,750	$14,100	$2,220,175	$2,648,025
Guy A. Jaquier	$1,956,195	$12,240	$88,334	$2,056,769
Eugene F. Reilly	$1,800,000	$5,160	$61,632	$1,866,792
John T. Roberts	$1,710,000	$12,240	$122,252	$1,844,492

(1)	Mr. Baird’s compensation does not include the value of his accelerated restricted stock and option awards.

The company does not provide to any of its employees including the Chairman and CEO and other members of executive management with any of the following: severance plans other than the change in control and noncompetition agreements described in this proxy statement, or supplemental retirement benefits.

Stock Option Grant Timing Practices

We award grants of stock options or restricted stock to certain employees to recognize the following circumstances: when such employees begin employment; when an employee is promoted to vice president; when an officer exchanges their cash annual bonus in equity and as an award under the long-term equity incentive program. We do not have a program, plan or practice to time option grants to our executives in coordination with the release of material non-public information.

All stock option awards have an exercise price equal to the closing sales price of such stock on the date of grant. New executive grants are approved by the Compensation Committee and made on the first day of employment. Generally, any new employee grants are granted on a predetermined date on or after they begin employment with the company. In order to facilitate the day-to-day management and administration of the plan with respect to such new employee grants, the Compensation Committee also typically authorizes and approves a general grant or award of up to an annual aggregate of 250,000 shares of common stock which may be either incentive stock options, non-qualified stock options or shares of restricted stock to be made available to new employees or officers (excluding Section 16 officers) of the company or its affiliates, and with the identity of the recipients and the number of shares covered by the award to be subsequently determined by our Chairman and Chief Executive Officer (or his two designees), provided that no one individual can receive more than 50,000 shares or options to purchase shares of common stock, and subject to certain other restrictions.

Prior to calendar year end, as part of our annual bonus exchange program, our executives and other U.S.-based officers elect whether to receive a portion of their current year bonus in stock option grants or restricted stock grants to be awarded in February or March of the following year. Stock options awarded as a result of the executives or officers participation in the annual bonus exchange program or under the long-term equity incentive program are approved and granted by the Compensation Committee on the day the Compensation Committee meets, and thus the exercise price is the closing sales price of our common stock on that day. Annual long-term equity grants are also awarded to non-officer employees at the same meeting. These stock option grant timing practices are applied consistently to executive officers and our other employees. Our fiscal year earnings results are generally announced at the end of January, and we do not time the February or March meeting to coincide with the announcement of any other material non-public information.

Stock Ownership Guidelines

Because the Board of Directors of the company believes strongly in linking the interests of our non-employee directors, senior officers and stockholders, the Board has established stock ownership guidelines for our non-employee directors and senior officers. The ownership guidelines specify a number of shares and/or partnership units that AMB’s non-employee directors and U.S.-based senior officers (Senior Vice Presidents and above) must accumulate and hold, which may include the value attributed to unvested shares of restricted stock. Non-employee directors are expected to own or acquire, by the later of September 2007 or three years of first becoming a director, shares having a market value of at least $100,000. Senior officers are expected to own or acquire a certain amount of shares or units by the later of September 2009 or five years after the officer’s appointment to a senior position. The specific share and unit requirements for senior officers are based on the equity market value of a multiple of annual base salary compensation, with the higher multiples applying to executive officers having the highest levels of responsibility. Our Chairman and CEO is expected to hold shares and/or units worth at least five times his base salary; other executive officers are expected to hold shares and/or units worth at least three times their base salary; and our senior vice presidents are expected to hold shares and/or units worth at least one time their base salary. Compliance with the guidelines is monitored by our human resources department.

Summary

We believe the compensation programs for our executive officers are reasonable and are competitive with compensation programs provided to similarly situated officers at our peer companies. We believe the annual incentive payments made to the executive officers named in the Summary Compensation Table in respect of the year 2006 are appropriate and commensurate with our 2006 financial and strategic performance and their individual achievements during the year. We believe the long-term incentive opportunities provided to our executive officers, in the form of stock options and restricted stock, are also appropriate and are awarded in a manner consistent with our philosophy of basing a substantial component of total executive compensation on the total returns realized by our stockholders.

EXECUTIVE COMPENSATION

The following table sets forth the annual base salary rates and other compensation earned or expensed for the year ended December 31, 2006 to our Chief Executive Officer and Chief Financial Officer during fiscal year 2006, our next three most highly compensated executive officers other than our Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of 2006, and our former President who would have been among our next three most highly compensated executive officers had he remained as an executive officer until the end of 2006 (collectively, the “Named Executive Officers”).

Summary Compensation Table

									All Other
		Salary	Bonus		Stock Awards		Option Awards		Compensation		Total
Name and Principal Position	Year	($)	($)(1)		($)(2)(3)(4)(5)		($)(2)(6)(7)		($)(4)		($)

Hamid R. Moghadam	2006	627,500	1,550,391	(8)	2,082,110	(8)	480,866	(8)	333,301	(9)	5,074,168
Chairman and Chief Executive Officer
Michael A. Coke	2006	375,000	575,000	(10)	801,621	(10)	154,245	(10)	865,838	(9)(10)	2,771,704
Executive Vice President and Former Chief Financial Officer
W. Blake Baird	2006	413,750	0	(11)	2,644,800	(11)	1,165,829	(11)	2,234,275	(9)(11)	6,458,654
Former President and Director
Guy F. Jaquier	2006	375,000	625,000	(12)	522,232	(12)	304,726	(12)	100,574	(9)	1,927,532
President Europe & Asia
Eugene F. Reilly	2006	375,000	600,000	(13)	363,109	(13)	11,999	(13)	66,792	(9)	1,416,900
President North America
John T. Roberts, Jr.	2006	375,000	575,000	(14)	867,217	(14)	0	(14)	134,492	(9)	1,951,709
President, Private Capital

(1)	The Compensation Committee of the Board of Directors determined the amount of any such bonus. The bonuses for 2006 were paid in 2007. At the option of the Named Executive Officer, the officer may receive his bonus in any combination of cash, restricted shares of our common stock (valued at 125% of the cash bonus, with a three-year vesting period) or options to purchase shares of our common stock (valued at 150% of the cash bonus in 2006 based on our Black-Scholes value, 150% of the cash bonus in 2005 and 2004 based on a standardized discounted binomial value and 135% of the cash bonus in 2003 based on our Black-Scholes value, with a three-year vesting period on options in excess of the 100% cash bonus value and immediate vesting of the remainder).

(2)	Measured as value of compensation expense recognized by the company for financial statement reporting purposes in fiscal year 2006, computed pursuant to Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (“FAS 123R”).

(3)	In accordance with FAS 123R, we value restricted stock using the closing sales price of our common stock on the date of grant and recognize this amount as an expense over the vesting period of the restricted stock. The compensation expense disclosed in the Summary Compensation Table for each of the Named Executive Officers aggregates tranches of restricted stock awarded in 2001 to 2006 for performance in 2000 to 2005, as well as new hire grants, which were accrued toward vesting or expensed in fiscal year 2006.

(4)	Dividends will be paid on the restricted stock granted to our directors, executive officers and other employees. For the fiscal year 2006, the dividend rate was $0.46 per share, was factored into our grant date fair value and was not preferential. As of December 31, 2006, Mr. Moghadam held 157,623 shares of our restricted stock, valued at $9,238,284, Mr. Coke held 46,270 shares of our restricted stock, valued at $2,711,885, Mr. Baird held 0 shares of our restricted stock, valued at $0, Mr. Jaquier held 44,273 shares of our restricted stock, valued at $2,594,841, Mr. Roberts held 63,605 shares of our restricted stock, valued at $3,727,889, and Mr. Reilly held 32,261 shares of our restricted stock, valued at $1,890,817. Such restricted stock values are based on the closing price per share of our common stock of $58.61 on December 29, 2006. All of our restricted stock grants vest annually in either three or five installments assuming continued employment. During the fiscal year 2006, Mr. Moghadam earned $257,439 of dividends on his shares of unvested restricted stock, Mr. Coke earned $80,097 of dividends on his shares of unvested restricted stock, Mr. Baird earned $167,924 of dividends on his shares of unvested restricted stock, Mr. Jaquier earned $74,833 of dividends on his shares of unvested restricted stock, Mr. Reilly earned $54,456 of dividends on his shares of unvested restricted stock, and Mr. Roberts earned $108,751 of dividends on his shares of unvested restricted stock.

(5)	Based on 2005 performance, each of the Named Executive Officers received a grant of restricted shares of our common stock on February 6, 2006 based on the fair market value of our common stock on that date of $51.92. The grants of restricted shares were made under the 2002 Stock Option and Incentive Plan, as amended, and vest annually in five equal installments, beginning on January 1, 2007. Also, certain Named Executive Officers elected to receive at least part of their 2005 bonus in restricted stock. The grants of restricted shares with respect to the 2005 bonuses were made under the 2002 Stock Option and Incentive Plan, as amended, and vest annually in three equal installments, beginning on January 1, 2007. For 2005, in aggregate, Mr. Moghadam was awarded 96,400 shares of our restricted stock, Mr. Baird was awarded 52,156 shares of our restricted stock, Mr. Roberts was awarded 33,257 shares of our restricted stock, Mr. Coke was awarded 23,739 shares of our restricted stock, and Mr. Reilly was awarded 18,489 shares of our restricted stock.

Based on 2004 performance, each of the Named Executive Officers received a grant of restricted shares of our common stock on February 7, 2005 based on the fair market value of our common stock on that date of $38.56. The grants of restricted shares were made under the 2002 Stock Option and Incentive Plan, as amended, and vest annually in five equal installments, beginning on January 1, 2006. Also, certain Named Executive Officers elected to receive at least part of their 2004 bonus in restricted stock. The grants of restricted shares with respect to the 2004 bonuses were made under the 2002 Stock Option and Incentive Plan, as amended, and vest annually in three equal installments, beginning on January 1, 2006. For 2004, in aggregate, Mr. Moghadam was awarded 39,297 shares of our restricted stock, Mr. Baird was awarded 19,917 shares of our restricted stock, Mr. Roberts was awarded 19,839 shares of our restricted stock, Mr. Coke was awarded 8,039 shares of our restricted stock, and Mr. Reilly was awarded 12,788 shares of our restricted stock.

Based on 2003 performance, each of the Named Executive Officers received a grant of restricted shares of our common stock on January 27, 2004 based on the fair market value of our common stock on that date of $35.26. The grants of restricted shares were made under the 2002 Stock Option and Incentive Plan, as amended, and vest annually in five equal installments, beginning on January 1, 2005. Also, certain Named Executive Officers elected to receive at least part of their 2003 bonus in restricted stock. The grants of restricted shares with respect to the 2003 bonuses were made under the 2002 Stock Option and Incentive Plan, as amended, and vest annually in three equal installments, beginning on January 1, 2005. For 2003, in aggregate, Mr. Moghadam was awarded 26,800 shares of our restricted stock, Mr. Baird was awarded 33,855 shares of our restricted stock, Mr. Roberts was awarded 19,497 shares of our restricted stock, Mr. Coke was awarded 16,129 shares of our restricted stock, and Mr. Reilly was awarded 8,917 shares of our restricted stock (which includes a grant of 6,500 restricted shares of our common stock awarded to Mr. Reilly upon commencement of his employment with us that vest annually in five equal installments).

Based on 2002 performance, certain of the Named Executive Officers received a grant of restricted shares of our common stock on February 13, 2003 based on the fair market value of our common stock on that date of $27.12. The grants of restricted shares were made under the 2002 Stock Option and Incentive Plan and 1997 Stock Option and Incentive Plan, as amended, and vest annually in five equal installments, beginning on January 1, 2004. Also, certain Named Executive Officers elected to receive at least part of their 2003 bonus in restricted stock. The grants of restricted shares with respect to the 2003 bonuses were made under the 2002 Stock Option and Incentive Plan and 1997 Stock Option and Incentive Plan, as amended, and vest annually in three equal installments, beginning on January 1, 2004. For 2002, in aggregate, Mr. Moghadam was awarded 32,226 shares of our restricted stock, Mr. Coke was awarded 21,194 shares of our restricted stock, Mr. Baird was awarded 44,715 shares of our restricted stock, Mr. Jaquier was awarded 12,168 shares of our restricted stock, and Mr. Roberts was awarded 15,712 shares of our restricted stock.

Based on 2001 performance, certain of the Named Executive Officers received a grant of restricted shares of our common stock on February 26, 2002 based on the fair market value of our common stock on that date of $26.29. The grants of restricted shares were made under the 2002 Stock Option and Incentive Plan and 1997 Stock Option

and Incentive Plan, as amended, and vest annually in five equal installments, beginning on January 1, 2003. Also, certain Named Executive Officers elected to receive at least part of their 2003 bonus in restricted stock. The grants of restricted shares with respect to the 2003 bonuses were made under the 2002 Stock Option and Incentive Plan and 1997 Stock Option and Incentive Plan, as amended, and vest annually in three equal installments, beginning on January 1, 2003. For 2001, in aggregate, Mr. Moghadam was awarded 32,323 shares of our restricted stock, Mr. Coke was awarded 14,817 shares of our restricted stock, Mr. Baird was awarded 23,618 shares of our restricted stock, Mr. Jaquier was awarded 6,665 shares of our restricted stock, and Mr. Roberts was awarded 17,244 shares of our restricted stock.

(6)	In accordance with FAS 123R, we value stock options using the Black-Scholes option-pricing model and recognize this value as an expense over the vesting period of the options. The compensation expense disclosed in the Summary Compensation Table for each of the Named Executive Officers aggregates tranches of options awarded in 2004 to 2006 for performance in 2003 to 2005, which accrued toward vesting in fiscal year 2006. The Black-Scholes value of our stock options for 2005 awards granted in 2006 was $8.54 per share; for 2004 awards granted in 2005, was $4.48 per share; and for 2003 awards granted in 2004, was $4.12 per share.

The fair value of each option grant reported in the Summary Compensation Table was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants in 2006, 2005, and 2004, respectively: dividend yield of 3.5%, 4.5% and 4.8%; expected volatility of 17.9%, 17.5% and 18.6%; risk-free interest rates of 4.6%, 3.8% and 3.6% respectively; and expected lives of six years for 2006 and seven years for each other year. See Part IV, Item 15: Note 12 of the “Notes to Consolidated Financial Statements” in our annual report filed on Form 10-K for the fiscal years ended December 31, 2006, 2005 and 2004 for more detailed information regarding these assumptions.

In calculating the number of our stock options that our officers received in our compensation program for (i) 2006 performance, the Compensation Committee used a value of $11.90 per share, (ii) 2005 performance, the Compensation Committee used a value of $6.52 per share, and (iii) 2004 performance, the Compensation Committee used a value of $4.12 per share. The values for 2005 and 2004 performance were determined by our independent compensation consultant, Towers Perrin, using a discounted binomial methodology, based on a standardized set of assumptions so that our compensation was comparable to, and remained competitive with, that of our peer companies. However, as detailed above, for purposes of determining the impact of stock option grants on our total compensation expense, we value the number of shares subject to the stock option grants using a Black-Scholes methodology based on company-specific assumptions. The Black-Scholes value of our stock options for 2005 awards was $8.54 per share, and for 2004 awards, was $4.48 per share. For 2006 performance, we used the Black-Scholes value of our stock options, $11.90 per share, respectively, both to calculate the number of stock options granted to our officers for 2006 awards and for purposes of expensing such stock option grants over their vesting periods. For stock option grants made to our Named Executive Officers for 2005 performance, the aggregate value of the options received using Towers Perrin’s discounted binomial methodology is $431,989, and the aggregate value of the options which we will expense over the vesting periods using our Black-Scholes methodology is $565,826. For stock option grants made to our Named Executive Officers for 2004 performance, the aggregate value of the options received using Towers Perrin’s discounted binomial methodology is $1,089,991, and the aggregate value of the options which we will expense over the vesting periods using our Black-Scholes methodology is $1,185,233.

(7)	Based on 2005 performance, certain Named Executive Officers received options to purchase shares of our common stock on February 6, 2006. All of these options become exercisable in three equal annual installments, beginning on January 1, 2007, and have a term of not more than 10 years.

Based on 2004 performance, certain Named Executive Officers received options to purchase shares of our common stock on February 7, 2005. All of these options become exercisable in three equal annual installments, beginning on January 1, 2006, and have a term of not more than 10 years. Also, certain Named Executive Officers elected to receive at least part of their 2004 bonus in options. All of these options become exercisable in three equal annual installments, beginning on January 1, 2006, and have a term of not more than 10 years.

Based on 2003 performance, certain Named Executive Officers received options to purchase shares of our common stock on January 27, 2004. All of these options become exercisable in three equal annual installments, beginning on January 1, 2005, and have a term of not more than 10 years. Also, certain Named Executive Officers elected to receive at least part of their 2003 bonus in options. All of these options become exercisable in three equal annual installments, beginning on January 1, 2004, and have a term of not more than 10 years.

All option exercise prices are equal to the fair market value of our common stock on the date of grant.

(8)	For performance in 2006, Mr. Moghadam was awarded a bonus of $1,550,391. In lieu of receiving his 2006 bonus in cash, Mr. Moghadam elected to receive a grant of 30,196 restricted shares of our common stock, which vests over 3 years. In addition, Mr. Moghadam received a performance grant of 31,162 restricted shares of our common stock which vests over 5 years.

For performance in 2005, Mr. Moghadam was awarded a bonus of $1,444,110. In lieu of receiving his 2005 bonus in cash, Mr. Moghadam elected to receive a grant of 34,767 restricted shares of our common stock, which vests over 3 years. In addition, Mr. Moghadam received a performance grant of 61,633 restricted shares of our common stock, which vests over 5 years. Of these amounts, we expensed $1,241,698 in fiscal 2006.

For performance in 2004, Mr. Moghadam was awarded a bonus of $506,648. In lieu of receiving his 2004 bonus in cash, Mr. Moghadam elected to receive a grant of 16,424 restricted shares of our common stock, which vests over 3 years. In addition, Mr. Moghadam received a performance grant of 22,873 restricted shares of our common stock, which vests over 5 years. Of these amounts, we expensed $387,500 in fiscal 2006. In addition, Mr. Moghadam received an option to purchase up to 142,718 shares of our common stock, which vests over 3 years. Of this amount, we expensed $213,125 in fiscal 2006.

For performance in 2003, Mr. Moghadam was awarded a bonus of $494,939. In lieu of receiving his 2003 bonus in cash, Mr. Moghadam elected to receive an option to purchase up to 120,131 shares of our common stock, which vested immediately, and an option to purchase 42,045 shares of common stock, which vests over 3 years. In addition, Mr. Moghadam received a performance option grant of 152,912, which vests over 3 years. Of these amounts, we expensed $267,741 in fiscal 2006. In addition, Mr. Moghadam received a performance grant of 26,800 restricted shares of our common stock, which vests over 5 years. Of this amount, we expensed $188,994 in fiscal 2006.

For performance in 2002, Mr. Moghadam received a grant of 32,212 restricted shares of our common stock, which vests over 5 years. Of this amount, we expensed $174,718 in fiscal 2006.

For performance in 2001, Mr. Moghadam received a grant of 15,063 restricted shares of our common stock, which vested over 5 years. Of this amount, we expensed $79,201 in fiscal 2006.

For performance in 2000, Mr. Moghadam received a grant of 8,100 restricted shares of our common stock, which vested over 5 years. Of this amount, we expensed $9,999 in fiscal 2006.

(9)	The Named Executive Officers received reimbursements during each fiscal year for parking, financial planning services, life insurance premiums and the payment of taxes with respect to financial planning services, which is reflected in this column. In 2006, Mr. Moghadam’s financial planning services benefit totaled $33,600, his parking benefit totaled $7,200 and his tax gross-up payments totaled $28,336; Mr. Coke’s financial planning services benefit totaled $7,500, his parking benefit totaled $4,740, and his tax gross-up payments totaled $6,325; Mr. Baird’s financial planning services benefit totaled $7,500, his parking benefit totaled $6,600, and his tax gross-up payments totaled $6,325; Mr. Jaquier’s financial planning services benefit totaled $7,500, his parking benefit totaled $4,740, and his tax gross-up payments totaled $6,325; Mr. Reilly’s parking benefit totaled $5,160; and Mr. Roberts’ financial planning services benefit totaled $7,500, his parking benefit totaled $4,740 and his tax gross-up payments totaled $6,325. In 2006, life insurance premiums for each executive totaled $576. In addition, under AMB’s 401(k) Savings and Retirement Plan, the company contributed the maximum allowable matching contribution amounts under the plan for 2006 to Messrs. Coke, Baird, Jaquier, Reilly and Roberts of $6,600 and $6,150 to Mr. Moghadam. In addition, dividends paid on unvested restricted stock for each Named Executive Officer paid in 2006 is reflected in this column. See footnote 4 above for details on individual amounts paid. The spouses of certain of the Named Executive Officers accompanied such executive officers to certain business functions and events during the year, however, travel expenses for the spouses were not paid by the company except for miscellaneous incidental expenses. We believe the incremental cost to the company for the costs of such incidental travel and entertainment expenses were less than $10,000 per each executive officer, therefore, such amounts are not reflected in this column.

(10)	For performance in 2006, Mr. Coke was awarded a bonus of $575,000. In addition, pursuant to Mr. Coke’s separation agreement with us, he received his 2006 long-term equity incentive award in cash instead of equity in an amount equal to $760,000.

Pursuant to Mr. Coke’s separation agreement with us, on his termination date, Mr. Coke will be entitled to the vesting of a portion of his shares of currently unvested restricted common stock (totaling 15,316 shares) and a portion of his currently unvested options to purchase shares of our common stock (totaling options to purchase 9,816 shares). As a result of the accelerated vesting of such awards, we elected to accelerate the amortization of such awards from the remaining normal accrual and vesting periods of such awards so that amortization and expense would be fully accrued by June 30, 2007. Accordingly, with respect to these accelerated restricted stock awards, we recorded compensation expense of $171,605 in fiscal 2006, and with respect to these accelerated option awards, we recorded compensation expense of $24,587 in fiscal 2006.

For performance in 2005, Mr. Coke was awarded a bonus of $495,647. In lieu of receiving his entire 2005 bonus in cash, Mr. Coke elected to receive $123,912 in cash and a grant of 8,948 restricted shares of our common stock, which vests over 3 years. In addition, Mr. Coke received a performance grant of 14,791 restricted shares of our common stock, which vests over 5 years. Of these amounts, we expensed $308,450 in fiscal 2006. Additionally, Mr. Coke received a performance option to purchase up to 29,447 shares of our common stock, which vests over 3 years. Of this amount, we expensed $83,826 in fiscal 2006.

For performance in 2004, Mr. Coke was awarded a bonus of $208,000. In addition, Mr. Coke received a performance grant of 8,039 restricted shares of our common stock, which vests over 5 years. Of this amount, we expensed $61,997 in fiscal 2006.

For performance in 2003, Mr. Coke was awarded a bonus of $250,000. In lieu of receiving his 2003 bonus in cash, Mr. Coke elected to receive $125,000 in cash and a grant of 4,431 restricted shares of our common stock, which vests over 3 years. In addition, Mr. Coke received a performance grant of 11,698 restricted shares of our common stock, which vests over 5 years. Of these amounts, we expensed $134,573 in fiscal 2006. Additionally, Mr. Coke received a performance option to purchase up to 33,373 shares of our common stock, which vests over 3 years. Of this amount, we expensed $45,832 in fiscal 2006.

For performance in 2002, Mr. Coke received a performance grant of 15,210 restricted shares of our common stock, which vests over 5 years. Of this amount, we expensed $82,499 in fiscal 2006.

For performance in 2001, Mr. Coke received a performance grant of 7,607 restricted shares of our common stock, which vests over 5 years. Of this amount, we expensed $39,997 in fiscal 2006.

For performance in 2000, Mr. Coke received a grant of 2,025 restricted shares of our common stock, which vests over 5 years. Of this amount, we expensed $2,500 in fiscal 2006.

(11)	In connection with his separation, Mr. Baird’s total compensation of $6,528,245 includes $413,750 of annual salary paid through December 1, 2006, $38,750 of annual salary paid for the remainder of the year, $700,000 allocated to his bonus, $1,300,000 allocated to his long-term equity incentive award, and accelerated vesting of 51,293 options (which resulted in a compensation expense of $1,012,906 to us in fiscal 2006) and 60,757 shares of restricted stock (which resulted in a compensation expense of $1,772,857 to us in fiscal 2006) and the other items noted in this table. In connection with his resignation, he forfeited 37,062 restricted shares of our common stock.

For performance in 2005, Mr. Baird was awarded a bonus of $902,419. In lieu of receiving his entire 2005 bonus in cash, Mr. Baird elected to receive $400,000 in cash and a grant of 12,095 restricted shares of our common stock, which vests over 3 years. Mr. Baird also received a performance grant of 40,061 restricted shares of our common stock, which vests over 3 years. Of these amounts, we expensed $361,779 in fiscal 2006.

For performance in 2004, Mr. Baird received a performance grant of 19,917 restricted shares of our common stock, which vests over 5 years. Of this amount, we expensed $92,166 in fiscal 2006. Mr. Baird also received a performance option to purchase up to 46,601 shares of our common stock, which vests over 5 years. Of this amount, we expensed $69,591 in fiscal 2006.

For performance in 2003, Mr. Baird was awarded a bonus of $355,000. In lieu of receiving his 2003 bonus in cash, Mr. Baird elected to receive a grant of 12,585 restricted shares of our common stock, which vests over 3 years. In addition, Mr. Baird received a performance grant of 21,270 restricted shares of our common stock, which vests over 5 years. Of these amounts, we expensed $267,913 in fiscal 2006. Mr. Baird also received a performance option to purchase up to 60,679 shares of our common stock, which vests over 3 years. Of this amount, we expensed $83,332 in fiscal 2006.

For performance in 2002, Mr. Baird received a performance grant of 27,655 restricted shares of our common stock, which vests over 5 years. Of this amount, we expensed $150,001 in fiscal 2006.

For performance in 2001, Mr. Baird received a performance grant of 8,558 restricted shares of our common stock, which vests over 5 years. Of this amount, we expensed $44,998 in fiscal 2006.

For performance in 2000, Mr. Baird received a grant of 4,121 restricted shares of our common stock, which vests over 5 years. Of this amount, we expensed $5,087 in fiscal 2006.

(12)	For performance in 2006, Mr. Jaquier was awarded a bonus of $625,000. In lieu of receiving his 2006 bonus in cash, Mr. Jaquier elected to receive $300,000 in cash and a grant of 6,329 restricted shares of our common stock, which vests over 3 years. In addition, Mr. Jaquier received a performance grant of 10,906 restricted shares of our common stock, which vests over 5 years, and a performance option to purchase up to 14,705 shares of our common stock, which vests over 3 years.

For performance in 2005, Mr. Jaquier was awarded a bonus of $453,769. In lieu of receiving his 2005 bonus in cash, Mr. Jaquier elected to receive a grant of 3,701 restricted shares of our common stock, which vests over 3 years. In addition, Mr. Jaquier received a performance grant of 18,489 restricted shares of our common stock, which vests over 5 years. Of these amounts, we expensed $256,042 in fiscal 2006. Mr. Jaquier also received a performance option to purchase up to 36,809 shares of our common stock, which vests over 3 years. Of this amount, we expensed $104,783 in fiscal 2006.

For performance in 2004, Mr. Jaquier was awarded a bonus of $268,500. In lieu of receiving his 2004 bonus in cash, Mr. Jaquier elected to receive $250,000 in cash and a grant of 599 restricted shares of our common stock, which vests over 3 years. In addition, Mr. Jaquier received a performance grant of 12,059 restricted shares of our common stock, which vests over 5 years. Of these amounts, we expensed $100,698 in fiscal 2006. Mr. Jaquier also received a performance option to purchase up to 75,242 shares of our common stock which vests over 3 years. Of this amount, we expensed $112,361 in fiscal 2006.

For performance in 2003, Mr. Jaquier was awarded a bonus of $265,000. In lieu of receiving his 2003 bonus in cash, Mr. Jaquier elected to receive $200,000 in cash and a grant of options to purchase up to 21,298 shares of our common stock, which vests over 3 years. Mr. Jaquier also received a performance option to purchase up to 58,252 shares of our common stock which vests over 3 years. Of these amounts, we expensed $87,582 in fiscal 2006. In addition, Mr. Jaquier received a performance grant of 10,209 restricted shares of our common stock, which vests over 5 years. Of this amount, we expensed $71,994 in fiscal 2006.

For performance in 2002, Mr. Jaquier received a performance grant of 12,168 restricted shares of our common stock, which vests over 5 years. Of this amount, we expensed $65,999 in fiscal 2006.

For performance in 2001, Mr. Jaquier received a performance grant of 5,230 restricted shares of our common stock, which vests over 5 years. Of this amount, we expensed $27,499 in fiscal 2006.

(13)	For performance in 2006, Mr. Reilly was awarded a bonus of $600,000. In addition, Mr. Reilly received a performance grant of 12,854 restricted shares of our common stock, which vests over 5 years.

For performance in 2005, Mr. Reilly was awarded a performance of grant of 18,489 shares of restricted stock, which vests over 5 years. Of this amount, we expensed $191,990 in fiscal 2006.

For performance in 2004, Mr. Reilly was awarded a bonus of $125,000. In lieu of receiving his entire 2004 bonus in cash, Mr. Reilly elected to receive $62,500 in cash and a grant of 2,026 restricted shares of our common stock, which vests over 3 years. In addition, Mr. Reilly received a performance grant of 10,762 restricted shares of our common stock, which vests over 5 years. Of these amounts, we expensed $109,037 in fiscal 2006.

For performance in 2003, Mr. Reilly was awarded a bonus of $25,000. In lieu of receiving his entire 2003 bonus in cash, Mr. Reilly elected to receive a grant of 886 restricted shares of our common stock, which vests over 3 years. In addition, Mr. Reilly was awarded a performance grant of 1,531 restricted shares of our common stock, which vests over 5 years. Of these amounts, we expensed $21,210 in fiscal 2006. Mr. Reilly also received a grant of options to purchase 8,737 shares of our common stock, which vests over 3 years. Of this amount, we expensed $11,999 in fiscal 2006.

Mr. Reilly commenced employment with us on October 7, 2003, and received a grant of 6,500 restricted shares of common stock, which vests over 5 years. Of this amount, we expensed $40,872 in fiscal 2006.

(14)	For performance in 2006, Mr. Roberts was awarded a bonus of $575,000. In addition, Mr. Roberts received a performance grant of 11,841 restricted shares of our common stock, which vests over 5 years.

For performance in 2005, Mr. Roberts was awarded a bonus of $571,901. In lieu of receiving his 2005 bonus in cash, Mr. Roberts elected to receive a grant of 13,768 restricted shares of our common stock, which vests over 3 years. In addition, Mr. Roberts received a performance grant of 18,489 restricted shares of our common stock, which vests over 5 years. Of these amounts, we expensed $430,268 in fiscal 2006.

For performance in 2004, Mr. Roberts received a performance grant of 19,839 restricted shares of our common stock, which vests over 5 years. Of this amount, we expensed $152,998 in fiscal 2006.

For performance in 2003, Mr. Roberts was awarded a bonus of $230,000. In lieu of receiving his 2003 bonus in cash, Mr. Roberts elected to receive a grant of 8,153 restricted shares of our common stock, which vests over 3 years. In addition, Mr. Roberts received a performance grant of 11,344 restricted shares of our common stock, which vests over 5 years. Of these amounts, we expensed $175,823 in fiscal 2006.

For performance in 2002, Mr. Roberts received a performance grant of 10,371 restricted shares of our common stock, which vests over 5 years. Of this amount, we expensed $56,252 in fiscal 2006.

For performance in 2001, Mr. Roberts received a performance grant of 9,034 restricted shares of our common stock, which vests over 5 years. Of this amount, we expensed $47,501 in fiscal 2006.

For performance in 2000, Mr. Roberts received a grant of 3,544 restricted shares of our common stock, which vests over 5 years. Of this amount, we expensed $4,375 in fiscal 2006.

Grants of Plan-Based Awards

The following table shows certain information relating to restricted shares of common stock and options to purchase shares of our common stock granted to the Named Executive Officers in 2006.

All such 2006 grants were made in connection with performance in 2005. For information on 2007 grants made in connection with performance in 2006, please see our Compensation Discussion and Analysis and the footnotes to the Summary Compensation Table.

				All Other
				Option
				Awards:
		All Other Stock		Number of			Grant Date
		Awards: Number of		Securities		Exercise or Base	Fair Value of
		Shares of Stock or		Underlying		Price of Option	Stock and
Name	Grant Date	Units (#)		Options (#)		Awards ($/Sh)	Option Awards ($)

Hamid R. Moghadam	02/06/2006	61,633	(1)	—		—	3,199,985
	02/06/2006	34,767	(2)	—		—	1,805,103
Michael A. Coke	02/06/2006	—		29,447	(3)(4)	51.92	251,477
	02/06/2006	14,791	(1)	—		—	767,949
	02/06/2006	8,948	(2)	—		—	464,580
W. Blake Baird	02/06/2006	40,061	(1)(5)	—		—	2,079,967 (5)
		12,095	(2)(6)	—		—	627,972 (6)
Guy F. Jaquier	02/06/2006	—		36,809	(3)(4)	51.92	314,349
	02/06/2006	18,489	(1)	—		—	959,949
	02/06/2006	3,701	(2)	—		—	192,156
Eugene F. Reilly	02/06/2006	18,489	(1)	—		—	959,949
John T. Roberts, Jr.	02/06/2006	18,489	(1)	—		—	959,949
		13,768	(2)	—		—	714,835

(1)	All shares of restricted stock granted to Named Executive Officers with respect to 2005 performance were granted on February 6, 2006 and vest in five equal annual installments (rounded to the nearest whole share of common stock) on January 1, 2007, 2008, 2009, 2010 and 2011. All dividends paid on unvested shares of restricted stock are paid at the same rate as paid to all stockholders, $0.46 per share per quarter in 2006.

(2)	All shares of restricted stock granted to Named Executive Officers with respect to 2005 performance were granted on February 6, 2006 and vest in three equal annual installments (rounded to the nearest whole share of common stock) on January 1, 2007, 2008 and 2009. All dividends paid on unvested shares of restricted stock are paid at the same rate as paid to all stockholders, $0.46 per share per quarter in 2006.

(3)	All options granted to Named Executive Officers with respect to 2005 performance were granted on February 6, 2006 and become exercisable in three equal annual installments (rounded to the nearest whole share of our common stock) on January 1, 2007, 2008 and 2009. All options granted with respect to 2005 performance granted in 2006 to Named Executive Officers vest fully on January 1, 2009 and have a term of not more than ten years. The option exercise price is equal to the fair market value of the common stock on the date of grant.

(4)	The total number of shares of common stock underlying such options used in such calculation is as of February 6, 2006, the grant date of the annual options relating to 2005 performance.

(5)	In connection with Mr. Baird’s resignation, he forfeited 24,036 shares of this grant with a fair value of $1,247,949.

(6)	In connection with Mr. Baird’s resignation, he forfeited an additional 806 shares of this grant with a fair value of $41,848.

Equity Compensation Plan Information

We have two equity compensation plans: (1) the Third Amended and Restated 1997 Stock Option and Incentive Plan, as amended, and (2) the 2002 Stock Option and Incentive Plan, as amended. A total of 18,950,000 shares of common stock are reserved for issuance pursuant to the plans. Currently, awards under the stock option and incentive plans consist of non-qualified stock options and restricted shares of common stock. Our stockholders have approved both stock option and incentive plans. As of December 31, 2006:

Number of
	Securities to be		Number of Securities
	Issued Upon		Remaining Available
	Exercise of	Weighted-Average	for Future Issuance
	Outstanding	Exercise Price of	Under Equity
Plan Category	Options	Outstanding Options	Compensation Plans

Equity compensation plans approved by security holders	6,847,025	$31.4414	3,226,106
Equity compensation plans not approved by security holders	None	N/A	N/A

Exercises and Holdings of Previously Awarded Equity

The following table sets forth certain information concerning exercised and unexercised options held by the Named Executive Officers at December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
			Number of
			Securities
	Number of Securities		Underlying	Option				Market Value of
	Underlying		Unexercised	Exercise	Option	Number of Shares or		Shares or Units
	Unexercised Options		Options (#)	Price	Expiration	Units of Stock That		of Stock That Have
Name	(#) Exercisable		Unexercisable	($)	Date	Have Not Vested (#)		Not Vested ($)(1)

Hamid R. Moghadam						3,012	(2)	176,533
						12,884	(3)	755,131
						16,080	(4)	942,449
						18,298	(5)	1,072,446
						10,949	(6)	641,721
						61,633	(7)	3,612,310
						34,767	(8)	2,037,694
	87,810	(9)	—	21.62500	12/15/2008
	518,574	(10)	—	20.18750	2/28/2010
	422,125	(11)	—	24.60000	2/27/2011
	152,672	(12)	—	24.69000	5/22/2011
	354,610	(13)	—	26.29000	2/26/2012
	685,490	(14)	—	27.12000	2/13/2013
	250,103	(15)	64,985	35.26000	1/27/2014
	47,573	(16)	95,145	38.56000	2/7/2015

	Option Awards					Stock Awards
			Number of
			Securities
	Number of Securities		Underlying	Option				Market Value of
	Underlying		Unexercised	Exercise	Option	Number of Shares or		Shares or Units
	Unexercised Options		Options (#)	Price	Expiration	Units of Stock That		of Stock That Have
Name	(#) Exercisable		Unexercisable	($)	Date	Have Not Vested (#)		Not Vested ($)(1)

Michael A. Coke
						1,521	(2)	89,146
						6,084	(3)	356,583
						7,018	(4)	411,325
						1,477	(17)	86,567
						6,431	(5)	376,921
						14,791	(7)	866,901
						8,948	(8)	524,442
	42,202	(18)	—	27.12000	2/13/2013
	22,249	(19)	11,124	35.26000	1/27/2014
	0	(20)	29,447	51.92000	2/6/2016
W. Blake Baird
	55,000	(21)	—	26.29000	2/26/2012
	122,549	(18)	—	27.12000	2/13/2013
	60,679	(19)	—	35.26000	1/27/2014
	46,601	(16)	—	38.56000	2/7/2015
John T. Roberts, Jr.						1,806	(2)	105,850
						4,148	(3)	243,114
						6,806	(4)	398,900
						2,717	(17)	159,243
						15,871	(5)	930,199
						18,489	(7)	1,083,640
						13,768	(8)	806,942
Eugene F. Reilly						2,600	(3)	152,386
						918	(4)	53,804
						295	(17)	17,290
						8,609	(5)	504,573
						1,350	(6)	79,124
						18,489	(7)	1,083,640
	5,825	(19)	2,912	35.26000	1/27/2014
Guy F. Jaquier
						1,046	(2)	61,306
						4,866	(3)	285,196
						6,125	(4)	358,986
						9,647	(5)	565,411
						399	(6)	23,385
						18,489	(7)	1,083,640
						3,701	(8)	216,916
	104,480	(22)	—	26.29000	2/26/2012
	122,340	(23)	—	27.12000	2/13/2013
	58,293	(24)	21,257	35.26000	1/27/2014
	25,081	(8)	50,161	38.56000	2/7/2015
	0	(11)	36,809	51.92000	2/6/2016

(1)	Based on a price per share of our common stock of $58.61, the closing price per share on the New York Stock Exchange on December 29, 2006.

(2)	One-fifth of the shares vest annually on January 1. The shares vested fully on January 1, 2007.

(3)	One-fifth of the shares vest annually on January 1. The shares vest fully on January 1, 2008.

(4)	One-fifth of the shares vest annually on January 1. The shares vest fully on January 1, 2009.

(5)	One-fifth of the shares vest annually on January 1. The shares vest fully on January 1, 2010.

(6)	One-third of the shares vest annually on January 1. The shares vest fully on January 1, 2008.

(7)	One-fifth of the shares vest annually on January 1. The shares vest fully on January 1, 2011.

(8)	One-third of the shares vest annually on January 1. The shares vest fully on January 1, 2009.

(9)	One-third of the shares subject to the option vest and became exercisable annually on January 1. The shares vested fully on January 1, 2002.

(10)	153,216 of the shares subject to the option vested immediately and the remainder became exercisable annually on January 1. Those shares vested fully on January 1, 2003.

(11)	106,417 of the shares subject to the option vested immediately and the remainder became exercisable annually on January 1. Those shares vested fully on January 1, 2004.

(12)	One-third of the shares subject to the option vest and became exercisable annually on January 1. The shares vested fully on January 1, 2004.

(13)	83,805 of the shares subject to the option vested immediately and the remainder became exercisable annually on January 1. Those shares vested fully on January 1, 2005.

(14)	296,296 of the shares subject to the option vested immediately and the remainder became exercisable annually on January 1. Those shares vested fully on January 1, 2006.

(15)	120,131 of the shares subject to the option vested immediately and the remainder became exercisable annually on January 1. Those shares vested fully on January 1, 2007.

(16)	One-third of the shares subject to the option vest and become exercisable annually on January 1. The shares will vest fully on January 1, 2008.

(17)	One-third of the shares vest annually on January 1. The shares vested fully on January 1, 2007.

(18)	One-third of the shares subject to the option vest and became exercisable annually on January 1. The shares vested fully on January 1, 2006.

(19)	One-third of the shares subject to the option vest and became exercisable annually on January 1. The shares vested fully on January 1, 2007.

(20)	One-third of the shares subject to the option vest and become exercisable annually on January 1. The shares will vest fully on January 1, 2009.

(21)	One-third of the shares subject to the option vest and became exercisable annually on January 1. The shares vested fully on January 1, 2005.

(22)	16,667 of the shares subject to the option vested immediately and the remainder became exercisable annually on January 1. Those shares vested fully on January 1, 2005.

(23)	10,739 of the shares subject to the option vested immediately and the remainder became exercisable annually on January 1. Those shares vested fully on January 1, 2006.

(24)	15,777 of the shares subject to the option vested immediately and the remainder became exercisable annually on January 1. Those shares vested fully on January 1, 2007.

Option Exercises and Stock Vested

The following table discloses stock option exercises and vesting of restricted stock awards for our Named Executive Officers in 2006.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)(1)(2)	Vesting (#)	Vesting ($)(1)(2)

Hamid R. Moghadam	543,737	—	29,502	—
Michael A. Coke	125,607	3,299,397.25	14,387	—
W. Blake Baird	240,058	6,464,236.97	89,942	5,179,396
Guy F. Jaquier	116,875	3,606,945.99	9,134	—
Eugene F. Reilly	—	—	4,730	245,250
John T. Roberts Jr.	360,722	9,978,177.75	16,324	—

(1)	The value of the vested stock award releases set forth above is based on the closing sales price of our common stock at $49.75 per share on January 3, 2006, and for stock option exercises, is based on the closing sales price of our common stock on the date of exercise.

(2)	In 2006, Mr. Moghadam deferred receipt of $27,949,458 of the gain attributable to stock option exercises for options to purchase 928,106 shares of our common stock that were earned and vested prior to December 31, 2004 and receipt of 29,004 shares of vested stock award releases valued at $1,442,949 by way of the company’s nonqualified deferred compensation program. In connection with this deferral, 498 shares were forfeited to pay applicable taxes owed on the deferred amounts.

In 2006, Mr. Coke deferred receipt of 14,075 shares of vested stock award releases valued at $700,231 by way of the company’s nonqualified deferred compensation program. In accordance with the respective deferred compensation election and plan provisions, such deferred compensation will be distributed in a lump sum on or shortly after his termination date in 2007. In connection with this deferral, 312 shares were forfeited to pay applicable taxes owed on the deferred amounts.

In 2006, Mr. Jaquier deferred receipt of 8,894 shares of vested stock award releases valued at $442,476 by way of the company’s nonqualified deferred compensation program. In connection with this deferral, 240 shares were forfeited to pay applicable taxes owed on the deferred amounts.

In 2006, Mr. Roberts deferred receipt of 15,991 shares of vested stock award releases valued at $795,552 by way of the company’s nonqualified deferred compensation program. In connection with this deferral, 333 shares were forfeited to pay applicable taxes owed on the deferred amounts.

Such deferred compensation will be distributed in accordance with the respective individual’s elections and the applicable plan provisions.

Pension Benefits, Nonqualified Deferred Compensation and Post-Termination and
Change-In-Control Agreements

Pension Benefits

The company does not maintain a pension benefits plan.

Nonqualified Deferred Compensation

The following Named Executive Officers participate in our Nonqualified Deferred Compensation Plans. With respect to 2006 compensation, Mr. Moghadam elected to defer 100% of his salary, 100% of the restricted stock portion of his bonus and long-term incentive award as well as certain stock option gains attributable to designated stock option awards from prior years that were earned and vested prior to December 31, 2004 under the plans;

Mr. Coke elected to defer 100% of the restricted stock portion of his bonus and long-term incentive award under the plans; Mr. Jaquier elected to defer 100% of the restricted stock portion of his bonus and long-term incentive award under the plans; and Mr. Roberts elected to defer 22% of his salary and 100% of the restricted stock portion of his long-term incentive award under the plans.

The following table discloses the amount of contributions to our nonqualified deferred compensation program and aggregate earnings, withdrawals and distributions for our Named Executive Officers in 2006.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings	Withdrawals/	Balance
Name	2006 ($)	2006 ($)	in 2006 ($)	Distributions ($)	at 12/31/06 ($)

Hamid R. Moghadam	30,003,037	—	6,632,069	—	43,948,682
Michael A. Coke	700,231	—	311,237	—	1,809,418
W. Blake Baird	—	—	—	—	—
Guy F. Jaquier	442,477	—	255,463	—	1,437,644
Eugene F. Reilly	—	—	—	—	—
John T. Roberts, Jr.	903,740	—	618,628	—	3,565,268

In 2006, we maintained two nonqualified deferred compensation plans: (i) the AMB 2005 Nonqualified Deferred Compensation Plan and (ii) an amendment and restatement to our Amended and Restated Nonqualified Deferred Compensation Plan.

The Amended and Restated Nonqualified Deferred Compensation Plan allowed our directors and a select group of management and highly compensated employees, namely, our officers and the officers of certain of our affiliates, to defer receiving certain of their compensation earned and vested on or prior to December 31, 2004. It also enabled participants who are employees to defer up to 100% of their annual base pay and up to 100% of the cash portion of their annual bonuses on a pre-tax basis, participants who are non-employee members of our Board of Directors to defer all or a portion of their meeting fees and/or committee chairmanship fees, and participants who participate in our stock option and incentive plans to defer the receipt of stock option gains and restricted stock awards that they receive under such plans, subject to restrictions. This deferred compensation is our unsecured obligation. Participants select from various investment options available under the plan to invest their elective deferrals. There are no guaranteed returns for any of the investment options or for any participants in the plan. Company stock is not an investment option available to either employees who elect to defer a portion of their annual base pay or their cash bonus or non-employee directors who elect to defer all or a portion of their meeting fees and/or chairmanship fees. When a participant defers the receipt of equity-based compensation, the amounts must be deferred in our company stock, and at no time can these deferrals into company stock be reinvested in any other investment option. Dividends earned on deferred amounts must be invested in investments options other than our common stock. Distributions under this plan are made either in a lump sum or installment payments up to 10 years upon either a fixed date or retirement, as elected by the participant in their deferral election form or re-deferral form under plan provisions. In the event of a participant’s termination, death, disability or a change in control of the company occurring earlier than the elected distribution date, deferred amounts would be distributed commencing upon the earlier event in accordance with the plan provisions. In accordance with an exemption permitted under Section 409A of the Internal Revenue Code and the related rules, regulations and guidance issued by the Department of Treasury and Internal Revenue Service, our Board of Directors further amended and restated the Amended and Restated Nonqualified Deferred Compensation Plan in 2006 to provide that the plan will only be maintained with respect to deferrals for compensation amounts and investment credits on such amounts earned and vested on or prior to December 31, 2004. The amendment and restatement to the Amended and Restated Nonqualified Deferred Compensation Plan was adopted to confirm the grandfathered status of this plan under Section 409A of the Internal Revenue Code.

Pursuant to the AMB 2005 Nonqualified Deferred Compensation Plan, certain eligible employees and non-employee directors of us, AMB Property, L.P and our participating subsidiaries may elect to defer up to 100% of their eligible compensation, such as annual salary, bonus, restricted stock and directors’ fees, earned or vested on or after January 1, 2005. The terms of this plan are materially similar to the terms of the Amended and Restated Nonqualified Deferred Compensation Plan except for changes necessary to comply with Section 409A of the

Internal Revenue Code and the related rules, regulations and guidance issued by the Department of Treasury and the Internal Revenue Service to date. Amounts deferred under the Amended and Restated Nonqualified Deferred Compensation Plan, but not vested as of December 31, 2004, were automatically transferred to the AMB 2005 Nonqualified Deferred Compensation Plan. Distributions to our officers under this plan in the event of termination or retirement commence six months after such event.

We have reserved the right under the AMB 2005 Nonqualified Deferred Compensation Plan and the Amended and Restated Nonqualified Deferred Compensation Plan to make discretionary matching contributions to participant accounts from time to time. We made no discretionary contributions in 2006. The participants’ elective deferrals and any matching contributions are 100% vested immediately. We pay all of the administrative costs of the plan.

Third Amended and Restated 1997 Stock Option and Incentive Plan

The Third Amended and Restated 1997 Stock Option and Incentive Plan, as amended, was adopted by the Board of Directors and approved by the stockholders to enable executive officers, employees and consultants of AMB Property Corporation and certain subsidiaries, and directors of AMB Property Corporation, to participate in the ownership of AMB Property Corporation. The 1997 plan is designed to attract and retain our executive officers, other key employees and directors, and to provide incentives to such persons to maximize our performance. The 1997 plan currently covers an aggregate of 8,950,000 shares of our common stock and will expire in 2007. The 1997 plan does not permit re-pricing of stock options without stockholder approval.

Employees and consultants of AMB Property Corporation and certain subsidiaries, and directors of AMB Property Corporation, may receive options, stock payments, performance awards, restricted stock, dividend equivalents, deferred stock and stock appreciation rights under the 1997 plan. Our employees and consultants also may receive stock appreciation rights under the 1997 plan. In addition, Non-Employee Directors (as defined in the 1997 plan) and our employees and consultants may receive options to purchase shares of our common stock under the 1997 plan, however, we generally are no longer issuing equity from this plan.

2002 Stock Option and Incentive Plan

The 2002 Stock Option and Incentive Plan, as amended, was adopted by the Board of Directors on February 26, 2002 and approved by the stockholders on May 30, 2002 to enable executive officers, employees and consultants of AMB Property Corporation and certain subsidiaries, and directors of AMB Property Corporation, to participate in the ownership of AMB Property Corporation. The 2002 plan is designed to attract and retain our executive officers, other employees and directors, and to provide incentives to such persons to maximize our performance. The 2002 plan currently covers an aggregate of 10,000,000 shares of our common stock and will expire in 2012. The 2002 plan does not permit re-pricing of stock options without stockholder approval.

On February 16, 2007, our Board of Directors approved an amendment and restatement to the plan which is subject to approval by our stockholders at our Annual Meeting, which among other things, seeks to increase the number of shares authorized for issuance under our plan by 7.5 million shares to 17.5 million shares. A summary of the proposed changes to the plan are located in the section, “Proposal 3: Approval of Amended and Restated 2002 Stock Option and Incentive Plan.”

Employees and consultants of AMB Property Corporation and certain subsidiaries, and directors of AMB Property Corporation, may receive options, stock payments, performance awards, restricted stock, dividend equivalents, deferred stock and stock appreciation rights under the 2002 plan. Only employees of AMB Property Corporation or its subsidiaries that are corporations may receive incentive stock options under the 2002 plan. New employees employed in our U.S. offices generally receive initial grants of stock options or restricted stock under the 2002 plan when such employees begin employment with us, which vest over a number of years, assuming continued employment.

401(k) Plan

Effective November 26, 1997, we established our Section 401(k) Savings and Retirement Plan to cover our eligible employees. During 2006, the 401(k) plan permitted our eligible employees to defer up to 20% of their annual compensation (as adjusted under the terms of the plan), subject to certain limitations imposed by the Internal Revenue Code of 1986, as amended. Employees at least 50 years of age by the end of 2006 were eligible to make additional 401(k) catch-up contributions to a maximum of $5,000. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) plan. We currently make matching cash contributions to the 401(k) account of each eligible employee in an amount equal to 50% of the first 6.0% of annual compensation deferred by each employee, up to a maximum match by the company of the amount permitted by law to each participating employee per year; however, in addition, we have reserved the right to make greater matching contributions in the form of discretionary contributions. Participants vest fully in the matching contributions one year after the commencement of their employment with us. We made no discretionary contributions to the 401(k) plan in 2006. Our employees are eligible to participate in the 401(k) plan upon commencement of their employment with us. In connection with the 401(k) plan, we paid approximately $0.785 million in cash with respect to our matching contribution for the year ended December 31, 2006. Our common stock is not an investment option available to employees pursuant to the terms of the 401(k) plan. The 401(k) plan qualifies under Section 401 of the Internal Revenue Code of 1986, as amended, so that contributions by employees to the 401(k) plan, and income earned on plan contributions, are not subject to income tax until withdrawn from the 401(k) plan.

Section 162(m)

Section 162(m) of the Internal Revenue Code limits the tax deduction for compensation paid to our Chief Executive Officer and the additional four most highly compensated officers who are employed at fiscal year-end to $1.0 million per year, subject to certain performance, disclosure and stockholder requirements. Grants of stock options and restricted stock under the 2002 Stock Option and Incentive Plan, as amended, are intended to qualify as performance based compensation, which is not subject to the Section 162(m) deduction limitation. The Compensation Committee presently intends that, so long as it is consistent with our overall compensation objectives and to the extent reasonable, all executive compensation will be deductible for federal income tax purposes and, for the year ended December 31, 2006, there were no exceptions. The Compensation Committee, however, may design programs that recognize a full range of performance criteria important to our success, even where compensation payable under such programs may not be deductible.

Employment Agreements; Separation Agreement and Release of Claims

Currently, there are no employment agreements between us and any of the Named Executive Officers.

However, Messrs. Baird and Coke each entered into a Separation Agreement and Release of Claims with us, dated November 20, 2006 and November 21, 2006, respectively, in connection with their resignation and retirement, respectively.

In connection with Mr. Baird’s separation, we paid Mr. Baird all accrued salary and all accrued and unused vacation (less all applicable deductions and withholdings) earned through December 1, 2006 and his base salary from December 1, 2006 through December 31, 2006 in the amount of $38,750 (less all applicable deductions). We also paid his 2006 bonus in the amount of $700,000 and his long term incentive award in the amount of $1,300,000 (less all applicable deductions and withholdings). Mr. Baird is eligible to participate in our executive retiree benefit program.

Mr. Baird was entitled to the vesting of a portion of his shares of currently unvested restricted common stock (totaling 60,757 shares) and a portion of his currently unvested options to purchase shares of our common stock (totaling options to purchase 51,293 shares). Effective as of December 1, 2006, under his separation agreement, Mr. Baird resigned his positions as our president and director and as an officer and/or director of our affiliates and subsidiaries, as applicable. This separation agreement also subjects Mr. Baird to certain non-competition provisions until December 1, 2007, non-solicitation provisions until December 1, 2009 and confidentiality provisions prior to and after December 1, 2006. Generally, such provisions restrict Mr. Baird’s ability to compete with us, to solicit our employees, and to disclose our confidential information. In return for the payments and benefits provided by this separation agreement, Mr. Baird released us from all claims regarding his employment or termination of employment up to November 20, 2006.

In connection with Mr. Coke’s separation agreement, Mr. Coke resigned his position as chief financial officer on March 1, 2007, and has agreed that he will continue as a full-time employee until May 1, 2007. After this resignation date, Mr. Coke has agreed that he will remain our employee until his termination date. We will pay Mr. Coke his current full-time salary until his resignation date. After his resignation date until his termination date, we will pay Mr. Coke his current rate of pay prorated based upon actual hours worked. On his termination date, we will pay Mr. Coke all accrued and unpaid salary and vacation, subject to standard deductions and withholdings. We also paid Mr. Coke his 2006 bonus and 2007 long-term incentive award (less all applicable deductions) in accordance with our current compensation policies at the same time we paid our other employees their bonus with respect to their 2006 performance. On his termination date, we will pay Mr. Coke a prorated target 2007 bonus and a prorated target 2008 long-term incentive award based on his full-time employment for the period beginning January 1, 2007 and ending on his resignation date and based on the actual number of hours he works after May 1, 2007 until his termination date. We will pay Mr. Coke’s cost of continued health coverage for any elected COBRA coverage until his termination date. On his termination date, Mr. Coke will be entitled to the vesting of a portion of his shares of currently unvested restricted common stock (totaling 15,316 shares) and a portion of his currently unvested options to purchase shares of our common stock (totaling options to purchase 9,816 shares). This separation agreement also subjects Mr. Coke to certain non-competition provisions until a year after May 1, 2007, non-solicitation provisions until two years after May 1, 2007 and confidentiality provisions prior to and after his termination date. Generally, such provisions restrict Mr. Coke’s ability to compete with us, to solicit our employees, and to disclose our confidential information. In return for the payments and benefits provided by this separation agreement, Mr. Coke releases us from all claims regarding his employment or termination of employment up to November 21, 2006.

Change in Control and Noncompetition Agreements

In addition, each of our executive officers, including Named Executive Officers, has entered into a Change in Control and Noncompetition Agreement with us which replaced the employment agreements that generally had been entered into at the time of our initial public offering. Mr. Moghadam entered into such agreement at the time of our initial public offering which became effective on November 26, 1998. Mr. Baird entered into such an agreement with us on January 20, 1999, his first day of employment; Messrs. Coke and Roberts entered into such agreements with us on January 1, 2000, when they became Executive Vice Presidents; Mr. Jaquier entered into such an agreement with us on June 20, 2000, his first day of employment; and Mr. Reilly entered into such an agreement with us on October 7, 2003, his first day of employment. In October 2006, each of our executive officers, including the Named Executive Officers, executed an amended and restated Change in Control and Noncompetition Agreement with us. The amended and restated agreements have an initial expiration date of November 26, 2007, but are subject to automatic one-year extensions following the expiration of the initial terms.

As amended and restated, the agreements provide for severance payments during the term of the agreement in the event of a termination of the executive officer’s employment resulting from death, disability or termination without cause or voluntary termination for good reason within two years following a change in control (as defined in the agreements). Upon death or disability, severance benefits include base compensation, for a period of 12 months following the termination of employment, and a bonus based on the most recent amount received or entitled to be received. In the event of death, such benefits are paid monthly to the executive officer’s estate for a period of 12 months; in the event of disability, such benefits are paid in a single payment to the executive officer. In the event of a change in control, severance benefits, payable following the change in control, include an amount, payable in a lump sum in cash within 30 days of the date of termination, equal to twice (i) annual base compensation and (ii) a bonus calculated based on the average of the most recent amounts received or entitled to be received over the last three years, as well as certain continuing insurance, reimbursement of COBRA premiums and other benefits. The amended and restated agreements provide that, among other things, (a) following a change in control, we are required to reimburse the executive for COBRA premiums until the earlier of 24 months of the end of the COBRA continuation period, if the executive elects COBRA coverage, and life insurance to the executive and the executive’s eligible family members for a period of twenty four months following such termination, (b) we are required to make gross-up payments of excise taxes to the executive with respect to certain severance payments made to our executive officers following a change in control such that after payment by the executive of all taxes, the executive retains an amount of the gross-up payment equal to the excise tax imposed upon the payments, and (c) upon a change of control, all options, restricted stock and other awards based upon our equity securities held by the executive shall immediately become fully vested, exercisable or payable, as the case may be. In consideration for the rights to receive such severance payments, each executive officer is subject to confidentiality obligations during employment and after termination, non-competition obligations during the term of employment and non-solicitation obligations for two years after the date of termination.

Assuming a payment event occurred on December 29, 2006 with a closing sales price of our common stock equal to $58.61 per share, we estimate that the following payments and benefits would be paid to our Named Executive Officers:

2006 Estimated Severance due to Disability, Death or a Change in Control

	Upon Disability(1)		Upon Death(1)		Change in Control(2)
Executive	Cash	Equity	Cash	Equity	Cash	Equity(3)

Hamid R. Moghadam	$2,190,391	-0-	$2,190,391	-0-	$7,258,446	$12,663,341
Michael A. Coke	$950,000	-0-	$950,000	-0-	$2,002,660	$3,168,631
Guy A. Jaquier	$1,000,000	-0-	$1,000,000	-0-	$2,875,479	$4,343,172
Eugene F. Reilly	$975,000	-0-	$975,000	-0-	$2,691,508	$1,958,812
John T. Roberts	$950,000	-0-	$950,000	-0-	$2,941,740	$3,727,889

(1)	These amounts are based on 2006 salary and 2006 bonus paid in 2007.

(2)	Estimated severance benefit due to a change in control assumes the following cash estimates:

• December 31, 2006 transaction date (using the December 29, 2006 closing price of $58.61 with no premium) and executives’ employment terminates the same day;

• Amounts based on 2006 salary and average of 2006, 2005 and 2004 bonus paid in 2007, 2006 and 2005;

• Unvested equity grants as of December 31, 2006 would vest;

• Health and welfare benefits continued for 24 months;

• Estimated tax gross up is based on the 20% excise tax, grossed up for taxes, on the amount of severance and other benefits that exceed the 280G limit;

• Present value calculated using 120% of the semiannual Applicable Federal Rates for December 2006.

(3)	These amounts are based on the spread between the option exercise prices and $58.61 per share of unvested options and the value of unvested restricted shares at $58.61 per share.

For purposes of the agreements, a change in control will be deemed to have occurred in the following events: (i) complete liquidation of AMB Property Corporation or an agreement for the sale or disposition by AMB Property Corporation of all or substantially all of our assets, or we dispose of more than 50% of our interest in AMB Property, L.P.; (ii) any person becomes the beneficial owner, directly or indirectly, of securities representing 50% or more of the combined voting power of our then outstanding securities; (iii) during any period of 12 consecutive months, individuals who at the beginning of such period constitute our Board of Directors, and any new director whose election by the Board or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; or (iv) a merger or consolidation of AMB Property Corporation with any other corporation or other entity, other than (A) a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of AMB Property Corporation or such surviving entity outstanding immediately after such merger or consolidation or (B) where more than 50% of the directors of AMB Property Corporation or the surviving entity after such merger or consolidation were directors of AMB Property Corporation immediately before such merger or consolidation.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Mr. Cole, the chair, Mr. Reid and Mr. Tusher. There are no Compensation Committee interlocks and none of our employees participate on the Compensation Committee.

Notwithstanding anything to the contrary set forth in any of AMB Property Corporation’s or AMB Property, L.P.’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report and the Audit Committee Report shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed to be filed under such Acts.

COMPENSATION COMMITTEE REPORT

Review of Compensation Discussion and Analysis

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that such discussion and analysis be included in this proxy statement and incorporated by reference to AMB’s annual report on Form 10-K for the fiscal year ended December 31, 2006.

Respectfully,

David A. Cole, Chair
Frederick W. Reid
Thomas W. Tusher

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

The Audit Committee is currently comprised of Mr. Losh, Dr. Skelton and Ms. Kennard. Mr. Losh serves as chair of the committee. The Board of Directors has determined that each of the members of the Audit Committee meets the independence and experience requirements of our Bylaws, as well as the rules and regulations of the New York Stock Exchange and the U.S. Securities and Exchange Commission, as currently applicable to us. The Audit Committee operates under a written charter adopted by the Board of Directors, which was amended and restated on December 9, 2004.

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, our internal control environment and risk management and the performance of our independent registered public accounting firm and our internal audit function. Management has the primary responsibility for our financial statements and financial reporting process, including our system of internal controls. Our independent registered public accounting firm is responsible for performing independent audits of our financial statements and our internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States of America and an opinion on our internal control over financial reporting and our assessment of the effectiveness of internal control over financial reporting based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

Review of Our Audited Consolidated Financial Statements and Our Management’s Report on Internal Control Over Financial Reporting for the Year Ended December 31, 2006

The Audit Committee has reviewed and discussed with management our audited consolidated financial statements as of and for the year ended December 31, 2006 and the audit of internal control over financial reporting and management’s assessment thereof as of December 31, 2006. The Audit Committee has also discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm the matters specified to be discussed by the Public Company Accounting Oversight Board in Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

In addition, the Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, as amended, and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

Based on the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements and our management’s report on internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the U.S. Securities and Exchange Commission.

Respectfully,

J. Michael Losh, Chair
Jeffrey L. Skelton
Lydia H. Kennard

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 6, 2007, regarding the beneficial ownership of common stock and limited partnership units for (i) each person known by us to be the beneficial owner of 5% or more, in the aggregate, of our outstanding common stock and the operating partnership’s outstanding limited partnership units, (ii) each director and each Named Executive Officer and (iii) our directors and Named Executive Officers as a group. Except as indicated below, the indicated person has sole voting and investment power with respect to all of the shares of common stock and limited partnership units beneficially owned by such person.

	Number of Shares of			Percentage of
	Common Stock and	Number of Options	Percentage of	Outstanding Shares
	Units Beneficially	Exercisable Within	Outstanding Shares	of Common Stock and
Name of Beneficial Owner(1)	Owned(2)	60 Days	of Common Stock(3)	Units(4)

Hamid R. Moghadam(5)	3,330,858	2,025,131	5.4	5.2
Michael A. Coke(6)	106,990	—	0.1	0.1
W. Blake Baird(7)	310,810	—	0.3	0.3
Guy Jaquier(8)	85,627	368,802	0.5	0.4
John T. Roberts, Jr.(9)	233,824	—	0.2	0.2
Eugene F. Reilly	48,432	8,737	0.1	0.1
Afsaneh M. Beschloss(10)	3,179	20,000	*	*
T. Robert Burke(11)	808,161	131,685	0.9	0.9
David A. Cole(12)	20,721	56,284	0.1	0.1
Lydia H. Kennard	4,013	27,766	*	*
J. Michael Losh(13)	8,563	54,993	0.1	0.1
Frederick W. Reid	8,785	20,000	*	*
Jeffrey L. Skelton, Ph.D.	10,201	74,615	0.1	0.1
Thomas W. Tusher(14)	33,683	142,935	0.2	0.2
All Directors and Named Executive Officers as a group (14 persons)(15)	5,013,847	2,930,948	8.0	7.7
Deutsche Bank AG(16)	4,733,785	—	4.8	4.6
Barclays Global Investors, NA.(17)	5,179,618	—	5.2	5.0
The Vanguard Group, Inc.(18)	5,055,997	—	5.1	4.9

*	Represents less than 0.1% of outstanding shares of common stock and limited partnership units, based on 98,952,696 shares of common stock, and 4,666,073 limited partnership units outstanding as of March 6, 2007.

(1)	Unless otherwise indicated, the address for each of the persons listed is c/o AMB Property Corporation, Pier 1, Bay 1, San Francisco, California, 94111.

(2)	Includes the number of shares of common stock and limited partnership units beneficially owned by the person, excluding options for the purchase of shares of common stock exercisable within 60 days of March 6, 2007.

(3)	The percentage of shares of common stock beneficially owned by a person assumes that all the limited partnership units held by a person are exchanged for shares of common stock, that none of the limited partnership units held by other persons are so exchanged, that all options for the purchase of shares of common stock exercisable within 60 days of March 6, 2007 held by the person are exercised in full and that no options for the purchase of shares of common stock held by other persons are exercised.

(4)	The percentage of shares of common stock and units beneficially owned by a person assumes that all the limited partnership units held by a person are exchanged for shares of common stock, that all of the limited partnership units held by other persons are so exchanged, that all options for the purchase of shares of common stock exercisable within 60 days of March 6, 2007 held by the person are exercised in full and that no options for the purchase of shares of common stock held by other persons are exercised.

(5)	Includes 388,126 limited partnership units, which are exchangeable for the same number of shares of common stock. With respect to 2,942,732 shares, Mr. Moghadam shares voting and investment power with his spouse with respect to 1,522,108 shares, 131,776 shares are indirectly held through a trust, and 1,118,647 shares are held through a rabbi trust pursuant to our deferred compensation plan, for which the trustee holds all voting power.

(6)	Includes 8,439 limited partnership units, which are exchangeable for the same number of shares of common stock. With respect to 98,551 shares, 37,898 are held as co-trustee through a family trust, and 36,659 shares are held through a rabbi trust pursuant to our deferred compensation plan, for which the trustee holds all voting power.

(7)	Includes 25,569 limited partnership units, which are exchangeable for the same number of shares of common stock. With respect to 285,241 shares, Mr. Baird shares voting and investment power with his spouse with respect to 193,526 shares and 48,057 shares are held as co-trustee through a family trust. These beneficial ownership numbers reflect information available to us as of January 31, 2007.

(8)	With respect to 85,627 shares, 31,208 shares are held as co-trustee through a family trust, 1,000 shares are indirectly held through custodial accounts for his children and 36,184 shares are held through a rabbi trust pursuant to our deferred compensation plan, for which the trustee holds all voting power.

(9)	Includes 3,939 limited partnership units, which are exchangeable for the same number of shares of common stock. With respect to 229,885 shares, 120,000 shares are held as co-trustee through a family trust, 690 shares are indirectly held through custodial accounts for his children and 69,687 shares are held through a rabbi trust pursuant to our deferred compensation plan, for which the trustee holds all voting power.

(10)	With respect to 3,179 shares, 1,000 shares are held through a rabbi trust pursuant to our deferred compensation plan, for which the trustee holds all voting power.

(11)	Includes 235,506 limited partnership units, which are exchangeable for the same number of shares of common stock. With respect to 572,655 shares, 163,350 shares are held in custodial accounts for his children, and 2,763 shares are held through a rabbi trust pursuant to our deferred compensation plan, for which the trustee holds all voting power.

(12)	With respect to 20,721 shares, 5,813 shares are held through a rabbi trust pursuant to our deferred compensation plan, for which the trustee holds all voting power. An additional 6,699 shares of common stock are held through a custodial trust for Mr. Cole’s children, and he has disclaimed beneficial ownership of these securities.

(13)	With respect to 8,563 shares, 4,256 shares are held through a rabbi trust pursuant to our deferred compensation plan, for which the trustee holds all voting power.

(14)	With respect to 33,683 shares, 5,397 shares are held through a rabbi trust pursuant to our deferred compensation plan, for which the trustee holds all voting power.

(15)	Includes 661,579 limited partnership units, which are exchangeable for the same number of shares of common stock.

(16)	Based upon information contained in a Schedule 13G/A, which was filed with the U.S. Securities and Exchange Commission on February 1, 2007. With respect to 75 shares of common stock, Deutsche Bank AG shares voting and dispositive power. The address of Deutsche Bank AG is Taunusanlage 12, D-60325 Frankfurt am Main, Federal Republic of Germany.

(17)	Based upon information contained in a Schedule 13G, which was filed with the U.S. Securities and Exchange Commission on January 23, 2007. The address of Barclays Global Investors, N.A. is 45 Fremont Street, 17th Floor, San Francisco, CA 94105.

(18)	Based upon information contained in a Schedule 13G/A, which was filed with the U.S. Securities and Exchange Commission on February 14, 2007. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern PA 19355.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no relationships and/or related transactions that are reportable.

Our articles of incorporation contain procedures for authorizing related party transactions. Our Board of Directors may authorize any agreement or other transaction with any party even though one or more of our directors or officers may be a party to such an agreement or is an officer, director, stockholder, member or partner of the other party if (i) the existence of the relationship is disclosed or known to the Board of Directors, and the contract or transaction is authorized, approved or ratified by the affirmative vote of not less than a majority of the disinterested directors, even if they constitute less than a quorum of the Board; (ii) the existence is disclosed to the stockholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote (excluding shares owned by any interested director or officer or the organization in which such person is a director or has a material financial interest); or (iii) the contract or transaction is fair and reasonable to the company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who are owners or beneficial owners of more than 10% of a registered class of our equity securities, to file with the U.S. Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other of our equity securities. Insiders are required by regulation of the U.S. Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us or written representations that no other reports were required, during the year ended December 31, 2006, all of these executive officers, directors and beneficial owners of more than 10% of a registered class of our equity securities complied with all Section 16(a) filing requirements applicable to them.

CODE OF BUSINESS CONDUCT

We have adopted a code of business conduct that applies to our directors, officers and employees. Our code of business conduct, as well as our Corporate Governance Principles, are available on our website at http://www.amb.com and in print to be sent to any of our stockholders upon request. Requests for such copies should be addressed to: AMB Property Corporation, Pier 1, Bay 1, San Francisco, California 94111, Attn: Investor Relations, telephone (415) 394-9000. We will promptly disclose on our website any amendments to, and waivers from, our code of business conduct relating to any of these specified officers.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders and other parties interested in communicating directly with the lead director or with the independent directors, as a group, may do so by writing to Lead Director, AMB Property Corporation, Pier 1, Bay 1, San Francisco, California, 94111. The Nominating and Governance Committee of our Board has approved a process for handling letters received by us and addressed to the lead director or the independent directors of the Board. Under that process, our corporate Secretary reviews all such correspondence and, on a regular basis, forwards to the lead director a summary of all such correspondence along with copies of the correspondence that, in the Secretary’s opinion, deals with the functions of the Board of Directors or the committees thereof, or that the Secretary otherwise determines requires the Board’s attention. Directors may, at any time, review the log of all such correspondence that we have received and request copies of any such correspondence. Concerns related to our accounting, internal controls or auditing matters are immediately brought to the attention of the chair of the Audit Committee and handled in accordance with the Audit Committee’s procedures with respect to such matters.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports, proxy statements and other information with the U.S. Securities and Exchange Commission. Reports, proxy statements and other information filed by us may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the U.S. Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, or by way of the U.S. Securities and Exchange Commission’s website, http://www.sec.gov. You can inspect reports and other information we file at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of our Annual Report on Form 10-K for the period ended December 31, 2006. Requests for such copies should be addressed to: AMB Property Corporation, Pier 1, Bay 1, San Francisco, California 94111, Attn: Investor Relations, telephone (415) 394-9000.

PROPOSAL 3:
APPROVAL OF AMENDED AND RESTATED 2002 STOCK OPTION AND INCENTIVE PLAN

We are asking you to approve the Amended and Restated 2002 Stock Option and Incentive Plan, which we refer to as the Proposed 2002 Plan. The 2002 Stock Option and Incentive Plan was originally approved by the Board on February 26, 2002 and approved by the stockholders of the company on May 30, 2002. The plan is designed to (1) enable executive officers, employees, consultants and directors of AMB Property Corporation and AMB Property, L.P. to participate in the ownership of AMB Property Corporation, (2) attract and retain our executive officers, other employees, consultants and directors, and (3) provide incentives to those persons to maximize our total return to stockholders. On September 23, 2004, the Board adopted the first amendment to the plan, effectively eliminating provisions that had allowed us, in certain circumstances, to extend loans to executive officers or directors in conjunction with their receipt or exercise of awards under plan. These modifications brought the plan into accord with the requirements of Section 402 of the Sarbanes-Oxley Act of 2002. We refer to the 2002 Stock Option and Incentive Plan, together with the Amendment, dated September 23, 2004, that is, the plan currently in effect, as the 2002 Plan.

On February 16, 2007, the Board approved, subject to stockholder approval, the Proposed 2002 Plan. The Proposed 2002 Plan requires stockholder approval because it provides for an increase in the maximum number of shares reserved for issuance under the 2002 Plan from 10,000,000 shares of common stock to 17,500,000 shares of common stock.

The Proposed 2002 Plan further differs from the 2002 Plan in that, among other things, the Proposed 2002 Plan:

•	limits the Compensation Committee’s discretion to accelerate the vesting of options to events such as termination, death, disability or change in control;

•	prohibits the use of loans to pay for the exercise price or purchase price of an award;

•	clarifies that stock-settled SARs count in full against shares of common stock issued under the Proposed 2002 Plan and that SARs may not be repriced without stockholder approval;

•	clarifies that the Compensation Committee may modify the terms of any option, performance award, dividend equivalent, stock payment, stock option appreciation right, award of restricted stock or award of deferred stock granted to plan participants outside the United States, or establish subplans, modify exercise procedures, or to take such other actions that it deems appropriate, in order to comply with foreign laws and regulations that may apply to such grants;

•	authorizes the Compensation Committee, if and when it determines that an award granted pursuant to the 2002 Plan may result in adverse taxation under Section 409A of the Internal Revenue Code, to take such actions as the Compensation Committee determines are appropriate in order to exempt the award from Section 409A, or otherwise preserve the intended tax treatment of the award, or to modify the award in order to comply with Section 409A;

•	expands the class of persons eligible to serve on a committee to which the Compensation Committee may, from time to time, at its sole discretion, delegate the authority to grant awards under the 2002 Plan to include Directors who are not members of the Compensation Committee;

•	requires that the number and type of securities subject to each outstanding option, performance award, dividend equivalent, stock payment, stock option appreciation right, award of restricted stock or award of deferred stock, as well as the exercise price or grant price thereof, be adjusted as necessary to accommodate any change in the per share value of the underlying common stock arising from the occurrence of a “equity restructuring,” defined as a stock dividend or other distribution, stock split, reverse stock split or recapitalization through a large, nonrecurring cash dividend that also affects the shares or share price of common stock;

•	provides that under no circumstances may any award granted under the 2002 Plan be transferred to a third party for consideration; and

•	extends the last day an incentive stock option may be granted under the Proposed 2002 Plan to 10 years from the date the Board of Directors approved the Proposed 2002 Plan.

The Board of Directors believes that the adoption of the Proposed 2002 Plan, including the increase in the number shares reserved for issuance under the plan, will give the Compensation Committee and the Board of Directors the ongoing flexibility they need to carry out their responsibilities to establish compensation programs that attract, motivate and retain executive officers, other employees and directors of AMB Property Corporation and AMB Property, L.P. and to administer those programs in a manner that benefits our long-term interests and those of our stockholders.

The Board of Directors recommends that stockholders vote FOR approval of the 2002 Plan.

General Description of the Proposed 2002 Plan

The following is a summary of the material terms of the 2002 Plan and the changes effected by the Proposed 2002 Plan. Except as otherwise noted, the Proposed 2002 Plan retains all of the material terms of the 2002 Plan. This summary, however, does not include all of the provisions of the Proposed 2002 Plan, nor does it identify every difference between the 2002 Plan and the Proposed 2002 Plan. For further information, we refer you to the Proposed 2002 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

The 2002 Plan provides for the award of non-qualified and incentive stock options, restricted stock, stock appreciation rights, performance awards, dividend equivalents, stock payments and deferred stock. A total of 10,000,000 shares of our common stock have been reserved for issuance under the 2002 Plan. The 2002 Plan limits the maximum number of shares of Common Stock for which awards may be issued during any calendar year to any participant in the 2002 Plan to 1,000,000. The Proposed 2002 Plan would increase the total number of shares reserved for issuance by an additional 7,500,000 to 17,500,000 and provide that the aggregate fair market value (determined at the time of grant) of shares with respect to which an incentive stock option is first exercisable by an optionee during any calendar year may not exceed $100,000.

Administration of the Proposed 2002 Plan

The 2002 Plan is administered by the Compensation Committee, except that the full Board of Directors administers grants of awards to the Independent Directors under the 2002 Plan. No person is eligible to serve on the Compensation Committee unless he or she is an Independent Director and also a “non-employee” director as defined by Rule 16b-3 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee has the authority to interpret the 2002 Plan and the agreements pursuant to which awards are granted, to adopt rules for the administration, interpretation and application of the 2002 Plan that are consistent with the plan, and to interpret, amend or revoke any of those rules. In its discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Compensation Committee under the 2002 Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Internal Revenue Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Compensation Committee.

The 2002 Plan provides that the Compensation Committee may, but need not, delegate from time to time to a committee consisting of one or more members of the Board or of one or more officers of the company some or all of the Compensation Committee’s authority to grant awards under the 2002 Plan to eligible recipients; provided, however, that each such recipient must be an individual other than an “officer,” “director” or “beneficial owner of more than ten per centum of any class of any equity security” within the meaning of each such term as it is used under Section 16(b) of the Exchange Act. The Proposed 2002 Plan expands the class of persons eligible to serve on such a committee to include those Directors who are not members of the Compensation Committee. Any delegation of authority will be subject to the restrictions and limits that the Compensation Committee specifies at the time of the delegation of authority and may be rescinded at any time by the Compensation Committee. At all times, any committee appointed by the Compensation Committee will serve at the pleasure of the Compensation Committee.

Eligibility

Directors, employees and consultants of AMB Property Corporation and AMB Property, L.P. may receive options, stock payments, performance awards, restricted stock, dividend equivalents, deferred stock and stock appreciation rights under the 2002 Plan. Only employees of AMB Property Corporation or its subsidiaries which are corporations may receive incentive stock options under the 2002 Plan. All other individuals may receive non-qualified stock options.

Awards

Stock Options.  Non-qualified stock options will provide for the right to purchase our common stock and must have an exercise price not less than the fair market value of a share of our common stock on the date of grant.

Incentive stock options will be designed to comply with the provisions of the Internal Revenue Code and will be subject to certain restrictions contained in the Internal Revenue Code. Incentive stock options must have an exercise price not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within ten years after the date of grant. In the case of an incentive stock option granted to an individual who owns more than 10% of the total combined voting power of all classes of our stock or any subsidiary or parent corporation of us, the 2002 Plan provides that the exercise price must be at least 110% of the fair market value of a share of our common stock on the date of grant.

The term of an option will be set by the Compensation Committee in its discretion; provided, however, that, (1) the Compensation Committee may not grant an option with a term of more than 10 years from the date of grant, (2) in the case of options granted to non-employee directors, the term must be 10 years from the date of grant unless the Board of Directors provides otherwise, and (3) in the case of incentive stock options, the term must not be more than five years from the date of grant, if the incentive stock option is granted to an individual who then owns more than 10% of the total combined voting power of all classes of our stock or any subsidiary or parent corporation of us.

During the term of the 2002 Plan, each person who is initially elected to the Board and who is a non-employee director at the time of initial election will automatically be granted an option to purchase 20,000 shares of common stock, subject to adjustment, on the date of initial election. Members of the Board of Directors who are our employees who subsequently retire and remain on the Board of Directors will not receive an initial option grant.

The Compensation Committee will set the period during which the right to exercise a stock option vests in the optionee. Unless the Board of Directors otherwise provides, no stock option will be exercisable by any optionee who is then subject to Section 16 of the Securities Exchange Act of 1934, as amended, within the period ending six months and one day after the date the stock option is granted. Unless the Compensation Committee otherwise provides, stock options granted to non-employee directors will become fully exercisable on the one year anniversary of the date such options were granted. At any time after grant of a stock option in the event of an optionee’s termination, death, disability or a change in control of the company, the Compensation Committee may accelerate the period during which a stock option vests.

Options are exercisable in whole or in part by written notice to the Secretary of AMB Property Corporation, specifying the number of shares being purchased and accompanied by payment of the purchase price for such shares. The option price may be paid: (1) in cash or by certified or cashier’s check payable to the order of AMB Property Corporation, (2) at the Compensation Committee’s discretion, by delivery of shares of our common stock already owned by, and in the possession of, the optionee or (3) at the Compensation Committee’s discretion, by surrender of shares of our common stock issuable upon exercise of the option having a fair market value on the date of exercise equal to the amount to be paid. On the date the option price is to be paid, the optionee must make full payment to AMB Property Corporation of all amounts that must be withheld by AMB Property Corporation for federal, state or local tax purposes.

The Compensation Committee, in its sole and absolute discretion, may impose such limitations and restrictions on the exercise of options as it deems appropriate. Any such limitation will be set forth in the respective stock option agreement. An optionee may not exercise an option if, in the sole and absolute discretion of the Compensation Committee, the exercise of the option would likely result in (1) the optionee’s or any other person’s ownership of our capital stock being in violation of the ownership limit contained in the Articles of Incorporation of AMB Property Corporation or (2) income to AMB Property Corporation that could impair AMB Property Corporation’s status as a real estate investment trust.

Restricted Stock.  Restricted stock may be sold to participants at various prices (but not below par value) and is subject to such restrictions as may be determined by the Compensation Committee. Restricted stock typically may be repurchased by AMB Property Corporation at the original price until certain conditions or restrictions are removed or expire. Purchasers of restricted stock will have voting rights and receive dividends prior to the time when the restrictions lapse.

Stock Appreciation Rights.  Stock appreciation rights may be granted in connection and simultaneously with the grant of a stock option, with respect to a previously granted stock option, or independent of a stock option. A stock appreciation right will be subject to such terms and conditions not inconsistent with the 2002 Plan as the Compensation Committee may impose. The Proposed 2002 Plan clarifies that Stock Appreciation Rights that are not connected to any stock option shall have an exercise price that is not less than 100% of the fair market value of our common stock on the date of the grant.

Performance Awards.  Performance awards are cash or stock bonuses or other performance or incentive awards paid in cash, our common stock or a combination of both. The value of performance awards may be linked to performance criteria of our common stock determined appropriate by the Compensation Committee. The Compensation Committee may establish the term and purchase price of any performance award.

Dividend Equivalents.  Dividend equivalents are rights to receive the equivalent value (in cash or our common stock) of dividends or regular cash distributions paid on our common stock. Dividend equivalents will be converted to cash or additional shares of our common stock by such formula and at such time and subject to such limitations as may be determined by the Compensation Committee.

Stock Payments.  Stock payments are payments in the form of shares of our common stock or options or other rights to purchase shares of our common stock as part of a deferred compensation arrangement. The number of shares granted as stock payments will be determined by the Compensation Committee and may be based upon performance criteria of our common stock determined appropriate by the Compensation Committee. The Compensation Committee may establish the term and purchase price or exercise price of any stock payment.

Deferred Stock.  The number of shares of deferred stock granted will be determined by the Compensation Committee and may be linked to performance criteria of AMB Property Corporation and/or AMB Property, L.P. determined appropriate by the Compensation Committee. The Compensation Committee may establish the term and purchase price of any award of deferred stock.

Assignability

Awards under the 2002 Plan may be transferred only by will or by the laws of descent and distribution unless and until such awards have been exercised or the shares underlying such awards have been issued and all restrictions applicable to such shares have lapsed. Awards under the 2002 Plan other than incentive stock options may also be transferred with the consent of the Compensation Committee, pursuant to a domestic relations order, by gift to a Family Member (as defined in the 2002 Plan) or by gift to an entity in which more than 50% of the voting interests are held by a Family Member. During a participant’s lifetime, options are exercisable only by the participant, unless the options have been properly transferred, in which case, the options are exercisable by the transferee. The

Proposed 2002 Plan clarifies that under no circumstances may any award granted under the plan be transferred to a third party for consideration.

No Repricing of Options or other Awards

The 2002 Plan does not permit the Compensation Committee to amend the terms of any outstanding option to reduce its exercise price. The Proposed 2002 Plan provides the Compensation Committee similarly may not amend the terms of any outstanding stock appreciation right to reduce its exercise price without stockholder approval.

Adjustments

If the Compensation Committee determines that any dividend, reclassification, stock split, reorganization, merger, consolidation or other similar change in corporate structure affects our common stock such that the Compensation Committee or the Board of Directors determines an adjustment is appropriate in order to prevent dilution, then the Compensation Committee or the Board will make appropriate adjustment to the maximum number and class of shares issuable under the 2002 Plan and the number and/or class of shares and price per share in effect under each outstanding option. The Proposed 2002 Plan also requires that the number and type of securities subject to each outstanding option, performance award, dividend equivalent, stock payment, stock option appreciation right, award of restricted stock or award of deferred stock, as well as the exercise price or grant price thereof, be adjusted as necessary to accommodate any change in the per share value of the underlying common stock arising from the occurrence of a stock dividend or other distribution, stock split, reverse stock split or recapitalization through a large, nonrecurring cash dividend that also affects the shares or share price of common stock.

Amendment, Suspension or Termination of the 2002 Plan

The Board of Directors may at any time suspend or terminate the 2002 Plan. The Board of Directors or the Compensation Committee may also at any time amend the 2002 Plan. However, no such amendment or revision may, unless appropriate stockholder approval of such amendment or revision is obtained, (1) increase the maximum number of shares which may be acquired pursuant to awards granted under the 2002 Plan (except for adjustments described in the foregoing paragraph) or (2) increase the maximum number of shares of common stock for which awards may be issued during any calendar year to any participant. No amendment of the 2002 Plan may alter or impair any rights or obligations under any awards already granted unless the holder of the award consents or the award otherwise provides. No awards may be granted or awarded during any period of suspension or after termination of the 2002 Plan. Under the 2002 Plan, no incentive stock option may be granted under the 2002 Plan after ten years from the date the 2002 Plan was adopted by the Board of Directors. The Proposed 2002 Plan modifies this last provision by extending the last day an incentive stock option may be granted under the Proposed 2002 Plan to ten years from the date the Board of Directors adopted the Proposed 2002 Plan.

Securities Laws, Foreign Laws and Federal Income Taxes

Securities Laws.  The 2002 Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The 2002 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the 2002 Plan and options granted thereunder will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Foreign Participants.  The Proposed 2002 Plan adds a provision clarifying that the Compensation Committee may modify the terms of any option, performance award, dividend equivalent, stock payment, stock option appreciation right, award of restricted stock or award of deferred stock granted to plan participants outside the United States or to establish subplans, modify exercise procedures, or to take such other actions that it deems appropriate in order to comply with foreign laws and regulations that may apply to such grants.

General Federal Tax Consequences.  Under current federal laws, in general, recipients of awards and grants of non-qualified stock options, stock appreciation rights, restricted stock, deferred stock, dividend equivalents, performance awards, and stock payments under the 2002 Plan are taxable under Section 61 or 83 of the Internal Revenue Code upon their receipt of our common stock or cash with respect to such awards or grants and, subject to Section 162(m) of the Internal Revenue Code, AMB Property Corporation will be entitled to an income tax deduction with respect to the amounts taxable to such recipients. Under Sections 421 and 422 of the Internal Revenue Code, recipients of incentive stock options are generally not taxable on their receipt of our common stock upon exercise of incentive stock options if the incentive stock options and option stock are held for certain minimum holding periods and, in such event, AMB Property Corporation is not entitled to income tax deductions with respect to such exercises.

Section 162(m) Limitation.  In general, under Section 162(m) of the Internal Revenue Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises, transfers of property and benefits paid under non-qualified plans) for certain executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Internal Revenue Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation.”

Under Section 162(m), stock options and stock appreciation rights will satisfy the “performance-based compensation” exception if the award of the options or stock appreciation rights are made by a Board of Directors committee consisting solely of 2 or more “outside directors,” the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option or stock appreciation right exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Other types of awards may only qualify as “performance-based compensation” if such awards are only granted or payable to the recipients based upon the attainment of objectively determinable and pre-established performance goals which are established by a qualifying committee and which relate to performance targets which are approved by the corporation’s stockholders.

The 2002 Plan has been designed to permit the Compensation Committee to grant stock options, restricted stock and stock appreciation rights which will qualify as “performance-based compensation.” In addition, in order to permit awards other than stock options and stock appreciation rights to qualify as “performance-based compensation,” the 2002 Plan provides that the Compensation Committee may designate as “Section 162(m) Participants” certain employees whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Internal Revenue Code. The Compensation Committee may grant awards to Section 162(m) Participants upon the attainment of performance targets which are related to one or more of the following performance goals: (1) pre-tax income; (2) operating income; (3) cash flow; (4) earnings per share; (5) return on equity; (6) total return to stockholders; (7) return on invested capital or assets; (8) cost reductions or savings; (9) funds from operations; (10) appreciation in the fair market value of common stock; and (11) earnings before any one or more of the following items: interest, taxes, depreciation or amortization.

Compliance with 409A.  The Proposed 2002 Plan clarifies that, when possible, the plan shall be interpreted in a manner that complies with Section 409A of the Internal Revenue Code. The Proposed 2002 Plan also authorizes the Compensation Committee, if it determines that any option, performance award, dividend equivalent, stock payment, stock option appreciation right, award of restricted stock or award of deferred stock granted pursuant to the plan conflicts with Section 409A, to take such actions as the Compensation Committee determines are appropriate in order to exempt the award from Section 409A, or to otherwise preserve the intended tax treatment of the award, or to modify the award in order to comply with Section 409A.

Vote Required

Approval of the Proposed 2002 Plan requires the affirmative vote of a majority of the votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% of the shares of our common stock entitled to vote on the proposal. Under the New York Stock Exchange rules, for this proposal, an abstention constitutes a vote cast, and a broker non-vote does not. If holders of more than 50% of all securities entitled to vote on the proposal cast votes, a broker non-vote will not have any effect on the result of the vote, while an abstention will have the same effect as a vote against the proposal.

The Board of Directors recommends that stockholders vote FOR approval of the Amended and Restated 2002 Stock Option and Incentive Plan.

STOCKHOLDER PROPOSAL

The New England Carpenters Pension Fund, 350 Fordham Road, Wilmington, MA 01887, holder of 2,000 shares of AMB common stock has informed AMB that it intends to present the following proposal at the meeting. If the stockholder proponent, or a representative who is qualified under state law, is present at the Annual Meeting and submits this proposal for a vote, then the proposal will be voted upon.

The stockholder proposal is included in this proxy statement exactly as submitted by the stockholder proponent. The Board’s recommendation on the proposal is presented on the page following the proposal.

PROPOSAL 4:
Pay-for-Superior-Performance Proposal

Resolved: That the shareholders of AMB Property Corporation (“Company”) request that the Board of Director’s Executive Compensation Committee establish a pay-for-superior-performance standard in the Company’s executive compensation plan for senior executives (“Plan”), by incorporating the following principles into the Plan:

1. The annual incentive or bonus component of the Plan should utilize defined financial performance criteria benchmarked against a disclosed peer group of companies, and provide that an annual bonus should be awarded only when the Company’s performance exceeds its peers’ median or mean performance on the selected financial criteria;

2. The long-term compensation component of the Plan should utilize defined financial and/or stock price performance criteria benchmarked against a disclosed peer group of companies. Options, restricted shares, or other equity or non-equity compensation used in the Plan should be structured so that compensation is received only when the Company’s performance exceeds its peers’ median or mean performance on the selected financial and stock price performance criteria; and

3. Plan disclosure should be sufficient to allow shareholders to determine and monitor the pay and performance correlation established in the Plan.

Supporting Statement: We feel it is imperative that compensation plans for senior executives be designed and implemented to promote long-term corporate value. A critical design feature of a well-conceived executive compensation plan is a close correlation between the level of pay and the level of corporate performance relative to industry peers. We believe the failure to tie executive compensation to superior corporate performance; that is, performance exceeding peer group performance, has fueled the escalation of executive compensation and detracted from the goal of enhancing long-term corporate value.

We believe that common compensation practices have contributed to excessive executive compensation. Compensation committees typically target senior executive total compensation at the median level of a selected peer group, then they design any annual and long-term incentive plan performance criteria and benchmarks to deliver a significant portion of the total compensation target regardless of the company’s performance relative to its peers. High total compensation targets combined with less than rigorous performance benchmarks yield a pattern of superior-pay-for-average-performance. The problem is exacerbated when companies include annual bonus payments among earnings used to calculate supplemental executive retirement plan (SERP) benefit levels, guaranteeing excessive levels of lifetime income through inflated pension payments.

We believe the Company’s Plan fails to promote the pay-for-superior-performance principle. Our Proposal offers a straightforward solution: The Compensation Committee should establish and disclose financial and stock price performance criteria and set peer group-related performance benchmarks that permit awards or payouts in its annual and long-term incentive compensation plans only when the Company’s performance exceeds the median of its peer group. A senior executive compensation plan based on sound pay-for-superior-performance principles will help moderate excessive executive compensation and create competitive compensation incentives that will focus senior executives on building sustainable long-term corporate value.

Board of Directors’ Statement in Opposition to the Stockholder Proposal (Proposal 4)

The Board of Directors believes that the key components of the stockholder’s proposal on executive compensation have been implemented by the company. AMB’s compensation philosophy is founded on the strong principle of pay-for-performance that is tied directly to stockholder value creation and the achievement of the company’s annual and long-term performance goals. As discussed in our Compensation Discussion and Analysis (CD&A) in this proxy statement, this pay-for-performance philosophy is reflected in AMB’s executive compensation program which awards a significant portion of our executives’ pay in bonus and equity incentive awards paid upon achieving pre-determined corporate, group and individual performance goals. Our compensation program is designed to align the interests of our executives with the interests of our stockholders by (1) providing a substantial portion of our executives’ total compensation based on meeting or exceeding target performance objectives, (2) rewarding executives for performance that increases our stock price and stockholder returns over the long term and (3) increasing the retention of our executives through vesting periods for our equity awards. Base pay comprises a smaller portion of our executives’ total compensation. In 2006, more than 75% of the total compensation for our executive officers was performance-based in the form of bonuses and long-term equity incentive compensation.

Our compensation program already embodies many of the principles noted in the stockholder’s proposal. Not only is our program designed to ensure the strong linkage of pay to performance based on pre-set financial, stock price and other corporate, group and individual performance objectives, it also benchmarks total target compensation against our peer group companies, as discussed in our CD&A. Stock options are inherently performance-based because a holder of stock options receives no benefit unless AMB’s stock increases in price after the grant date. After carefully considering the stockholder proposal, however, our Board opposes the specific proposals recommended by the stockholder proponent because they do not adequately reflect all of the fundamental principles that we believe should guide executive compensation decisions and the proposals restrict the Board’s flexibility and use of discretion in compensation decisions.

First, the proposal reflects a single compensation principle — that executive compensation should be based on performance relative to the company’s peers. Following this single principle could lead to the counterproductive results of the company awarding substantial executive equity awards and bonuses (1) in years where the REIT industry performs poorly or below the financial markets as a whole but performs less poorly than our median-level competitor, or (2) to an executive whose individual performance is poor relative to other executives in years where AMB outperforms our competitors. This is contrary to our pay-for-performance philosophy. The Board believes that our compensation philosophy and program reflects the principle of pay for performance relative to our peers, but the Board also believes that other principles, as discussed in our CD&A, should also guide executive compensation decisions. In particular, the Board believes that, in addition to linking pay with performance relative to our peers, our compensation program should motivate employees to achieve company and business objectives; attract, retain and motivate key employees; be competitive with our peer companies and align the interests of our employees with that of our stockholders. The Board believes that the stockholder proposal excludes those principles.

In addition, the stockholder proposal argues that failing to link total compensation with performance relative to peers will “inflate pension benefits” if annual bonuses are used to calculate earnings in supplemental executive retirement plans. However, AMB does not maintain either a pension benefits or supplemental executive retirement plan. Thus, the stockholder’s concerns about the potential of inflated pension benefits do not apply to us.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present, either in person or by proxy, is required to approve this proposal. Abstentions and broker “non-votes” are not counted for purposes of the voting on the stockholder proposal and, provided that a quorum is present, do not have an effect on the result of the vote for this proposal.

The Board of Directors recommends a vote AGAINST the stockholder proposal regarding executive compensation.

OTHER MATTERS

The Board of Directors does not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment or postponement thereof, which may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.

By Order of the Board of Directors,

TAMRA D. BROWNE
Senior Vice President, General Counsel and Secretary

March 26, 2007

APPENDIX A

THE AMENDED AND RESTATED
2002 STOCK OPTION AND INCENTIVE PLAN
OF
AMB PROPERTY CORPORATION
AND AMB PROPERTY, L.P.
(Amended September 23, 2004)
(Amended and Restated February 16, 2007)

AMB Property Corporation, a Maryland corporation (the “Company”), and AMB Property, L.P., a Delaware limited partnership (the “Partnership”), have adopted The 2002 Stock Option and Incentive Plan of AMB Property Corporation and AMB Property, L.P., as amended and restated herein (the “Plan”), originally effective as of February 26, 2002, for the benefit of their eligible Employees, Consultants and Directors and those of their Subsidiaries. The Plan consists of two plans, one for the benefit of Employees, Consultants and Independent Directors of the Company and its subsidiaries and one for the benefit of the Employees and Consultants of the Partnership and its subsidiaries.

As originally approved by the Board on February 26, 2002 subject to approval of the stockholders of the Company which was obtained on May 30, 2002, 10,000,000 shares of Common Stock were initially reserved for issuance under the Plan. On February 16, 2007, the Board approved the reservation of an additional 7,500,000 shares of Common Stock under the Plan subject to approval of the stockholders of the Company on May 10, 2007 or thereafter. As a result, subject to obtaining approval of the stockholders of the Company as of such date, an aggregate of 17,500,000 shares of Common Stock were reserved for issuance under the Plan.

The purposes of this Plan are as follows:

(1) To provide an additional incentive for Employees, Consultants and Independent Directors of the Company and any Company Subsidiary and Employees and Consultants of the Partnership and any Partnership Subsidiary to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

(2) To enable the Company and the Partnership, and their respective Subsidiaries, to obtain and retain the services of Independent Directors, Employees and Consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

ARTICLE I.

DEFINITIONS

1.1.  General.  Wherever the following terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

1.2.  Award Limit.  “Award Limit” shall mean one million (1,000,000) shares of Common Stock, as adjusted pursuant to Section 10.3.

1.3.  Board.  “Board” shall mean the Board of Directors of the Company.

1.4.  Cause.  “Cause,” unless otherwise defined in an Employee’s employment agreement, or a Consultant’s consulting agreement, with the Company, the Partnership or one of their respective Subsidiaries, shall mean (i) gross negligence or willful misconduct, (ii) an uncured breach of any of the employee’s material duties under their employment agreement or terms, (iii) fraud or other conduct against the material best interests of the Company, the Partnership or one of their respective Subsidiaries, or (iv) a conviction of a felony if such conviction has a material adverse effect on the Company and/or the Partnership or one of their respective Subsidiaries.

1.5.  Code.  “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.6.  Committee.  “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 9.1; provided, however, that, in the case of a person who is an “officer or director of the issuer” within the meaning of Rule 16-3(a) under the Exchange Act, the grant of any award under this Plan to such person shall be made by the Compensation Committee of the Board.

1.7.  Common Stock.  “Common Stock” shall mean the common stock of the Company, par value $.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase Common Stock.

1.8.  Company.  “Company” shall mean AMB Property Corporation, a Maryland corporation.

1.9.  Company Employee.  “Company Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Company Subsidiary.

1.10.  Consultant.  “Consultant” shall mean any consultant or adviser if:

(a) the consultant or adviser renders bona fide services to the Company, the Partnership or any of their respective Subsidiaries;

(b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the securities of the Company, the Partnership or any of their respective Subsidiaries; and

(c) the consultant or adviser is a natural person who has contracted directly with the Company, the Partnership or any of their respective Subsidiaries, as applicable, to render such services.

1.11.  Corporate Transaction.  “Corporate Transaction” shall mean the consummation of any of the following stockholder-approved transactions to which the Company is a party:

(a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Plan and all Options are assumed by the successor entity;

(b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a), above; or

(c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred or issued to a person or persons different from those who held such securities immediately prior to such merger.

1.12.  Deferred Stock.  “Deferred Stock” shall mean Common Stock awarded under Article VII of this Plan.

1.13.  Director.  “Director” shall mean a member of the Board.

1.14.  Disability.  “Disability” shall mean with respect to any person, that such person (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (b) is, by reason of any medically undeterminable physical or mental impairment that can be expected to result in death or can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering employees of such person or (c) is determined to be totally disabled by the Social Security Administration. The existence of a Disability under clause (a) and (b) shall be determined by the Administrator in its sole discretion.

1.15.  Dividend Equivalent.  “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends or regular cash distributions paid on Common Stock, awarded under Article VII of this Plan.

1.16.  DRO.  “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

1.17.  Employee.  “Employee” shall mean any Company Employee or any Partnership Employee.

1.18.  Equity Restructuring.  “Equity Restructuring” shall mean the following non-reciprocal transactions between the Company and its stockholders: a stock dividend or other distribution, stock split, reverse stock split or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Options, Performance Awards, Dividend Equivalents, Stock Payments, Stock Appreciation Rights, awards of Restricted Stock or awards of Deferred Stock.

1.19.  Exchange Act.  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.20.  Fair Market Value.  “Fair Market Value” of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the date of grant, or if shares were not traded on the date of grant, then on the next succeeding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange but is quoted on a quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the date of grant as reported by such quotation system; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on a quotation system, the Fair Market Value of a share of Common Stock as established by the Committee (or the Board, in the case of awards granted to Independent Directors) acting in good faith.

1.21.  Family Member.  “Family Member” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee’s, Grantee’s or Restricted Stockholder’s household (other than a tenant or an employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Optionee, Grantee or Restricted Stockholder) control the management of assets, and any other entity in which these persons (or the Optionee, Grantee or Restricted Stockholder) own more than fifty percent (50%) of the voting interests.

1.22.  Grantee.  “Grantee” shall mean an Employee, Consultant or Director granted a Performance Award, Dividend Equivalent, Stock Payment or Stock Appreciation Right, or an award of Deferred Stock, under this Plan.

1.23.  Incentive Stock Option.  “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

1.24.  Independent Director.  “Independent Director” shall mean a member of the Board who is not an employee, officer or affiliate of the Company, the Partnership or any of their respective Subsidiaries, or a relative of any principal executive officer of the Company, the Partnership or any of their respective Subsidiaries, and who is not an individual member of an organization acting as an advisor, Consultant or legal counsel receiving compensation on a continuing basis from the Company, the Partnership or any of their respective Subsidiaries in addition to director’s fees.

1.25.  Non-Qualified Stock Option.  “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

1.26.  Option.  “Option” shall mean a stock option granted under Article III of this Plan. An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to anyone other than Company Employees shall be Non-Qualified Stock Options.

1.27.  Optionee.  “Optionee” shall mean an Employee, Consultant or Director granted an Option under this Plan.

1.28.  Partnership.  “Partnership” shall mean AMB Property, L.P., a Delaware limited partnership.

1.29.  Partnership Agreement.  “Partnership Agreement” shall mean the Twelfth Amended and Restated Agreement of Limited Partnership of the Partnership, as the same may be amended, modified or restated from time to time.

1.30.  Partnership Employee.  “Partnership Employee” shall mean any employee (as defined in accordance with Section 3401(c) of the Code) of the Partnership or any entity which is then a Partnership Subsidiary.

1.31.  Partnership Optionee Purchased Shares.  “Partnership Optionee Purchased Shares shall have the meaning set forth in Section 5.4.

1.32.  Partnership Purchase Price.  “Partnership Purchase Price” shall have the meaning set forth in Section 5.4.

1.33.  Partnership Purchased Shares.  “Partnership Purchased Shares” shall have the meaning set forth in Section 5.4.

1.34.  Partnership Subsidiary.  “Partnership Subsidiary” shall mean (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Partnership or by one or more Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the Partnership or by one or more Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Partnership or by one or more other Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries.

1.35.  Performance Award.  “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VII of this Plan.

1.36.  Plan.  “Plan” shall mean The Amended and Restated 2002 Stock Option and Incentive Plan of AMB Property Corporation and AMB Property, L.P.

1.37.  Restricted Stock.  “Restricted Stock” shall mean Common Stock awarded under Article VI of this Plan.

1.38.  Restricted Stockholder.  “Restricted Stockholder” shall mean an Employee, Director or Consultant granted an award of Restricted Stock under Article VI of this Plan.

1.39.  Retirement.  “Retirement” shall mean a Termination of Employment, Directorship or Consultancy from the Company, Partnership and its subsidiaries on or after the attainment of a combined age and years of service equaling at least fifty-five (55) with a minimum of ten (10) years of service.

1.40.  Rule 16b-3.  “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

1.41.  Section 162(m) Participant.  “Section 162(m) Participant” shall mean any key Employee designated by the Committee as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

1.42.  Stock Appreciation Right.  “Stock Appreciation Right” shall mean a stock appreciation right granted under Article VIII of this Plan.

1.43.  Stock Payment.  “Stock Payment” shall mean (i) a payment in the form of shares of Common Stock, or (ii) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to an Employee, Independent Director or Consultant in cash, awarded under Article VII of this Plan.

1.44.  Subsidiary.  “Subsidiary” shall mean any Company Subsidiary or any Partnership Subsidiary.

1.45.  Termination of Consultancy.  “Termination of Consultancy” shall mean the time when the engagement of an Optionee, Grantee or Restricted Stockholder as a Consultant to the Company, a Company Subsidiary, the Partnership or a Partnership Subsidiary is terminated for any reason, with or without Cause, including, but not by way of limitation, by resignation, discharge, disability, death or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company, a Company Subsidiary, the Partnership or a Partnership Subsidiary. The Committee, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for Cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of this Plan, the Company, a Company Subsidiary, the Partnership or a Partnership Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in writing.

1.46.  Termination of Directorship.  “Termination of Directorship” shall mean the time when an Optionee, Grantee or Restricted Stockholder who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be re-elected, disability, death or retirement; but excluding, at the discretion of the Committee, terminations (i) where there is a simultaneous employment of an Independent Director by the Company, a Company Subsidiary, the Partnership or a Partnership Subsidiary or (ii) which are followed by the simultaneous establishment of a directorship with a Company Subsidiary or a Partnership Subsidiary. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors in accordance with the Company’s bylaws.

1.47.  Termination of Employment.  “Termination of Employment” shall mean the time when the employee-employer relationship between an Optionee, Grantee or Restricted Stockholder and the Company, a Company Subsidiary, the Partnership or a Partnership Subsidiary, is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an Optionee, Grantee or Restricted Stockholder by the Company, a Company Subsidiary, the Partnership or a Partnership Subsidiary, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, or (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship between the Company, a Company Subsidiary, the Partnership or a Partnership Subsidiary and the former employee. The Committee, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for Cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, unless otherwise determined by the Committee in its sole and absolute discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, the Company, a Company Subsidiary, the Partnership or a Partnership Subsidiary has an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in writing.

ARTICLE II.

SHARES SUBJECT TO PLAN

2.1.  Shares Subject to Plan.

(a) The shares of stock subject to Options, awards of Restricted Stock, Performance Awards, Dividend Equivalents, awards of Deferred Stock, Stock Payments or Stock Appreciation Rights shall be shares of Common Stock. The aggregate number of such shares which may be issued upon exercise of such Options or rights or upon any such awards under the Plan shall not exceed seventeen million five hundred thousand (17,500,000), which includes ten million (10,000,000) shares initially authorized in February 2002 and an additional seven million five hundred thousand (7,500,000) shares authorized in 2007 subject to receipt of stockholder approval. The shares of Common Stock issuable upon exercise of such Options or rights or upon any such awards may be previously authorized but unissued shares.

(b) The maximum number of shares which may be subject to Options, awards of Restricted Stock, Performance Awards, Dividend Equivalents, awards of Deferred Stock, Stock Payments or Stock Appreciation Rights granted under the Plan to any individual in any calendar year shall not exceed the Award Limit.

2.2.  Add-back of Options and Other Rights.  If any Option, or other right to acquire shares of Common Stock under any other award under this Plan, expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by this Plan, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Options or other awards which are adjusted pursuant to Section 10.3 and become exercisable with respect to shares of stock of another corporation shall be considered canceled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are delivered by the Optionee or Grantee or withheld by the Company upon the exercise of any Option or other award under this Plan, in payment of the exercise price thereof, may again be optioned, granted or awarded hereunder, subject to the limitations of Sections 2.1 and 2.3. If any share of Restricted Stock is forfeited by the Grantee or repurchased by the Company pursuant to Section 6.7 hereof, such share may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1 and 2.3. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code. Notwithstanding the foregoing, Stock Appreciation Rights to be settled in shares of Common Stock shall be counted in full against the number of shares of Common Stock available for issuance under the Plan, regardless of the number of exercise gain shares issued upon the settlement of such Stock Appreciation Right.

2.3.  Limitations on Certain Add-backs.  Shares of Common Stock which are delivered by the Optionee (that the Optionee already owns) upon the exercise of any Option or other award under this Plan, in payment of the exercise price thereof, or which are repurchased by the Company using the cash paid upon exercise of an option may be optioned, granted or awarded under the Plan until the tenth anniversary of the last date of shareholder approval of the Plan. Likewise, shares of Restricted Stock that are forfeited by the Grantee in satisfaction of tax withholding obligations, may be optioned, granted or awarded hereunder until the tenth anniversary of the last date of shareholder approval of the Plan. The foregoing limitations of this Section 2.3 shall not apply to the extent the Committee determines in its sole discretion they are not necessary in order to comply with any applicable listing qualification requirements under any exchange or national market on which shares of Common Stock are intended to be listed for exchange.

ARTICLE III.

GRANTING OF OPTIONS

3.1.  Eligibility.  Any Employee, Consultant or Independent Director selected by the Committee pursuant to Section 3.4(a)(i) shall be eligible to be granted an Option. Independent Directors of the Company shall also be eligible to be granted Options at the times and in the manner set forth in Section 3.4(d).

3.2.  Disqualification for Stock Ownership.  No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

3.3.  Qualification of Incentive Stock Options.  No Incentive Stock Option shall be granted to any person who is not a Company Employee, or to any Employee of a Subsidiary which does not constitute a “subsidiary corporation” within Section 424(f) of the Code.

3.4.  Granting of Options.

(a) The Committee (or the Board, in the case of Options granted to Independent Directors) shall from time to time, in its sole and absolute discretion, and subject to applicable limitations of this Plan:

(i) Select from among the Employees, Consultants and Independent Directors (including Employees, Consultants and Independent Directors who have previously received Options or other awards under this Plan) such of them as in its opinion should be granted Options;

(ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to Employees, Consultants or Independent Directors;

(iii) Subject to Section 3.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

(iv) Determine the terms and conditions of such Options, consistent with this Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(b) Upon the selection of an Employee, Consultant or Independent Director to be granted an Option, the Committee (or the Board, in the case of Options granted to Independent Directors) shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

(c) Any Incentive Stock Option granted under this Plan may be modified by the Committee, with the consent of the Optionee, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

(d) During the term of the Plan, a person who is initially elected to the Board and who is an Independent Director at the time of such initial election automatically shall be granted an Option to purchase twenty thousand (20,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of such initial election. Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an initial Option grant pursuant to the first sentence of this Section 3.4(d). All the foregoing Option grants authorized by this Section 3.4(d) are subject to stockholder approval of the Plan.

ARTICLE IV.

TERMS OF OPTIONS

4.1.  Option Agreement.  Each Option shall be evidenced by a written agreement (each, a “Stock Option Agreement”), which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee (or the Board, in the case of Options granted to Independent Directors) shall determine, consistent with this Plan. Stock Option Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.2.  Option Price.  The price per share of the shares subject to each Option shall be set by the Committee; provided, however, that (i) in the case of Incentive Stock Options such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code); (ii) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code); (iii) in the case of Options granted to Independent Directors, such price shall equal 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; and (iv) in the case of all other Options granted, such price shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted. Notwithstanding any other provision of this Plan to the contrary, the Committee shall not have the authority to amend the terms of any outstanding Option to reduce its exercise price.

4.3.  Option Term.  The term of an Option shall be set by the Committee (or the Board, in the case of Options granted to Independent Directors) in its sole and absolute discretion; provided, however, that, (i) no Option shall be granted with a term of more than ten (10) years from the date the Option is granted, (ii) in the case of Options granted to Independent Directors, unless the Board otherwise provides in the terms of the Option or otherwise, the term shall be ten (10) years from the date the Option is granted, and (iii) in the case of Incentive Stock Options, the term shall not be more than five (5) years from the date the Incentive Stock Option is granted, if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment, Termination of Consultancy or Termination of Directorship of the Optionee, or amend any other term or condition of such Option relating to such a termination.

4.4.  Option Vesting.

(a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee (or the Board, in the case of Options granted to Independent Directors) and the Committee (or the Board, in the case of Options granted to Independent Directors) may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, unless the Committee (or the Board, in the case of Options granted to Independent Directors) otherwise provides in the terms of the Option or otherwise, no Option shall be exercisable by any Optionee who is then subject to Section 16 of the Exchange Act within the period ending six months and one day after the date the Option is granted; and provided, further, that, unless the Board otherwise provides in the terms of the Options or otherwise, Options granted to Independent Directors pursuant to Section 3.4(d) shall become fully exercisable on the first anniversary of the date of Option grant, except as provided in Section 10.3(b). In the event of a Grantee’s Termination of Employment, Directorship or Consultancy, death or disability or a Corporate Transaction of the Company, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) No portion of an Option which is unexercisable at Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee.

(c) To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any parent or subsidiary corporation (within the meaning of Section 422 of the Code) of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

4.6.  Consideration.  In consideration of the granting of an Option, the Optionee shall agree, in the written Stock Option Agreement, to remain in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company, a Company Subsidiary, the Partnership or a Partnership Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Stock Option Agreement or by action of the Committee following grant of the Option) after the Option is granted, or, in the case of an Independent Director, for the remainder of such Independent Director’s elected term. Nothing in this Plan or in any Stock Option Agreement hereunder shall (i) confer upon any Optionee any right to (a) continue in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company, a Company Subsidiary, the Partnership or a Partnership Subsidiary, or (b) receive any severance pay from the Company, a Company Subsidiary, the Partnership or a Partnership Subsidiary, or (ii) interfere with or restrict in any way the rights of the Company, a Company Subsidiary, the Partnership or a Partnership Subsidiary, which are hereby expressly reserved, to discharge the Employee or Consultant at any time for any reason whatsoever, with or without Cause, or any Independent Director pursuant to the Company’s bylaws.

ARTICLE V.

EXERCISE OF OPTIONS

5.1.  Partial Exercise.  An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

5.2.  Manner of Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company (or such other officer as identified in the applicable Stock Option Agreement):

(a) A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Committee, in its sole and absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its sole and absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 10.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Committee may, in its sole and absolute discretion, (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; or (iv) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii) and (iii).

5.3.  Transfer of Shares to a Company Employee, Consultant or Independent Director.  As soon as practicable after receipt by the Company, pursuant to Section 5.2(d), of payment for the shares with respect to which an Option (which in the case of a Company Employee, Consultant or Independent Director was issued to and is held by such Optionee in such capacity), or portion thereof, is exercised by an Optionee who is a Company

Employee, Independent Director or a Consultant to the Company, with respect to each such exercise, the Company shall transfer to the Optionee the number of shares equal to

(a) The amount of the payment made by the Optionee to the Company pursuant to Section 5.2(d), divided by

(b) The price per share of the shares subject to the Option as determined pursuant to Section 4.2.

5.4.  Transfer of Shares to a Partnership Employee or Consultant.  As soon as practicable after receipt by the Company, pursuant to Section 5.2(d), of payment for the shares with respect to which an Option (which was issued to and is held by a Partnership Employee or Consultant in such capacity, or portion thereof, is exercised by an Optionee who is a Partnership Employee or a Consultant to the Partnership, with respect to each such exercise:

(a) the Company shall transfer to the Optionee the number of shares equal to (A) the amount of the payment made by the Optionee to the Company pursuant to Section 5.2(d) divided by (B) the Fair Market Value of a share of Common Stock at the time of exercise (the “Partnership Optionee Purchased Shares”);

(b) the Company shall sell to the Partnership the number of shares (the “Partnership Purchased Shares”) equal to the excess of (i) the amount obtained by dividing (A) the amount of the payment made by the Optionee to the Company pursuant to Section 5.2(d) by (B) the price per share of the shares subject to the Option as determined pursuant to Section 4.2., over (ii) the Partnership Optionee Purchased Shares. The price to be paid by the Partnership to the Company for the Partnership Purchased Shares (the “Partnership Purchase Price”) shall be an amount equal to the product of (x) the number of Partnership Purchased Shares multiplied by (y) the Fair Market Value of a share of Common Stock at the time of the exercise; and

(c) as soon as practicable after receipt of the Partnership Purchased Shares by the Partnership, the Partnership shall transfer such shares to the Optionee at no additional cost, as additional compensation.

5.5.  Transfer of Payment to the Partnership.  As soon as practicable after receipt by the Company of the amounts described in Section 5.2(d) and 5.4(b), the Company shall contribute to the Partnership an amount of cash equal to such payments and the Partnership shall issue an additional interest in the Partnership on the terms set forth in the Partnership Agreement.

5.6.  Conditions to Issuance of Stock Certificates.  The Company or the Partnership shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its sole and absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole and absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and

(e) The receipt by the Company or the Partnership of full payment for such shares, including payment of any applicable withholding tax.

5.7.  Rights as Stockholders.  The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

5.8.  Ownership and Transfer Restrictions.  The Committee, in its sole and absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the

Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Employee or (ii) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

5.9.  Limitations on Exercise of Options Granted to an Optionee.  The Committee, in its sole and absolute discretion, may impose such limitations and restrictions on the exercise of Options as it deems appropriate. Any such limitation shall be set forth in the respective Stock Option Agreement. Notwithstanding the foregoing, an Option is not exercisable if in the sole and absolute discretion of the Committee the exercise of such Option would likely result in any of the following:

(a) the Optionee’s or any other person’s ownership of capital stock being in violation of the Stock Ownership Limit (as defined in the Company’s Articles of Incorporation); or

(b) income to the Company that could impair the Company’s status as a real estate investment trust, within the meaning of Sections 856 through 860 of the Code.

ARTICLE VI.

AWARD OF RESTRICTED STOCK

6.1.  Eligibility.  Subject to the Award Limit, Restricted Stock may be awarded to any Employee, Independent Director or Consultant whom the Committee (or the Board, in the case of Restricted Stock awarded to Independent Directors) determines should receive such an award.

6.2.  Award of Restricted Stock.

(a) The Committee (or the Board, in the case of Restricted Stock awarded to Independent Directors) may from time to time, in its sole and absolute discretion:

(i) Select from among the Employees, Independent Directors or Consultants (including Employees, Independent Directors or Consultants who have previously received other awards under this Plan) such of them as in its opinion should be awarded Restricted Stock; and

(ii) Subject to Section 10.4, determine the purchase price, if any, and other terms and conditions (including, without limitation, in the case of awards to Employees or Consultants of the Partnership or any Partnership Subsidiary, the mechanism for the transfer of the Restricted Stock and payment therefor and, in the case of the repurchase of shares of Restricted Stock subject to restrictions in effect at the time of the Termination of Employment, Termination of Directorship or Termination of Consultancy of such Employee, Independent Director or Consultant, as the case may be) applicable to such Restricted Stock, consistent with this Plan; provided, however, that all restrictions, including the right of repurchase, on any Restricted Stock granted to Independent Directors shall lapse on the first anniversary of the date of Restricted Stock grant, except as provided in Section 10.3(b).

(b) Except as provided in Section 6.2(a)(ii), the Committee (or the Board, in the case of Restricted Stock awarded to Independent Directors) shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

(c) Upon the selection of an Employee, Independent Director or Consultant to be awarded Restricted Stock, the Committee (or the Board, in the case of Restricted Stock awarded to Independent Directors) shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

6.3.  Restricted Stock Agreement.  Restricted Stock shall be issued only pursuant to a written agreement (each, a “Restricted Stock Agreement”), which shall be executed by the Employee, Independent Director or

Consultant and an authorized officer of the Company and which shall contain such terms and conditions as the Committee (or the Board, in the case of Restricted Stock awarded to Independent Directors) shall determine, consistent with this Plan.

6.4.  Consideration.  As consideration for the issuance of Restricted Stock, in addition to payment of any purchase price, the Restricted Stockholder shall agree, in the written Restricted Stock Agreement, to remain in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company, a Company Subsidiary, the Partnership or a Partnership Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Restricted Stock Agreement or by action of the Committee following grant of the Restricted Stock) after the Restricted Stock is issued, or, in the case of an Independent Director, for the remainder of such Independent Director’s elected term. Nothing in this Plan or in any Restricted Stock Agreement hereunder shall (i) confer on any Restricted Stockholder any right to (a) continue in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company, a Company Subsidiary, the Partnership or a Partnership Subsidiary, or (b) receive any severance pay from the Company, a Company Subsidiary, the Partnership or a Partnership Subsidiary, or (ii) interfere with or restrict in any way the rights of the Company, a Company Subsidiary, the Partnership or a Partnership Subsidiary, which are hereby expressly reserved, to discharge the Employee or Consultant at any time for any reason whatsoever, with or without Cause, or any Independent Director pursuant to the Company’s bylaws. In adopting this Plan, the Board has determined that, in any event, the consideration received or to be received by the Company in respect of any grant of Restricted Stock, whether such consideration be in the form of the recipient’s agreement to continue in the service of the Company as aforesaid or the corresponding expression of loyalty to the Company, or both or otherwise, has a value equal to not less than the product of the par value of per share of common stock and the number of shares of Restricted Stock so granted.

6.5.  Rights as Stockholders.  Subject to Section 6.6, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 6.8, the Restricted Stockholder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in his Restricted Stock Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the sole and absolute discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 6.6.

6.6.  Restriction.  All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Restricted Stock Agreement, be subject to such restrictions as the Committee (or the Board, in the case of Restricted Stock awarded to Independent Directors) shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment or service, corporate performance and individual performance; provided, however, that, unless the Committee otherwise provides in the terms of the Restricted Stock Agreement or otherwise, no share of Restricted Stock granted to a person subject to Section 16 of the Exchange Act shall be sold, assigned or otherwise transferred until at least six months and one day have elapsed from the date on which the Restricted Stock was issued; and provided, further, that, except with respect to shares of Restricted Stock granted pursuant to Section 6.10 and subject to Section 10.4, by action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Restricted Stock Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. If no cash consideration was paid by the Restricted Stockholder upon issuance, a Restricted Stockholder’s rights in unvested Restricted Stock shall lapse upon a Termination of Employment, Termination of Directorship or Termination of Consultancy; provided, however, that the Committee in its sole and absolute discretion may provide that such rights shall not lapse in the event of a Termination of Employment, Termination of Directorship or Termination of Consultancy without Cause, following a change in control of the Company, or because of the Grantee’s retirement, death or disability, or otherwise.

6.7.  Repurchase of Restricted Stock.  The Committee shall provide in the terms of each individual Restricted Stock Agreement that the Company shall have the right to repurchase from the Restricted Stockholder the Restricted Stock then subject to restrictions under the Restricted Stock Agreement immediately upon a Termination of Employment, Termination of Directorship or Termination of Consultancy, at a cash price per share equal to the price paid by the Restricted Stockholder for such Restricted Stock; provided, however, that the Committee may, in its sole and absolute discretion, provide that no such right of repurchase shall exist in the event of a Termination of Employment, Termination of Directorship or Termination of Consultancy without Cause, following a change in control of the Company, or because of the Grantee’s retirement, death or disability, or otherwise.

6.8.  Escrow.  The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

6.9.  Legend.  In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

6.10.  Provisions Applicable to Section 162(m) Participants.

(a) Notwithstanding anything in the Plan to the contrary, the Committee may grant Restricted Stock to a Section 162(m) Participant the restrictions with respect to which lapse upon the attainment of performance goals for the Company which are related to one or more of the following business criteria: (i) pre-tax income, (ii) operating income, (iii) cash flow, (iv) earnings per share, (v) return on equity, (vi) return on invested capital or assets, (vii) cost reductions or savings, (viii) funds from operations, (ix) appreciation in the fair market value of Common Stock and (x) earnings before any one or more of the following items: interest, taxes, depreciation or amortization.

(b) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to Restricted Stock which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the performance goal or goals applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various targets and amounts of Restricted Stock which may be earned for such fiscal year or other designated fiscal period or period of service and (iv) specify the relationship between performance goals and targets and the amounts of Restricted Stock to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

ARTICLE VII.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS,
DEFERRED STOCK, STOCK PAYMENTS

7.1.  Eligibility.  Subject to the Award Limit, one or more Performance Awards, Dividend Equivalents, awards of Deferred Stock, and/or Stock Payments may be granted to any Employee, Consultant or Independent Director whom the Committee (or the Board, in the case of such awards to Independent Directors) determines should receive such an award.

7.2.  Performance Awards.  Any Employee, Consultant or Independent Director selected by the Committee (or the Board, in the case of Performance Awards granted to Independent Directors) may be granted one or more Performance Awards. The value of such Performance Awards may be linked to the market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee (or the Board, in the case of Performance Awards granted to Independent

Directors), in each case on a specified date or dates or over any period or periods determined by the Committee (or the Board, in the case of Performance Awards granted to Independent Directors), or may be based upon the appreciation in the market value, book value, net profits or other measure of the value of a specified number of shares of Common Stock over a fixed period or periods determined by the Committee (or the Board, in the case of Performance Awards granted to Independent Directors). In making such determinations, the Committee (or the Board, in the case of Performance Awards granted to Independent Directors) shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the Employee, Independent Director or Consultant.

7.3.  Dividend Equivalents.  Any Employee, Consultant or Independent Director selected by the Committee (or the Board, in the case of Dividend Equivalents granted to Independent Directors) may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option, Stock Appreciation Right, Deferred Stock or Performance Award is granted, and the date such Option, Stock Appreciation Right, Deferred Stock or Performance Award is exercised, vests or expires, as determined by the Committee (or the Board, in the case of Dividend Equivalents granted to Independent Directors). Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee (or the Board, in the case of Dividend Equivalents granted to Independent Directors). With respect to Dividend Equivalents granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such Dividend Equivalents shall be payable regardless of whether such Option is exercised.

7.4.  Stock Payments.  Any Employee, Consultant or Independent Director selected by the Committee (or the Board, in the case of Stock Payments to Independent Directors) may receive Stock Payments in the manner determined from time to time by the Committee (or the Board, in the case of Stock Payments to Independent Directors). The number of shares shall be determined by the Committee (or the Board, in the case of Stock Payments to Independent Directors) and may be based upon the Fair Market Value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee (or the Board, in the case of Stock Payments to Independent Directors), determined on the date such Stock Payment is made or on any date thereafter.

7.5.  Deferred Stock.  Any Employee, Consultant or Independent Director selected by the Committee (or the Board, in the case of Deferred Stock granted to Independent Directors) may be granted an award of Deferred Stock in the manner determined from time to time by the Committee (or the Board, in the case of Deferred Stock granted to Independent Directors). The number of shares of Deferred Stock shall be determined by the Committee (or the Board, in the case of Deferred Stock granted to Independent Directors) and may be linked to the market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined to be appropriate by the Committee (or the Board, in the case of Deferred Stock granted to Independent Directors), in each case on a specified date or dates or over any period or periods determined by the Committee (or the Board, in the case of Deferred Stock granted to Independent Directors). Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee (or the Board, in the case of Deferred Stock granted to Independent Directors). Unless otherwise provided by the Committee, a Grantee of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the award has vested and the Common Stock underlying the award has been issued.

7.6.  Performance Award Agreement, Dividend Equivalent Agreement, Deferred Stock Agreement, Stock Payment Agreement.  Each Performance Award, Dividend Equivalent, award of Deferred Stock or Stock Payment shall be evidenced by a written agreement, which shall be executed by the Grantee and an authorized Officer of the Company and which shall contain such terms and conditions (including, without limitation, in the case of awards to Employees or Consultants of the Partnership or any Partnership Subsidiary, the mechanism for the transfer or rights under such awards) as the Committee (or the Board, in the case of such awards to Independent Directors) shall determine, consistent with this Plan.

7.7.  Term/Vesting.  Subject to Section 10.4, the vesting provisions and the term of a Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be set by the Committee (or the Board, in the case of such awards to Independent Directors) in its sole and absolute discretion.

7.8.  Exercise or Purchase Price.  The Committee (or the Board, in the case of such awards to Independent Directors) may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, or shares received as a Stock Payment; provided, however, that such price shall not be less than the par value for a share of Common Stock, unless otherwise permitted by applicable state law. In adopting this Plan, the Board has determined that, in any event, the consideration received or to be received by the Company in respect of any such award, whether such consideration be in the form of the recipient’s expression of loyalty to the Company or otherwise, has a value equal to not less than the product of the par value of per share of common stock and the number of shares of comprising the award.

7.9.  Exercise Upon Termination of Employment.  A Performance Award, Dividend Equivalent, award of Deferred Stock or Stock Payment is exercisable or payable only while the Grantee is an Employee, Independent Director or Consultant; provided, however, that the Committee in its sole and absolute discretion may provide that the Performance Award, Dividend Equivalent, award of Deferred Stock or Stock Payment may be exercised or paid subsequent to a Termination of Employment, Termination of Directorship or Termination of Consultancy without Cause, following a change in control of the Company, or because of the Grantee’s retirement, death or disability, or otherwise.

7.10.  Payment on Exercise.  Payment of the amount determined under Section 7.1 or 7.2 above shall be in cash, in Common Stock or a combination of both, as determined by the Committee. To the extent any payment under this Article VII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 5.3.

7.11.  Consideration.  In consideration of the granting of a Performance Award, Dividend Equivalent, award of Deferred Stock or Stock Payment, the Grantee shall agree, in a written agreement, to remain in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company, a Company Subsidiary, the Partnership or a Partnership Subsidiary for a period of at least one year (or such shorter period as may be fixed in such agreement or by action of the Committee after such Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment is granted, or, in the case of an Independent Director, for the remainder of such Independent Director’s elected term. Nothing in this Plan or in any agreement hereunder shall (i) confer on any Grantee any right to (a) continue in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company, a Company Subsidiary, the Partnership or a Partnership Subsidiary, or (b) receive any severance pay from the Company, a Company Subsidiary, the Partnership or a Partnership Subsidiary, or (ii) interfere with or restrict in any way the rights of the Company, a Company Subsidiary, the Partnership or a Partnership Subsidiary, which are hereby expressly reserved, to discharge the Employee or Consultant at any time for any reason whatsoever, with or without Cause, or any Independent Director pursuant to the Company’s bylaws.

7.12.  Provisions Applicable to Section 162(m) Participants.

(a) Notwithstanding anything in the Plan to the contrary, the Committee may grant any performance or incentive awards described in Article VII to a Section 162(m) Participant that vest or become exercisable or payable upon the attainment of performance goals for the Company which are related to one or more of the following business criteria: (i) pre-tax income, (ii) operating income, (iii) cash flow, (iv) earnings per share, (v) return on equity, (vi) return on invested capital or assets, (vii) cost reductions or savings, (viii) funds from operations, (ix) appreciation in the fair market value of Common Stock and (x) earnings before any one or more of the following items: interest, taxes, depreciation or amortization.

(b) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to performance or incentive awards described in Article VII which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the performance goal or goals applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various targets and bonus amounts which may be earned for such fiscal year or other designated fiscal period or period of service and (iv) specify the relationship between performance goals and targets and the amounts to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

ARTICLE VIII.

STOCK APPRECIATION RIGHTS

8.1.  Grant of Stock Appreciation Rights.  A Stock Appreciation Right may be granted to any Employee, Independent Director or Consultant selected by the Committee (or the Board, in the case of Stock Appreciation Rights granted to Independent Directors). A Stock Appreciation Right may be granted (i) in connection and simultaneously with the grant of an Option, (ii) with respect to a previously granted Option, or (iii) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions (including, without limitation, the mechanism for the transfer of rights under such awards) not inconsistent with this Plan as the Committee (or the Board, in the case of Stock Appreciation Rights granted to Independent Directors) shall impose and shall be evidenced by a written Stock Appreciation Right Agreement, which shall be executed by the Grantee and an authorized officer of the Company. The Committee, in its sole and absolute discretion, may determine whether a Stock Appreciation Right is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code and Stock Appreciation Right Agreements evidencing Stock Appreciation Rights intended to so qualify shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

8.2.  Coupled Stock Appreciation Rights.

(a) A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b) A CSAR may be granted to the Grantee for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

(c) A CSAR shall entitle the Grantee (or other person entitled to exercise the Option pursuant to this Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee (or the Board, in the case of Stock Appreciation Rights granted to Independent Directors) may impose.

8.3.  Independent Stock Appreciation Rights.

(a) An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Committee (or the Board, in the case of Stock Appreciation Rights granted to Independent Directors). An ISAR shall be exercisable in such installments as the Committee (or the Board, in the case of Stock Appreciation Rights granted to Independent Directors) may determine. An ISAR shall cover such number of shares of Common Stock as the Committee (or the Board, in the case of Stock Appreciation Rights granted to Independent Directors) may determine; provided, however, that unless the Committee otherwise provides in the terms of the ISAR or otherwise, no ISAR granted to a person subject to Section 16 of the Exchange Act shall be exercisable until at least six months have elapsed from (but excluding) the date on which the Option was granted. The exercise price per share of Common Stock subject to each ISAR shall be set by the Committee (or the Board, in the case of Stock

Appreciation Rights granted to Independent Directors) and shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. An ISAR is exercisable only while the Grantee is an Employee, Director or Consultant; provided that the Committee may determine that the ISAR may be exercised subsequent to a Termination of Employment, Termination of Directorship or Termination of Consultancy without Cause, following a change in control of the Company, or because of the Grantee’s retirement, death or disability, or otherwise.

(b) An ISAR shall entitle the Grantee (or other person entitled to exercise the ISAR pursuant to this Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

8.4.  Payment and Limitations on Exercise.

(a) Payment of the amount determined under Section 8.2(c) and 8.3(b) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of Section 5.3 above pertaining to Options.

(b) Grantees of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Committee.

(c) Notwithstanding anything the contrary in the Plan, the Committee shall not have the authority to amend the terms of any outstanding ISAR or CSAR to reduce its exercise price without receiving stockholder approval.

8.5.  Consideration.  In consideration of the granting of a Stock Appreciation Right, the Grantee shall agree, in the written Stock Appreciation Right Agreement, to remain in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company, a Company Subsidiary, the Partnership or a Partnership Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Stock Appreciation Right Agreement or by action of the Committee after the Stock Appreciation Right is granted) following grant of the Stock Appreciation Right, or, in the case of an Independent Director, for the remainder of such Independent Director’s elected term. Nothing in this Plan or in any Stock Appreciation Right Agreement hereunder shall (i) confer upon any Employee, Independent Director or Consultant any right to (a) continue in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company, a Company Subsidiary, the Partnership or a Partnership Subsidiary, or (b) receive any severance pay from the Company, a Company Subsidiary, the Partnership or a Partnership Subsidiary, or (ii) interfere with or restrict in any way the rights of the Company, a Company Subsidiary, the Partnership or a Partnership Subsidiary, which are hereby expressly reserved, to discharge the Employee or Consultant at any time for any reason whatsoever, with or without Cause, or any Independent Director pursuant to the Company’s bylaws.

ARTICLE IX.

ADMINISTRATION

9.1.  Compensation Committee.  The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under this Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

9.2.  Duties and Powers of Committee.  It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules; provided, however, that only the full Board, acting by a majority of its members in office, shall have the power to grant awards under this Plan to Independent Directors. Any such grant or award under this Plan need not be the same with respect to each Optionee, Grantee or Restricted Stockholder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole and absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

9.3.  Majority Rule; Unanimous Written Consent.  The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

9.4.  Compensation; Professional Assistance; Good Faith Actions.  Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, Consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, Grantees, Restricted Stockholders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

9.5.  Delegation of Authority to Grant Awards.  The Committee may, but need not, delegate from time to time to a committee consisting of one or more members of the Board or of one or more officers of the Company some or all of the Committee’s authority to grant awards under this Plan to eligible recipients; provided, however, that each such recipient must be an individual other than an “officer,” “director” or “beneficial owner of more than ten per centum of any class of any equity security” within the meaning of each such term as it is used under Section 16(b) of the Exchange Act. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 9.5 shall serve in such capacity at the pleasure of the Committee. Except as otherwise determined by the Committee from time to time, any award grant under this Plan made upon or through the exercise by any member of the Board or officer of the authority contemplated by the above provisions of this Section 9.5, shall be deemed to satisfy a condition subsequent to the grant or approval of such award by the Committee. Accordingly, such grant shall be deemed to have been approved as of the date or time determined by the member of the Board or officer exercising such authority, notwithstanding the earlier action taken by the Committee.

ARTICLE X.

MISCELLANEOUS PROVISIONS

10.1.  Not Transferable.  Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, or pursuant to a DRO, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed; provided, however, that Non-Qualified Stock Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents and Stock Payments may be transferred with the consent of the Committee or by gift to a Family Member, in which case the transferee shall receive and hold the Option or other award so transferred subject to the provisions of this Plan and the agreement governing such Option or other award; provided, further, that a transfer of a Non-Qualified Stock Option, Restricted Stock award, Deferred Stock award, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment or interest or right therein to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Optionee, Grantee or Restricted Stockholder) in exchange for an interest in that entity shall be considered a gift of such Option or other award. No Option, Restricted Stock award, Deferred Stock award, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee, Grantee or Restricted Stockholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

During the lifetime of the Optionee or Grantee, only he may exercise an Option or other right or award (or any portion thereof) granted to him under the Plan, unless it has been transferred with the consent of the Committee or pursuant to a DRO or by gift to a Family Member, in which case the transferee may exercise such Option or other award. Unless previously transferred as permitted by this Section 10.1, after the death of the Optionee or Grantee, any exercisable portion of an Option or other right or award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement or other agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee’s or Grantee’s will or under the then applicable laws of descent and distribution.

Notwithstanding the foregoing, under no circumstances may Options, Performance Awards, Dividend Equivalents, Stock Payments, Stock Appreciation Rights, awards of Restricted Stock or awards of Deferred Stock granted under the Plan be transferred to a third party for consideration.

10.2.  Amendment, Suspension or Termination of this Plan.  Except as otherwise provided in this Section 10.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 10.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan or increase the Award Limit, and no action of the Board or the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, alter or impair any rights or obligations under any Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments theretofore granted or awarded, unless the award itself otherwise expressly so provides. No Options, Restricted Stock, Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments may be granted or awarded during any period of suspension or after termination of this Plan. In no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

(a) The expiration of ten years from the date the amendment and restatement of the Plan is adopted by the Board; or

(b) The expiration of ten years from the date the amendment and restatement of the Plan is approved by the Company’s stockholders under Section 10.5.

10.3.  Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) Subject to Section 10.3(d), in the event that the Committee determines that, other than in the case of an Equity Restructuring, any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, reorganization, merger, consolidation, split up, spin off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Corporate Transaction), or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee’s sole and absolute discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, Restricted Stock award, Performance Award, Stock Appreciation Right, Dividend Equivalent, Deferred Stock award or Stock Payment, then the Committee shall, in such manner as it may deem equitable, adjust any or all of

(i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments may be granted under the Plan, or which may be granted as Restricted Stock or Deferred Stock (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit);

(ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents, or Stock Payments, and in the number and kind of shares of outstanding Restricted Stock or Deferred Stock; and

(iii) the grant or exercise price with respect to any Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment.

(b) Subject to Section 10.3(e), in the event of any Corporate Transaction or other transaction or event described in Section 10.3(a) which results in shares of Common Stock being exchanged for or converted into cash, securities (including securities of another corporation) or other property, the Committee will have the right to terminate this Plan as of the date of the event or transaction, in which case all Options, rights and other awards granted under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

(c) Subject to Section 10.3(e), in the event of any Corporate Transaction or other transaction or event described in Section 10.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee in its sole and absolute discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate or desirable:

(i) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the optionee’s request, for either the purchase of any such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or any Restricted Stock or Deferred Stock for an amount of cash equal to the amount that could have been attained upon the exercise of such option, right or award or realization of the holder’s rights had such option, right or award been currently exercisable or payable or fully vested or the replacement of such option, right or award with other rights or property selected by the Committee in its sole and absolute discretion;

(ii) In its sole and absolute discretion, the Committee may provide, either by the terms of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Deferred Stock or by action taken prior to the occurrence of such transaction or event that it cannot vest, be exercised or become payable after such event;

(iii) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Deferred Stock or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such option, right or award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (i) Section 4.4 or (ii) the provisions of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Deferred Stock;

(iv) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Deferred Stock or by action taken prior to the occurrence of such transaction or event, that upon such event, such option, right or award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(v) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents, or Stock Payments, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of, and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and

(vi) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide either by the terms of a Restricted Stock award or Deferred Stock award or by action taken prior to the occurrence of such event that, for a specified period of time prior to such event, the restrictions imposed under a Restricted Stock Agreement or a Deferred Stock Agreement upon some or all shares of Restricted Stock or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 6.6 or forfeiture under Section 6.5 after such event.

(d) Subject to Section 10.3(e) and 10.7, the Committee may, in its sole and absolute discretion, include such further provisions and limitations in any Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Deferred Stock agreement or certificate, as it may deem equitable and in the best interests of the Company.

(e) With respect to Options, Stock Appreciation Rights and performance or incentive awards described in Article VII which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 10.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or would cause such option or stock appreciation right to fail to so qualify under Section 162(m)(4)(C), as the case may be, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the option or other award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any option, right or award shall always be rounded to the next whole number.

(f) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 10.3(a), 10.3(b) and 10.3(c):

(i) The number and type of securities subject to each outstanding Option, Performance Award, Dividend Equivalent, Stock Payment, Stock Appreciation Right, award of Restricted Stock or award of Deferred Stock and the exercise price or grant price thereof, if applicable, will be proportionately adjusted. The adjustments provided under this Section 10.3(f)(i) shall be nondiscretionary and shall be final and binding on the affected Employee, Director or Consultant and the Company.

(ii) The Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3 and the Award Limit).

(iii) Notwithstanding anything in Section 10.3(f)(i) and 10.3(f)(ii) to the contrary, this Section 10.3(f)(i) and 10.3(f)(ii) shall not apply to, and instead Section 10.3(a) of the Plan shall apply to, any Option, Performance Award, Dividend Equivalent, Stock Payment, Stock Appreciation Right, award of Restricted Stock or award of Deferred Stock to which the adoption of this Amendment to the Plan by the Board would

(A) result in a penalty tax under Section 409A of the Code and the Department of Treasury proposed and final regulations and guidance thereunder or (B) cause any Incentive Stock Option to fail to qualify as an “incentive stock option” under Section 422 of the Code.

10.4.  Approval of Plan by Stockholders.  This Plan was originally approved by the Company’s stockholders on May 30, 2002. This Plan, as amended and restated herein, will be submitted for the approval of the Company’s stockholders within twelve months after the date of the Board’s initial adoption of the amendment and restatement of this Plan. Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments (in the form of options or purchase rights) may be granted and Deferred Stock may be awarded prior to such stockholder approval, provided that such Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments shall not be exercisable and such Deferred Stock shall not vest prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments previously granted and all Deferred Stock previously awarded under this Plan that exceed the limits in Section 2.1 of the Plan as in effect immediately prior to such amendment and restatement shall thereupon be canceled and become null and void and the terms of the Plan shall revert to such terms of the Plan as were in effect immediately prior to this amendment and restatement.

10.5.  Tax Withholding.  The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee, Grantee or Restricted Stockholder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Option, Restricted Stock, Deferred Stock, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment. The Committee may in its sole and absolute discretion and in satisfaction of the foregoing requirement allow such Optionee, Grantee or Restricted Stockholder to elect to have the Company withhold shares of Common Stock otherwise issuable or becoming vested under such Option or other award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the statutory minimum sums required to be withheld.

10.6.  Forfeiture Provisions.  Pursuant to its general authority to determine the terms and conditions applicable to awards under the Plan, the Committee shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3) to provide, in the terms of Options or other awards made under the Plan, or to require the recipient to agree by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by the recipient upon any receipt or exercise of the award, or upon the receipt or resale of any Common Stock underlying such award, must be paid to the Company, and (ii) the award shall terminate and any unexercised portion of such award (whether or not vested) shall be forfeited, if (a) a Termination of Employment, Termination of Consultancy or Termination of Directorship occurs prior to a specified date, or within a specified time period following receipt or exercise of the award, or (b) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee (or the Board, as applicable).

10.7.  Limitations Applicable to Section 16 Persons and Performance-Based Compensation.  Notwithstanding any other provision of this Plan, this Plan, and any Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment granted, or Restricted Stock or Deferred Stock awarded, to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents, Stock Payments, Restricted Stock and Deferred Stock granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any Option, Stock Appreciation Right or performance or incentive award described in Article VII which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-

based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

10.8.  Effect of Plan Upon Options and Compensation Plans.  The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company, the Partnership or any Subsidiary or (ii) to grant or assume options or other rights or awards otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

10.9.  Section 83(b) Election Prohibited.  No Grantee, Optionee or Restricted Stockholder may make an election under Section 83(b) of the Code with respect to any award or grant under this Plan.

10.10.  Foreign Participants.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, Consultants and Independent Directors, the Committee (or the Board in the case of Independent Directors), in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Employees, Consultants and Independent Directors outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Option, Performance Award, Dividend Equivalent, Stock Payment, Stock Appreciation Right, award of Restricted Stock or award of Deferred Stock granted to Employees, Consultants and Independent Directors outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 of the Plan; and (v) take any action, before or after the grant of an Option, Performance Award, Dividend Equivalent, Stock Payment, Stock Appreciation Right, award of Restricted Stock or award of Deferred Stock is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Options, Performance Awards, Dividend Equivalents, Stock Payments, Stock Appreciation Rights, awards of Restricted Stock or awards of Deferred Stock shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

10.11.  Section 409A.  To the extent that the Committee determines that any Option, Performance Award, Dividend Equivalent, Stock Payment, Stock Appreciation Right, award of Restricted Stock or award of Deferred Stock granted under the Plan is subject to Section 409A of the Code, the agreement evidencing such Option, Performance Award, Dividend Equivalent, Stock Payment, Stock Appreciation Right, award of Restricted Stock or award of Deferred Stock shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and such agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the amendment and restatement of this Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the amendment and restatement of this Plan the Committee determines that any Option, Performance Award, Dividend Equivalent, Stock Payment, Stock Appreciation Right, award of Restricted Stock or award of Deferred Stock may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of this amendment and restatement of the Plan), the Committee may adopt such amendments to the Plan and the applicable agreement evidencing such Option, Performance Award, Dividend Equivalent, Stock Payment, Stock Appreciation Right, award of Restricted Stock or award of Deferred Stock or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Option, Performance Award, Dividend Equivalent, Stock Payment, Stock Appreciation Right, award of Restricted Stock or award of Deferred Stock from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option, Performance Award, Dividend Equivalent, Stock Payment, Stock Appreciation Right, award of Restricted

Stock or award of Deferred Stock, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

10.12.  Compliance with Laws.  This Plan, the granting and vesting of Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments granted or Restricted Stock or Deferred Stock awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

10.13.  Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

10.14.  Governing Law.  This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.

10.15.  Conflicts with Company’s Articles of Incorporation.  Notwithstanding any other provision of this Plan, no Optionee, Grantee or Restricted Stockholder shall acquire or have any right to acquire any Common Stock, and shall not have other rights under this Plan, which are prohibited under the Company’s Articles of Incorporation.

IN WITNESS WHEREOF, the parties below have caused the foregoing Plan, as amended and restated, to be approved by their officers duly authorized on this 16th day of February, 2007.

AMB PROPERTY, L.P.,
a Delaware limited partnership

By:	AMB Property Corporation its general partner

By:	/s/ Michael A. Coke
Name: Michael A. Coke

Title:	Chief Financial Officer and Executive
Vice President

AMB PROPERTY CORPORATION,
a Maryland corporation

By:	/s/ Michael A. Coke
Name: Michael A. Coke

Title:	Chief Financial Officer and Executive
Vice President

I hereby certify that the Plan was initially adopted by the Board of Directors of AMB Property Corporation on February 26, 2002 and that the foregoing amendment and restatement of the Plan was duly adopted by the Board of Directors of AMB Property Corporation on February 16, 2007.

Executed on this 16th day of February, 2007.

By:	/s/ Tamra D. Browne
Name: Tamra D. Browne

Title:	Senior Vice President, General Counsel and
Secretary

* * * * * * * * *

I hereby certify that the Plan was initially adopted by the stockholders of AMB Property Corporation on May 30, 2002 and that the foregoing amendment and restatement of the Plan was duly adopted by the stockholders of AMB Property Corporation on          , 2007.

Executed on this   th day of          , 2007.

By:
Name: Tamra D. Browne

Title:	Senior Vice President, General Counsel and
Secretary

Appendix 1

ADDITIONAL PROVISIONS FOR OPTIONS GRANTED
TO EMPLOYEES, DIRECTORS AND CONSULTANTS IN CHINA
PURSUANT
TO THE AMENDED AND RESTATED
2002 STOCK OPTION AND INCENTIVE PLAN
OF
AMB PROPERTY CORPORATION
AND AMB PROPERTY L.P.

PEOPLE’S REPUBLIC OF CHINA

All Options granted to Employees, Directors and Consultants in the People’s Republic of China will only be exercisable using a cashless exercise method. Only full same day cashless exercises (proceeds remitted in cash) will be permitted. Cash exercises are prohibited.

APPENDIX B

AMB PROPERTY CORPORATION

Compensation Committee Charter
Adopted December 5, 2002
Amended December 4, 2003
Amended December 7, 2006

I.	Purpose

The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of AMB Property Corporation (the “Company”) to discharge the Board’s responsibilities relating to compensation of the Company’s directors and officers. The Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company.

II.	Composition

•	The Committee shall consist of no fewer than three members.

•	Each member of the Committee shall meet the independence requirements of the New York Stock Exchange.

•	The members of the Committee, and its chairperson, shall be appointed by the Board on the recommendation of the Company’s Nominating & Governance Committee, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

III.	Committee Structure and Operations

In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue. The Committee shall meet in person or telephonically at least three times a year at a time and place determined by the Committee chairperson, with further meetings to occur when deemed necessary or desirable by the Committee or its chairperson. The Committee shall prepare a summary of the actions taken at each Committee meeting, which shall be presented to the Board at the next Board meeting.

The Committee may invite such members of management to its meetings as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of the compensation discussions. The Company’s Chief Executive Officer (the “CEO”) should not attend any meeting where the CEO’s performance or compensation are discussed, unless specifically invited by the Committee.

IV.	Authority and Responsibilities

The authority and responsibilities of the Committee shall be as follows:

•	The Committee shall, in consultation with executive management, establish the Company’s general compensation philosophy, and oversee the development and implementation of compensation programs.

•	The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive compensation and shall have sole authority to approve the compensation consultant’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

•	The Committee shall annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and, either as a Committee or together with the other independent Directors on the Board, determine and approve the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee shall consider, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the CEO in the past.

B-1

•	The Committee shall review executive management’s planning for executive development and succession, and shall discuss and review a CEO succession plan.

•	The Committee shall review and approve compensation applicable to the executive management of the Company.

•	The Committee shall review and recommend to the Board compensation programs applicable to the non-employee directors of the Company.

•	The Committee shall make recommendations to the Board with respect to the Company’s incentive compensation plans and equity-based plans, review the activities of the individuals and committees responsible for administering these plans, and discharge any responsibilities imposed on the Committee by any of these plans.

•	The Committee shall, in consultation with executive management, review regulatory compliance with respect to compensation matters, including reviewing the Company’s policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

•	The Committee shall review and approve any severance or similar termination payments proposed to be made to any Chief Executive Officer, President or any other executive officer of the Company.

•	The Committee shall review and discuss the Compensation Discussion and Analysis (CD&A) with management, and based on such review and discussions, recommend to the Board whether the CD&A should be included in the Company’s annual proxy statement and/or annual report on Form 10-K in accordance with applicable SEC rules and regulations.

•	The Committee may form and delegate all or a portion of its authority and responsibilities to subcommittees when appropriate.

•	The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The performance of the Committee shall be reviewed annually by the Nominating & Governance Committee, which shall report its findings to the Board.

•	The Committee shall prepare an annual report of the Committee on executive compensation for inclusion in the Company’s annual proxy statement in accordance with applicable SEC rules and regulations.

•	The Committee shall perform such other duties and responsibilities as may be assigned to it, from time to time, by the Board.

B-2

AMB Property Corporation A tradition of nontraditional thinking.®

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:00 p.m., Pacific Time, on May 9, 2007.

Vote by Internet • Log on to the Internet and go to www.investorvote.com
• Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIATHE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed.

1. Nominees:		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+

	01 - Afsaneh M. Beschloss	☐	☐	☐	04 - Lydia H. Kennard	☐	☐	☐	07 - Frederick W. Reid	☐	☐	☐

	02 - T. Robert Burke	☐	☐	☐	05 - J. Michael Losh	☐	☐	☐	08 - Jeffrey L. Skelton	☐	☐	☐

	03 - David A. Cole	☐	☐	☐	06 - Hamid R. Moghadam	☐	☐	☐	09 - Thomas W. Tusher	☐	☐	☐

B	Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3 and AGAINST Proposal 4.

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of AMB Property Corporation for the fiscal year ending December 31, 2007.	For ☐	Against ☐	Abstain ☐	4.	Stockholder proposal regarding pay-for-superior performance.	For ☐	Against ☐	Abstain ☐

3.	Approval of the Amended and Restated 2002 Stock Option and Incentive Plan.	☐	☐	☐		In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

C	Non-Voting Items
Change of Address — Please print new address below.

D Authorized Signatures — This section must be completed for your instructions to be executed. — Date and Sign Below

Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

Dear Stockholder:
Please take note of the important information enclosed with this proxy.
Your vote counts and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on the proxy card to indicate how you wish your shares to be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.
Alternatively, you can vote by proxy over the Internet or by telephone. See the reverse side for instructions. AMB Property Corporation is a corporation organized under the laws of the State of Maryland. Section 2-507 of the Maryland General Corporation Law authorizes the granting of proxies over the Internet or by telephone. Accordingly, proxies granted over the Internet or by telephone, in accordance with the procedures set forth on this proxy card, will be valid under Maryland law.
Sincerely,
AMB Property Corporation
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE▼

AMB Property Corporation A tradition of nontraditional thinking.®

Proxy — AMB PROPERTY CORPORATION

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 10, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of AMB Property Corporation acknowledges receipt of a copy of the Annual Report, the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated March 26, 2007, and, revoking any proxy heretofore given, hereby appoints Hamid R. Moghadam, Tamra D. Browne and Nina A. Tran, and each of them, as proxies for the undersigned, with full power of substitution in each of them, and hereby authorizes each of them to vote all the shares of common stock of AMB Property Corporation held of record by the undersigned on March 6, 2007, at the Annual Meeting of Stockholders to be held on May 10, 2007, at 1:00 pm at the global headquarters of AMB Property Corporation, Pier 1, Bay 1, San Francisco, California, or any adjournment or postponement thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if personally present at the meeting.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT AND FOR THE RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
If you vote over the Internet or by telephone, please do not mail your card.
Vote by Mail — Mark, sign, date and promptly return the enclosed proxy card in the postage paid envelope furnished for that purpose.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE